UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONEXEU SCIENCES INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	3842 (Primary Standard Industrial Classification Code Number)	33-4814282 (I.R.S. Employer Identification No.)

50 West Liberty Street, Suite 880
Reno, Nevada, 89501, USA
Telephone: 424-333-5622
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, NV 89501
Telephone: (775) 322-0626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Michael Shannon, Esq.
McMillan LLP
Royal Centre, 1055 West Georgia Street, Suite 1500
Vancouver, BC, Canada V6E 4N7
Telephone: (604) 893-7638

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the selling securityholders named herein.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

- i -

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- ii -

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 28, 2025

PROSPECTUS

CONEXEU SCIENCES INC.

9,083,334 Shares of Common Stock

This prospectus relates to the resale or other disposition of up to 9,083,334 shares of common stock of Conexeu Sciences Inc. (the "Company") that may be offered and sold, from time to time, by the selling securityholders (the "Selling Securityholders") identified in this prospectus.  These shares consist of: (a) 750,000 shares of common stock issued by the Company pursuant to a debt settlement agreement on September 15, 2024 (the "Debt Settlement Agreement"); (b) 3,750,000 shares of common stock issued by the Company pursuant to a private placement that closed on May 16, 2025 (the "Private Placement"); (c) 416,667 shares of common stock issued by the Company pursuant to a business advisory agreement on May 16, 2025 (the "Business Advisory Agreement"); (d) up to 3,750,000 shares of common stock issuable upon exercise of common stock purchase warrants (the "Private Placement Warrants") issued pursuant to the Private Placement; and (e) up to 416,667 shares of common stock issuable upon exercise of common stock purchase warrants (the "Business Advisory Warrants", and together with the Private Placement warrants, the "Warrants") issued pursuant to the Business Advisory Agreement.

These transactions are described in the prospectus under "Selling Securityholders."

We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the shares of common stock of the Selling Securityholders issued by us in connection with the Debt Settlement Agreement, Private Placement and Business Advisory Agreement, as well as the shares of common stock issuable upon exercise of the Warrants. We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders pursuant to this prospectus. Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the Selling Securityholders prior to any resale of such shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The Selling Securityholders will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of shares of our common stock.

We will not receive any proceeds from the resale of shares of our common stock by the Selling Securityholders pursuant to this prospectus. However, we will receive proceeds from the exercise of the Warrants if the applicable Selling Securityholder exercises the Warrants for cash.

The Selling Securityholders, or their permitted transferees or other successors-in-interest, may offer the shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We provide additional information about how the Selling Securityholders may sell their shares of common stock in the section entitled "Plan of Distribution" in this prospectus.

Our common stock is not currently listed on any securities exchange. It is anticipated that the Selling Securityholders will offer to sell the shares of common stock being offered in this prospectus at prevailing market prices for the shares or in privately negotiated transactions. Any Selling Stockholder may, in such Selling Securityholder's discretion, elect to sell such shares of common stock at fixed prices, at varying prices or at negotiated prices.

We may amend or supplement this prospectus from time to time by filing amendments or supplement as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

The purchase of the securities offered by this prospectus involves a high degree of risk.  You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled "Risk Factors" beginning on page 10 before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offence.

The date of this prospectus is _______________, 2025

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf.  Neither we, nor the Selling Securityholders, have authorized any other person to provide you with different or additional information.  Neither we, nor the Selling Securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.  The Selling Securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Our name, our logo and other trademarks or service marks of ours appearing in this prospectus are the property of Conexeu Sciences Inc.  Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

TERMS USED IN THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus: (i) the terms "we", "us", "our", "Company", "Conexeu" and "our business" refer to Conexeu Sciences Inc.; (ii) "SEC" refers to the Securities and Exchange Commission; (iii) "Securities Act" refers to the United States Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute "forward-looking statements."  These statements appear in a number of places in this prospectus and documents included or incorporated by reference herein and include statements regarding Conexeu's intent, belief or current expectations, and that of Conexeu's officers and directors.  These forward-looking statements involve known and unknown risks and uncertainties that may cause Conexeu's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In certain cases, forward-looking statements can be identified by the use of words such as "believe", "intend", "may", "will", "should", "plans", "anticipates", "believes", "potential", "intends", "expects" and other similar expressions.  These statements are based on Conexeu's current plans and are subject to risks and uncertainties, and as such Conexeu's actual future activities and results of operations may be materially different from those set forth in the forward-looking statements.

Any or all of the forward-looking statements in this prospectus may turn out to be inaccurate and as such, you should not place undue reliance on these forward-looking statements. Conexeu has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions due to a number of factors. Important factors that you should also consider, include, but are not limited to, the factors discussed under "Risk Factors" in this prospectus. In addition, Conexeu cannot assess the impact of each factor on its intended business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

These forward-looking statements speak only as of the date on which they are made. Conexeu assumes no obligation to update or to publicly announce the results of any change to any of the forward-looking statements contained or included herein to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements, other than where a duty to update such information or provide further disclosure is imposed by applicable law, including applicable United States federal securities laws.

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document, including our financial statements and related notes, to understand our business, our Common Shares and the other considerations that are important to your decision to invest in our Common Shares.  You should pay special attention to the "Risk Factors" section on page 10.

All references to "$" or "dollars", are expressed in United States dollars unless otherwise indicated.

THE COMPANY

Overview and Corporate Information

Conexeu is a company focused on building a new class of collagen-based regenerative tissue products. The Company was incorporated on November 2, 2022 under the Business Corporations Act (British Columbia) and was continued out of British Columbia and domesticated into the State of Nevada under the laws of the State of Nevada on April 10, 2025.

On November 17, 2023, the Company effected a share consolidation (reverse stock split) on the basis of one (1) old common share for 0.34165385 of a common share. On April 22, 2025, the Company effected a reverse stock split on the basis of four (4) old shares of common stock for each one (1) new share of common stock.

Our principal executive offices are located at 50 West Liberty Street Reno, Suite 880, Nevada, 89501, USA, and our telephone number is 424-333-5622.

Our website address is www.conexeu.com. Information contained on, or accessible through, our websites do not constitute a part of and is not incorporated into this prospectus, and the only information that you should rely on in making your decision whether to invest in our common stock is the information contained in this prospectus.

Conexeu is a pioneering biotech venture that emerged from a decade of research at the University of British Columbia ("UBC") and the BC Professional Firefighters Burn and Wound Healing Lab. Our investigational platform is designed to support tissue regeneration and is intended to be commercialized, pending regulatory clearance, as a medical device, with the goal of providing improved biocompatibility and structural support in tissue regeneration.

By leveraging breakthroughs in our natural collagen formulation, Conexeu's investigational solutions are being studied to mitigate many complications linked to synthetic materials in aesthetics, with the aim of improving patient outcomes and healthcare economics. With a strategic focus on regenerative aesthetics, wound care, and regenerative medicine, Conexeu addresses multi-billion dollar markets poised for exponential growth.

We believe our team's scientific pedigree, preclinical results, and intellectual property protection will assist in positioning Conexeu to be at the forefront of transformative medical innovation.

The Company's platform is built around its patented CXU Scaffold, an advanced extracellular matrix ("ECM") technology designed to support the body's natural regenerative processes. At its core, this platform leverages a temperature-sensitive collagen-based solution that becomes a gel-like scaffold upon injection or application in the body, typically within about ten minutes (referred to as "10 Minute Tissue™"). This scaffold is intended to support cell growth and tissue integration, and its potential to accelerate healing is subject to ongoing investigations, which we believe makes it well-suited for a range of medical and aesthetic applications.

CAUTION: INVESTIGATIONAL DEVICE. LIMITED BY FEDERAL (U.S.) LAW TO INVESTIGATIONAL USE. SAFETY AND EFFECTIVENESS HAVE NOT BEEN ESTABLISHED.

History

The pioneering work on the 10 Minute Tissue™ scaffold has evolved over a decade of rigorous research and development ("R&D") at UBC. This extensive R&D effort at UBC, which included approximately $4.5 million in investment and numerous grants, has led to breakthrough innovations in regenerative medicine. Our technology has been investigated through robust preclinical studies, numerous awards, and peer-reviewed publications. Notable recognitions include a Top Doctoral Thesis Award at UBC, the Vancouver Coastal Health Innovation & Translational Research Award, and grants from the Canadian Institutes of Health Research and the Natural Sciences and Engineering Research Council of Canada. These milestones have underpinned our transition from early research to an investigational, patented technology.

Patent Assignment Agreement and Loan Agreement

On November 20, 2023, Conexeu entered into the following agreements with UBC: (i) a patent assignment agreement (the "Patent Assignment Agreement"), and a (ii) loan agreement (the "Loan Agreement"). Pursuant to the Patent Assignment Agreement, UBC agreed to transfer, sell and assign to Conexeu all of UBC's right, title, and interest in and to the Patents, with the Patent Assignment Agreement being held in escrow until no later than November 20, 2027 and released to Conexeu when the Company pays UBC CAD$50,000 (US$40,060) for expenses incurred and fully pays the loan of CAD$136,539 (US$98,117 as of October 31, 2024) from the Loan Agreement. The Loan Agreement matures on November 20, 2026 with the loan bearing interest at 15%. If Conexeu fails to fully settle both payments by November 20, 2027, the Patent Assignment Agreement will not be released and will be destroyed. As part of the Patent Assignment Agreement, Conexeu issued 1,031,251 Shares which had a fair value of US$48,526. On March 4, 2025, the Company paid UBC a total of CAD$213,795 (US$148,037) in full settlement of the expenses, loan and accrued interest. On April 7, 2025, UBC assigned to the Company the Patents and on April 16, 2025, the Company was officially registered as the patent owner.

Intellectual Property

Our proprietary ECM scaffold technology is protected by a portfolio of patents, which form a critical barrier to entry and secure our competitive advantage in regenerative medicine. The Company's patents (collectively, the "Patents") for 10 Minute Tissue™ are included in the table below.

Jurisdiction	Patent No.	Award Date
United States	10,865,811 B2	December 2020
European Union	EP3253417	June 2023
Australia	2016214910	January 2022
Japan	6937696	September 2021
Canada	2,974,209 (Pending Application)

The Company has received patent validations from the following jurisdictions: USA, Japan, Australia, and the European Union (Belgium, Switzerland, Germany, Spain, France, Great Britain, Ireland, Italy, and the Netherlands). Canada is pending.

These Patents protect critical aspects of our ECM scaffold technology, including formulation, methods and temperature-triggered gelation, forming a significant barrier to entry for potential competitors. Certain aspects of our manufacturing processes remain as trade secrets, and we may also license additional third-party patents to broaden our platform capabilities.

Our US Patent (the "Priority Patent") will expire on February 3, 2036.  While we believe our intellectual property portfolio is robust, no assurance can be given that newly filed patent applications will be granted or that issued patents will provide complete protection against competitive threats. Additionally, third-party patents, existing or newly granted, could potentially impact our ability to develop, manufacture, or market our current or pipeline products. By coupling stringent internal controls with strategic IP filings and continuous R&D, Conexeu aims to maintain and enhance our competitive edge in the regenerative medicine market for advanced wound care, aesthetic applications, and beyond.

Our Technology and Products

Conexeu has developed a proprietary platform built around its patented CXU Scaffold, an advanced ECM technology designed to stimulate the body's natural regenerative processes. At its core, this platform leverages a temperature-sensitive collagen-based solution that becomes a gel-like scaffold upon injection or application in the body, typically within about ten minutes. This scaffold supports cell growth, tissue integration, and faster healing, making it well-suited for a range of medical and aesthetic applications.

In wound care, Conexeu's ECM scaffold has demonstrated approximately 2.5x faster1 healing compared to industry devices in pilot studies, with reduced scarring, contracture, and improved tissue quality. Its liquid form enables it to fill irregular wound beds easily before it sets at body temperature. Over time, the scaffold remodels into native-like tissue, addressing acute wounds, burns, tunnel and dehiscent wounds. In parallel, the same foundational technology shows significant potential in regenerative aesthetics: Conexeu envisions using its scaffold as a next-generation soft-tissue filler for facial rejuvenation, replacing or augmenting traditional hyaluronic acid fillers, and biostimulatory fillers, as well as large-volume body contouring (e.g., breast or buttock augmentation). Because it is formulated to mimic our own extracellular Matrix, the CXU scaffold could open the door to injectable, nonsurgical treatments that might ordinarily require invasive implants or fat grafting.

Overall, Conexeu's concept is a novel approach to tissue engineering, offering a versatile, biocompatible framework that can potentially be deployed in multiple areas of the body. The Company has secured patent protection worldwide (including the US, EU, Japan, and others) and has completed significant preclinical research. As a platform technology, it has the potential to become a new standard of care in both wound repair and regenerative aesthetics, with additional future possibilities in areas like 3D bioprinting and other organ-supportive applications.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012. An "emerging growth company" may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the Company:

• will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

• will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as "compensation discussion and analysis");

• will not be required to obtain a non-binding advisory vote from its shareholders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay," "say-on-frequency" and "say-on-golden-parachute" votes);

• will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

______________________________________________
1 Forbes D., Russ B., Kilani RT., et al. Liquid dermal scaffold with adipose-derived stem cells improves tissue quality in a murine model of impaired wound healing. Journal of Burn Care & Research (2019)40(5); 550-557.

• may present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"); and

• will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The Company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The Company's election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the Company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after the Company's initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time should it no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that the Company would cease to be an "emerging growth company" if the Company has more than $1.235 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issues more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to the Company due to the fact that it may also qualify as a "smaller reporting company" under the SEC's rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

THE OFFERING

The Issuer:	Conexeu Sciences Inc. Address: 50 West Liberty Street, Suite 880, Reno, NV 89501 Telephone: 424-333-5622

The Selling Securityholders and Common Stock offered by the Selling Securityholders:	The selling securityholders (each, a "Selling Securityholder") are comprised of: (i) the holders of 750,000 shares of common stock issued pursuant to the Debt Settlement Agreement, (ii) the holders of 3,750,000 shares of common stock and 3,750,000 shares of common stock issuable upon exercise of the Private Placement Warrants, which were issued in the Private Placement, and (iii) the holders of 416,667 shares of common stock and 416,667 shares of common stock issuable upon exercise of the Business Advisory Warrants, which were issued pursuant to the Business Advisory Agreement.

Offering Price:	The Selling Securityholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time, either directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares may be sold on any securities exchange or over-the-counter market that the Company's shares may trade on in the future, or in transactions otherwise than on a securities exchange or over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

Use of Proceeds:	We will not receive any proceeds from the resale of shares of our common stock by the Selling Securityholders. However, we will receive proceeds from the exercise of the Warrants if the applicable Selling Securityholder exercises the Warrants for cash. We will, however, incur all costs associated with this registration statement and prospectus.

Market for our Common Stock:	Our common stock is not listed for trading on any securities exchange or posted for trading on any over-the-counter market at this time.

Outstanding Shares of Common Stock:	There were 18,994,022 shares of common stock outstanding as of November 28, 2025.

Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

RISK FACTORS

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock.  Our business, operating results and financial condition could be seriously harmed due to any of the following risks.  The risks described below may not be all of the risks facing our company.  Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations.  You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business and Strategy

We have a limited operating history and have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. We have only one product candidate and no commercial sales, which, together with our limited operating history, make it difficult to assess our future viability.

We are a biotechnology company with a limited operating history. Medical product development is a highly speculative undertaking and involves a substantial degree of risk. To date, we have invested substantially all of our efforts and financial resources in the clinical development and regulatory approval of, and commercial planning for, 10 Minute Tissue™, which is currently our only product candidate. We are not profitable and have incurred losses in each year since our inception in 2022. We have a limited operating history upon which you can evaluate our business and prospects. Consequently, any predictions about our future success, performance or viability may not be as accurate as they could be if we had a longer operating history or an approved product on the market. In addition, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in the medical aesthetics and biotechnology field. To date, we have not obtained any regulatory approvals for 10 Minute Tissue™ or generated any revenue from product sales relating to 10 Minute Tissue™. We continue to incur significant expenses related to regulatory approval and commercialization operations 10 Minute Tissue™. We expect to continue to incur losses for the foreseeable future, and we anticipate these losses will increase as we continue to seek regulatory approval for, and begin to commercialize, 10 Minute Tissue™, if approved. Our ability to achieve revenue and profitability is dependent on our ability to obtain necessary regulatory approvals and successfully market and commercialize 10 Minute Tissue™. We have limited experience in successfully commercializing a product candidate once approved. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our prior losses, combined with expected future losses, may adversely affect the market price of our common stock and our ability to raise capital and continue operations.

We currently depend entirely on the successful and timely regulatory approval and commercialization of our only product candidate, 10 Minute Tissue™. 10 Minute Tissue™ may not receive regulatory approval or, if it does receive regulatory approval, we may not be able to successfully commercialize it.

We currently have only one product candidate, 10 Minute Tissue™, and our business presently depends entirely on our ability to obtain regulatory approval for 10 Minute Tissue™ and to successfully commercialize it in a timely manner. We have no products currently approved for sale and we may never be able to develop marketable products. We are not permitted to market 10 Minute Tissue™ in the United States until we receive approval from the FDA. We do not know if or when we will receive any such approvals or whether we will need to make modifications or significant additional expenditures to obtain any such approvals. In addition, even if we receive approval in one country, we may not receive approval in any other jurisdiction. Our near-term prospects, including our ability to finance our company and generate revenue, as well as our future growth, depend entirely on the successful and timely regulatory approval and commercialization of 10 Minute Tissue™.

The regulatory and commercial success of 10 Minute Tissue™ will depend on a number of factors, including the following:

• whether we are required by the FDA, or other similar regulatory authorities to conduct additional clinical trials or meet other requirements to support the approval of 10 Minute Tissue™;

• our success in educating physicians and consumers about the benefits, administration and use of 10 Minute Tissue™, if approved;

• the prevalence, duration and severity of potential side effects experienced with 10 Minute Tissue™;

• the timely receipt of necessary marketing approvals from the FDA, and other similar regulatory authorities;

• achieving and maintaining compliance with all regulatory requirements applicable to 10 Minute Tissue™;

• the ability to raise additional capital on acceptable terms, or at all, if needed, to support the commercial launch of 10 Minute Tissue™;

• the acceptance by physicians and consumers of the safety and efficacy of 10 Minute Tissue™, if approved;

• our ability to successfully commercialize 10 Minute Tissue™, if approved, whether alone or in collaboration with others;

• the ability of our current manufacturer and any third parties with whom we may contract to manufacture 10 Minute Tissue™ to remain in good standing with regulatory agencies and develop, validate and maintain commercially viable manufacturing processes that are compliant with cGMP requirements; and

• the availability, perceived advantages, relative cost, relative safety and relative efficacy of competing products.

If we do not achieve one or more of these factors, many of which are beyond our control, in a timely manner or at all, we could experience significant delays or an inability to obtain regulatory approvals or commercialize 10 Minute Tissue™. Even if regulatory approvals are obtained, we may never be able to successfully commercialize 10 Minute Tissue™ or any future product candidates. In addition, we will need to transition at some point from a company with a development focus to a company capable of supporting commercial activities. We may not be successful in such a transition. Accordingly, we may not be able to generate sufficient revenue through the sale of 10 Minute Tissue™ or any future product candidates to continue our business.

We may require additional financing to fund our future operations, and a failure to obtain additional capital when so needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our operations and execute our business plan.

We have currently utilized substantial amounts of cash since our inception in order to conduct clinical development to support regulatory approval of 10 Minute Tissue™ initially in the United States. We expect that we will continue to expend substantial resources for the foreseeable future in order to finalize regulatory approval for 10 Minute Tissue™, to commercialize 10 Minute Tissue™, for the development of any other indications of 10 Minute Tissue™, and for the clinical development of any additional product candidates we may choose to pursue. In the near term, these expenditures will include costs associated with the development and expansion of our sales force and commercialization infrastructure in connection with commercializing 10 Minute Tissue™, if approved. In the long term, these expenditures will include costs associated with the continued commercialization of 10 Minute Tissue™, if approved, and any of our future product candidates, such as research and development, conducting preclinical studies and clinical trials and manufacturing and supplying as well as marketing and selling any products approved for sale. In addition, other unanticipated costs may arise. Because the regulatory approval process and commercialization expenditures needed to meet our sales objectives is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of 10 Minute Tissue™ or any future product candidates. We expect to incur additional costs such as hiring additional personnel and expanding our operations.

If we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish certain valuable rights to our product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to us. If we raise additional capital through public or private equity offerings or offerings of securities convertible into our equity, the ownership interest of our existing stockholders will be diluted and the terms of any such securities may have a preference over our common stock. Debt financing, receivables financing and royalty financing may also be coupled with an equity component, such as warrants to purchase our capital stock, which could also result in dilution of our existing stockholders' ownership, and such dilution may be material. Additionally, if we raise additional capital through debt financing, we may have increased fixed payment obligations and may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt or making capital expenditures to meet specified financial ratios, and other operational restrictions, any of which could restrict our ability to commercialize our product candidates or operate as a business and may result in liens being placed on our assets. If we were to default on any of our indebtedness, we could lose such assets.

Even if 10 Minute Tissue™ or future product candidates, if any, receive regulatory approval, they may fail to achieve the broad degree of healthcare practitioner adoption and use necessary for commercial success.

Even if 10 Minute Tissue™ receives marketing approval, it may nonetheless fail to gain sufficient market acceptance by healthcare practitioners, consumers and others in the medical aesthetics community. The commercial success of 10 Minute Tissue™ and any future product candidates, if approved, will depend significantly on the broad adoption and use of the resulting product by healthcare practitioners for approved indications, including, in the case of 10 Minute Tissue™, wound care and other aesthetic indications that we may seek to pursue. We are aware that other companies are seeking to develop alternative products and treatments, any of which could impact the demand for 10 Minute Tissue™.

The degree and rate of healthcare practitioner adoption of 10 Minute Tissue™ and any future product candidates, if approved, depend on a number of factors, including:

• the effectiveness, ease of use, and safety of 10 Minute Tissue™ and any future product candidates as compared to existing products or treatments;

• healthcare practitioners and consumer willingness to adopt 10 Minute Tissue™ for wound care or other aesthetic indications we may pursue over products and brands with which consumers and healthcare practitioners may have more familiarity or recognition or additional approved uses;

• overcoming any biases healthcare practitioners or consumers may have toward the use, safety and efficacy of existing products or treatments and successful marketing of the benefits of 10 Minute Tissue™;

• the cost of 10 Minute Tissue™ and any future product candidates in relation to alternative products or treatments and willingness to pay for the product or treatment, if approved, on the part of consumers;

• proper training and administration of 10 Minute Tissue™ and any future product candidates by healthcare practitioners;

• consumer satisfaction with the results and administration of 10 Minute Tissue™ and any future product candidates and overall treatment experience;

• changes in pricing, promotional and bundling efforts by competitors;

• consumer demand for wound care or other aesthetic indications that may be approved in the future;

• the willingness of consumers to pay for 10 Minute Tissue™ and any future product candidates relative to other discretionary items, especially during economically challenging times;

• the revenue and profitability that 10 Minute Tissue™ and any future product candidates may offer a healthcare practitioner as compared to alternative products or treatments;

• the effectiveness of our sales, marketing and distribution efforts and our ability to develop our brand awareness;

• any adverse impact on our brand resulting from key opinion leader relationships with our parent organizations, whether or not related to us;

• our ability to compete with our competitors' product bundling offerings as we plan to initially launch 10 Minute Tissue™ as a stand-alone product; and

• adverse publicity about our product candidates, competitive products, or the industry as a whole, or favorable publicity about competitive products.

If 10 Minute Tissue™ or any future product candidates are approved for use but fail to achieve the broad degree of healthcare practitioner adoption necessary for commercial success, our operating results and financial condition will be adversely affected, which may delay, prevent or limit our ability to generate revenue and continue our business.

If 10 Minute Tissue™ or any of our future product candidates are approved for marketing, and we are found to have improperly promoted off-label uses, or if healthcare practitioners misuse our products or use our products off-label, we may become subject to prohibitions on the sale or marketing of our products, significant fines, penalties, sanctions, or product liability claims, and our image and reputation within the industry and marketplace could be harmed.

The FDA and other regulatory agencies strictly regulate the marketing and promotional claims that are made about pharmaceutical products, such as 10 Minute Tissue™, if approved. In particular, a product may not be promoted for uses or indications that are not approved by the FDA or other similar regulatory authorities as reflected in the product's approved labeling. If we receive marketing approval for 10 Minute Tissue™, healthcare practitioners could use 10 Minute Tissue™ on their patients in a manner that is inconsistent with the approved label, potentially including for the treatment of other aesthetic or therapeutic indications. If we are found to have promoted such off-label uses, we may receive warning letters and be subject to other enforcement actions from the FDA and other regulatory agencies, and become subject to significant liability, which would materially harm our business. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. If we become the target of such an investigation or prosecution based on our marketing and promotional practices, we could face similar sanctions, which would materially harm our business. In addition, management's attention could be diverted from our business operations, significant legal expenses could be incurred, and our reputation could be damaged. The FDA has also required that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed in order to resolve FDA enforcement actions. If we are deemed by the FDA to have engaged in the promotion of our products for off-label use, we could be subject to FDA prohibitions or other restrictions on the sale or marketing of our products and other operations or significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the industry.

Healthcare practitioners may also misuse 10 Minute Tissue™ or any future product candidates, if approved, or use improper techniques, potentially leading to adverse results, side effects or injury, which may lead to product liability claims. If 10 Minute Tissue™ or any future product candidates, if approved, are misused or used with improper techniques or are determined to cause or contribute to consumer harm, we may become subject to costly litigation by our customers or their patients. Product liability claims could divert management's attention from our core business, be expensive to defend, result in sizable damage awards against us that may not be covered by insurance and subject us to negative publicity resulting in reduced sales of our products. Furthermore, the use of 10 Minute Tissue™ or any future product candidates, if approved, for indications other than those cleared by the FDA may not effectively treat such conditions, which could harm our reputation in the marketplace among healthcare practitioners and consumers. Any of these events could adversely affect our business and results of operations and cause the value of our stock to decline.

We may have significant product liability exposure and our insurance may not cover all potential claims.

We are exposed to potential product liability and other claims in the event that our technologies or products are alleged to have caused harm. We may not be able to obtain insurance for the potential liability on acceptable terms with adequate coverage or at reasonable costs. Any potential product liability claims could exceed the amount of our insurance coverage or may be excluded from coverage under the terms of the policy. Our insurance may not be renewed at a cost and level of coverage comparable to that then in effect. Any of the foregoing could adversely affect our business and results of operations.

Defects, failures or quality issues associated with our potential products could lead to product recalls or safety alerts, adverse regulatory actions, product liability lawsuits and other litigation and negative publicity that could materially adversely affect our reputation, business, results of operations and financial condition.

Quality is extremely important to us and our future customers due to the serious and costly consequences of product failure. Quality and safety issues may occur with respect to any of our potential products, and our future operating results will depend on our ability to maintain an effective quality control system and effectively train and manage our workforce with respect to our quality system. The development, manufacture and control of medical products are subject to extensive and rigorous regulation by numerous government agencies, including the FDA and similar foreign agencies. Compliance with these regulatory requirements is subject to continual review and is monitored rigorously through periodic inspections by the FDA and foreign regulatory authorities. The FDA and foreign regulatory authorities may also require post-market testing and surveillance to monitor the performance of products cleared or approved for use in their jurisdictions. Our intended manufacturing facilities and those of our suppliers and any independent sales agencies will be subject to periodic regulatory inspections. If the FDA or other regulatory authority were to conclude that we or our suppliers have failed to comply with any of these requirements, it could institute a wide variety of enforcement actions, ranging from a public warning letter to more severe sanctions, such as product recalls or seizures, withdrawals, monetary penalties, consent decrees, injunctive actions to halt the manufacture or distribution of products, import detentions of products made outside the United States, export restrictions, restrictions on operations or other civil or criminal sanctions. Civil or criminal sanctions could be assessed against our officers, employees, or us. Any adverse regulatory action, depending on its magnitude, may restrict us from effectively manufacturing, marketing, and selling our products.

We could face product liability lawsuits or other similar proceedings relating to actual or alleged injuries, defects, deficiencies, failures, and/or representations relating to our products. We do not have, and do not anticipate obtaining, contractual indemnification from parties supplying raw materials or parties marketing the products we plan to sell. In any event, even if we were able to obtain contractual indemnity from such parties, indemnification from the manufacturers of our products or from any other party is limited by the terms of the indemnity and by the creditworthiness of the indemnifying party. A successful product liability or other applicable claim or series of claims brought against us could result in judgments, fines, damages and liabilities that could have a material adverse effect on our business. We may incur significant expense investigating and defending these claims, even if they do not result in liability. Moreover, even if no judgments, fines, damages or liabilities are imposed on us, our reputation could suffer as result of any such claim, which could have a material adverse effect on our business.

Product liability insurance for the healthcare industry may become prohibitively expensive, to the extent it is available at all. We may not be able to maintain such insurance on acceptable terms or be able to secure increased coverage as commercialization of our products progresses, nor can we be sure that existing or future claims against us will be covered by our product liability insurance. In the event that we do not have adequate insurance or contractual indemnification, product liability claims relating to defective products could have a material adverse effect on our business.

In addition, we cannot predict the results of future legislative activity or future court decisions, any of which could increase regulatory requirements, subject us to government investigations or expose us to unexpected litigation. Any regulatory action or litigation, regardless of the merits, may result in substantial costs, divert management's attention from other business concerns and place additional restrictions on our sales or the use of our products. In addition, negative publicity, including regarding a quality or safety issue, could damage our reputation, reduce market acceptance of our products, cause us to lose customers and decrease demand for our products. Any actual or perceived quality issues may also result in issuances of physician's advisories against our products or cause us to conduct voluntary recalls. Any product defects or problems, regulatory action, litigation, negative publicity or recalls could disrupt our business and have a material adverse effect on our business, results of operations and financial condition.

Worldwide economic and market conditions, an unstable economy, a decline in consumer demand or spending levels for our products and other adverse developments, including inflation, could adversely affect our business, results of operations and liquidity.

Many economic and other factors are outside of our control, including general economic and market conditions, consumer and commercial credit availability, inflation, unemployment, consumer debt levels and other challenges affecting the global economy. Increases in the rates of unemployment, reduced access to credit and issues related to domestic and international politics may adversely affect consumer confidence and disposable income levels. Lower consumer confidence and disposable incomes could lead to reduced consumer spending and lower demand for our products and services. Decreases in the number of healthcare practitioners and medical offices or financial hardships for healthcare practitioners may also adversely affect distribution channels of our products. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption. In addition, historically, during economic downturns, there have been reductions in spending on elective procedures as well as pressure for extended billing terms and other financial concessions. While Conexeu has not specifically identified any material impact to its operations based on recent inflationary pressures, historically during inflationary periods, individuals tend to reduce discretionary spending, which would include aesthetic medical procedures. A severe or prolonged economic downturn could also limit our ability to raise additional capital when needed on acceptable terms, if at all. These factors could have a negative impact on our potential sales and operating results.

Our product faces, and any of our future product candidates may face, significant competition and our failure to effectively compete may prevent us from achieving significant market penetration and expansion.

We are in a highly competitive market. Successful competitors in our market have the ability to efficiently and effectively develop or acquire products, obtain patents, develop, test and obtain regulatory approvals for products, and effectively commercialize, market and promote approved products, including communicating the safety and value of products to actual and prospective customers and medical staff. Numerous companies are engaged in developing, patenting, manufacturing and marketing products which we expect will compete with our product. Many of these competitors are large, experienced companies that enjoy significant competitive advantages, such as substantially greater financial, research and development, manufacturing, testing, personnel and marketing resources, greater brand recognition and more experience and expertise in obtaining marketing approvals from the FDA and other regulatory authorities. It is possible that competitors will succeed in developing technologies that are safer, more effective, more convenient or that have a lower cost of goods and price than our product or future products being developed by us, or that would render our product and technology obsolete or noncompetitive. Competition could also result in reduced profit margins and limited sales, which would harm our business, financial condition and results of operations.

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies.

The healthcare industry is highly regulated and is subject to changing political, legislative, regulatory, and other influences. Existing and new laws and regulations affecting the healthcare industry could create unexpected liabilities for us, could cause us to incur additional costs, and could restrict our operations, including preventing, limiting or delaying regulatory approval of our product candidates. Many healthcare laws are complex, and their application to specific products and services may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the services that we aim to provide. However, these laws and regulations may nonetheless be applied to our business. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, and we may not achieve or maintain profitability. Our failure to accurately anticipate the application of these laws and regulations, or other failure to comply, could therefore create liability for us, result in adverse publicity and materially affect our business, financial condition, and results of operations.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. The loss of one or more members of our management team or other key employees or consultants could materially harm our business, financial condition, results of operations and prospects. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. We face competition for personnel and consultants from other companies, universities, public and private research institutions, government entities and other organizations. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of the Company. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

Any negative publicity concerning our products could harm our business and reputation and negatively impact our financial results.

If approved, the reactions of potential patients, healthcare practitioners, the news media, legislative and regulatory bodies and others to information about complications or alleged complications of our product could result in negative publicity and could materially reduce market acceptance of our product. These reactions, or any investigations and potential resulting negative publicity, may have a material adverse effect on our business and reputation and negatively impact our financial condition, results of operations or the market price of our common stock. In addition, significant negative publicity could result in an increased number of product liability claims against us.

Risks Related to Our Intellectual Property and Privacy Legislation

If we are unable to obtain and maintain patent protection for our technology and products, or if our partners or licensors are unable to obtain and maintain patent protection for the technology or products that we license from them, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to that of ours, and our ability to successfully commercialize our technology and products may be adversely affected.

Our success will depend on our ability to obtain and maintain patent and other intellectual property protection with respect to our product candidates. The Company has sought to protect our proprietary position by filing patent applications in the United States, Canada, the European Union, Australia, and Japan related to 10 Minute Tissue™ and our ECM scaffold technology. This process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, a patent might not be issued or granted with respect to our patent application in Canada that is currently pending, and issued or granted patents might later be found to be invalid or unenforceable, be interpreted in a manner that does not adequately protect our current product or any future products or fail to otherwise provide us with any competitive advantage. The patent position of biotechnology and pharmaceutical companies is generally uncertain because it involves complex legal and factual considerations and in recent years has been the subject of much litigation. The standards applied by the United States Patent and Trademark Office and foreign patent offices in granting patents are not always applied uniformly or predictably. As a result, the issuance, scope, validity, enforceability and commercial value of the Company's and our partners' or licensors' patent rights are highly uncertain. The degree of future protection that we will have on our proprietary ECM scaffold technology, if any, is uncertain and a failure to obtain adequate intellectual property protection with respect to our product candidates and proprietary technology could have a material adverse impact on the success of our business.

Even if our owned and licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner. The issuance of a patent is not conclusive as to its scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States, Canada, and abroad. Such challenges may result in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to or stop or prevent us from stopping others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If we are unable to protect the confidentiality of our trade secrets, our innovative capacity and competitive position could be harmed.

We rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position, in addition to filing patents for some of our technology and products. The types of protections available for trade secrets are particularly important with respect to certain aspects of our manufacturing processes. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, sponsored researchers, contract manufacturers, consultants, advisors and other third parties. We may also enter into confidentiality and invention or patent assignment agreements (or have language governing such in employment or consulting agreements) with our employees and consultants, as applicable. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts in certain jurisdictions are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

We may become involved in lawsuits to protect or enforce our patents, which could be expensive, time-consuming and whether successful or unsuccessful, limit the commercial value of our product or have a material adverse effect on our business.

Competitors may infringe any of our current or future patents. To counter infringement or unauthorized use, we may be required to file expensive and time-consuming infringement claims. Also, the court may decide in an infringement proceeding that a specific patent held by us is not valid or enforceable or may refuse to stop the other party from using our intellectual technology at issue on the grounds that our patents do not cover the intellectual property being disputed. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. Additionally, due to the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

Our commercial successes depend upon our ability and the ability of our partners and other collaborators to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future which at this time cannot be known to us. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including interference proceedings before the United States Patent and Trademark Office or other similar regulatory authorities. If the third party is successful and we are found to infringe on their intellectual property rights, we could be forced to negotiate the rights to the third party's intellectual property in order to continue to develop and market our products and technology. There is no guarantee that we will be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. If we are not able to obtain a license for the rights to their technology, we could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for additional monetary damages. A finding of infringement could prevent us from commercializing our product candidates, or delay commercialization during adjudication of a patent dispute, or force us to cease some of its business operations, pay royalties and/or damages to companies holding the patents that were infringed, all of which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our employees from their normal responsibilities, even if it is resolved in our favour. Also, any public announcements of the results of hearings, motions or other interim proceedings or developments could be perceived to be negative by securities analysts or investors, leading to a potential adverse effect on the price of our common stock. These types of litigation or proceedings could substantially increase our operating losses and reduce the resources available for product development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

We must protect and manage confidential personal health information, including reporting from marketed product adverse event reporting and clinical trials. Accidental release of information could harm us.

As our programs advance in development, we expect to generate or otherwise obtain clinical data that may include personal information and personal health information. These data are required for successful development and commercialization of pharmaceutical products, such as clinical trial data to support regulatory submissions and pharmacovigilance data to monitor for potential adverse events following product launch. We recognize the sensitivity of this data and will apply protections to minimize the risk of release, including strict data blinding protocols and secure information technology infrastructure. However, despite these measures, it is possible that personal information or personal health information could be released and may expose us to substantial reputational risk and legal liabilities. Regardless of merit or eventual outcome, liability claims may result in decreased demand for any product candidates or products that it may develop, injury to our reputation and significant negative media attention, withdrawal of clinical trial participants, significant costs to defend the related litigation, substantial monetary awards to trial participants or patients, loss of revenue and the inability to commercialize any products that we may develop.

Risks Related to our Common Stock

Certain directors and officers may be subject to conflicts of interest.

The Company may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. In addition, the Company's executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company's executive officers and directors may have fiduciary obligations associated with these outside business interests, which could require significant time and attention that interfere with their ability to devote adequate time to the Company's business and affairs and could adversely affect the Company's operations.

There is no existing market for our common stock, and we cannot assure that a public trading market for our common stock will ever be established.

At present, there is no active trading market for our securities, and we cannot assure that a trading market will develop. Our common stock does not have a trading symbol. We cannot predict the extent to which investor interest in our Company will lead to the development of a trading market or how liquid that market might become.

Additionally, secondary trading in our shares of common stock will not be possible in any state until the shares are qualified for sale under the applicable securities laws of the state in question or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. If we fail to register or qualify or to obtain to verify an exemption for the secondary trading of our shares of common stock in any particular state, then the shares could not be offered or sold to, or purchased by, a resident of that state. If a significant number of states refuse to permit secondary trading in our shares of common stock, the liquidity for the shares could be significantly impacted, and you may have difficulty in selling your shares.

If we issue additional common stock, stockholders may experience dilution in their ownership of the Company.

Our Articles of Incorporation, as amended, authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value of $0.001 per share. Our board of directors (the "Board") has the authority to issue additional shares of our capital stock to provide additional financing or for acquisitions in the future and designate the rights of the preferred stock, which may include voting, dividend, distribution or other rights that are preferential to those held by the common stockholders. Consequently, stockholders may experience more dilution in their ownership of us in the future. Our Board and majority stockholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other stockholders. The issuance of additional common stock would dilute stockholders' ownership in the Company.

Because we do not intend to pay any cash dividends on our Common Shares, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that shareholders will be able to sell shares when desired.

We will incur increased costs as a result of operating as a public reporting company, and our management team will be required to devote substantial time to new compliance requirements.

If we become a public reporting company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, many rules and regulations exist for companies listed on stock exchanges that impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel would need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

We will use our commercially reasonable efforts to list our common stock for trading on a securities exchange; however, it is uncertain when our common stock will be listed on an exchange for trading, if ever.

There is currently no public market for our common stock and there can be no assurance that one will ever develop. Our Board, in its sole discretion, may choose to take actions necessary to list our common stock on a national securities exchange, but is not obligated to do so. As a result, our common stock may not be listed on a securities exchange for an extended period of time, if at all. If our common stock is not listed on an exchange, it may be difficult to sell or trade in our common stock.

We are eligible to be treated as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

We are an "emerging growth company", as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this prospectus. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common shares held by non-affiliates exceeds $700.0 million as of the last business day of April before that time or if we have total annual gross revenue of $1.235 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following October 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a "smaller reporting company" which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, not being required to provide selected financial data in the registration statements and periodic reports that we file with the SEC, and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, and if our common shares become publicly traded, such trading market may be less active than it otherwise could be if we were not to take advantage of such exemptions, and our share price may be more volatile.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common shares.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. Notwithstanding our diligence, certain internal controls deficiencies may not be detected. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account to the Selling Securityholders and we will not receive any proceeds from the sale of these shares by the Selling Securityholders. However, we will receive proceeds of up to $1,666,666.80 from the cash exercise of the Warrants.

The Selling Securityholders will pay any underwriting fees, discounts, selling commission, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders may sell its shares of common stock offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under "Plan of Distribution" in this prospectus.

We cannot currently determine the price or prices at which our shares of common stock may be sold by the Selling Securityholders under this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate paying cash dividends in the foreseeable future. In addition, future debt instruments, if any, may materially restrict our ability to pay dividends on our shares of common stock. Payment of future cash dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of then-existing debt instruments, if any, and other factors the board of directors deems relevant.

SELLING SECURITYHOLDERS

Unless the context otherwise requires, as used in this prospectus, "Selling Securityholders" refers to the Selling Securityholders named in this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our securities from the Selling Securityholders.

We have prepared this prospectus to allow the Selling Securityholders to sell or otherwise dispose of, from time to time, up to 9,083,334 shares of common stock, which are comprised of (i) 750,000 shares of common stock issued by the Company pursuant the Debt Settlement Agreement, (ii) 3,750,000 shares of common stock issued by the Company pursuant to the Private Placement, (iii) 416,667 shares of common stock issued by the Company pursuant to the Business Advisory Agreement, (iv) 3,750,000 shares of common stock issuable upon exercise of the Private Placement Warrants issued pursuant to the Private Placement, and (v) 4,16,667 shares of common stock issuable upon exercise of the Business Advisory Warrants issued pursuant to the Business Advisory Agreement. Except for the beneficial ownership of securities of the Company, neither the Selling Securityholders nor any persons who have control over the Selling Securityholders have had any material relationship with us within the past three years.

The table below lists the Selling Securityholders and other information regarding the ownership of our shares of common stock by the Selling Securityholders.

The second column lists the number of shares of common stock owned by the Selling Securityholders, based on its ownership of the shares of common stock and securities convertible or exercisable into shares of common stock, as of November 28, 2025, assuming exercise or conversion, as applicable, of the securities exercisable or convertible into shares of common stock held by the Selling Securityholders on that date, if applicable, without regard to any limitations on conversions or exercises.

The third column lists the shares of common stock being offered pursuant to this prospectus by the Selling Securityholders. Because the Selling Securityholders may sell some or all of the shares of common stock beneficially owned by them and covered by this prospectus, no estimate can be given as to the amount or percentage of common stock that will be held by the Selling Securityholders after any sales made pursuant to this prospectus. The following table assumes that the Selling Securityholders will sell all of the shares of common stock listed in this prospectus.

	Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Offered	Shares Beneficially Owned After Offering(2)
Name of Selling Stockholders	Number	Percentage		Number	Percentage
Glen Tait	625,000(3)	3.2%	625,000	Nil	0%
Jason Pamer	625,000(4)	3.2%	625,000	Nil	0%
Philip Tapley	625,000(5)	3.2%	625,000	Nil	0%
Paisley Capital Holdings Corp.	1,800,000(6)	9.5%	1,800,000	Nil	0%
Viola Mae Suffron	1,000,000(7)	5.2%	1,000,000	Nil	0%
Richard Christensen	625,000(8)	3.2%	625,000	Nil	0%
Urs Meier	833,334(9)	4.3%	833,334	Nil	0%
San Spirito Trust	750,000(10)	4.0%	750,000	Nil	0%
Quintus Growth Fund (subfund of Multi-Valor AIF Umbrella Fund SICAV)	2,200,000(11)	9.99%	2,200,000	Nil	0%

(1) Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. The applicable percentage of ownership is based on 18,994,022 shares of our common stock issued and outstanding as of November 28, 2025.

(2) Assumes the Selling Securityholders sell all of the shares which are being registered under the registration statement of which this prospectus forms a part.

(3) This figure includes: (i) 312,500 shares of our common stock held by Mr. Tait; and (ii) 312,500 warrants to purchase 312,500 shares of our common stock exercisable within 60 days.

(4) This figure includes: (i) 312,500 shares of our common stock held by Mr. Pamer; and (ii) 312,500 warrants to purchase 312,500 shares of our common stock exercisable within 60 days.

(5) This figure includes: (i) 312,500 shares of our common stock held by Mr. Tapley; and (ii) 312,500 warrants to purchase 312,500 shares of our common stock exercisable within 60 days.

(6) This figure includes 1,800,000 shares of our common stock only.  Each of Franz Buser and Jacqueline Elsener have voting and dispositive power over these shares.

(7) This figure includes: (i) 700,000 shares of our common stock held by Ms. Suffron; and (ii) 300,000 warrants to purchase 300,000 shares of our common stock exercisable within 60 days.

(8) This figure includes: (i) 312,500 shares of our common stock held by Mr. Christensen; and (ii) 312,500 warrants to purchase 312,500 shares of our common stock exercisable within 60 days.

(9) This figure includes: (i) 416,667 shares of our common stock held by Mr. Meier; and (ii) 416,667 warrants to purchase 416,667 shares of our common stock exercisable within 60 days.

(10) This figure includes 750,000 shares of our common stock only.  Diana Claxton-Whittaker has voting and dispositive power over these shares.

(11) This figure includes 2,200,000 warrants to purchase 2,200,000 shares of our common stock exercisable within 60 days, however, Quintus Growth Fund may not exercise any portion of the warrants to the extent such exercise would cause Quintus Growth Fund, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock. Each of Sven Soro and Wilhelm Zehender have voting and dispositive power over these securities.

PLAN OF DISTRIBUTION

If our stock is listed on a national securities exchange or posted for trading on an over-the-counter market, the Selling Securityholders may, from time to time, sell any or all of their securities covered hereby on the securities exchange or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

• ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

• block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker dealer as principal and resale by the broker dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• settlement of short sales;

• in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• a combination of any such methods of sale; or

• any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Securityholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in an amendment or supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Securityholders have informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We intend to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by each of the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of Selling Securityholder's securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

The registration statement of which this Prospectus forms a part has been filed with the SEC in accordance with the requirements of the Securities Act in order to register (a) the 750,000 shares of common stock issued by the Company pursuant to the Debt Settlement Agreement dated September 15, 2024; (b) the 3,750,000 shares of common stock issued by the Company pursuant to the Private Placement that closed on May 16, 2025; (c) the 416,667 shares of common stock issued by the Company pursuant to the Business Advisory Agreement dated May 16, 2025; (d) the 3,750,000 shares of common stock issuable upon exercise of the Private Placement Warrants issued pursuant to the Private Placement; and (e) the 416,667 shares of common stock issuable upon exercise of the Business Advisory Warrants issued pursuant to the Business Advisory Agreement.

Authorized Capital

We are authorized to issue 250,000,000 shares of common stock, having a par value of $0.001 per share, and 50,000,000 shares of preferred stock, having a par value of $0.001 per share.

Outstanding Capital Stock

As of November 28, 2025, we have 18,994,022 shares of common stock issued and outstanding and we have 1320 registered holders of our shares of common stock. As of November 28, 2025, we have 685,000 stock options outstanding to acquire 685,000 shares of our common stock held by employees, directors, officers and consultants, as well as 9,733,226 warrants outstanding to purchase 9,733,226 shares of common stock.

Common Stock

Dividends

Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by the Articles of Incorporation, as amended from time to time (hereinafter, the "Articles") or the Nevada Revised Statutes (hereinafter, the "NRS"), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors (the "Board") out of assets legally available therefor.

Voting Rights

Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

Liquidation Rights

In the event of liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Company's assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Company's assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Company with or into any other person or sale or transfer of all or any part of the assets of the Company (which shall not in fact result in the liquidation of the Company and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

No Conversion, Redemption, or Pre-emptive Rights

The holders of Common Stock shall not have any conversion, redemption, or pre-emptive rights.

Preferred Stock

The total number of shares of preferred stock that the Company has authority to issue is 50,000,000 shares. As of the date of this prospectus, the Company has no shares of preferred stock issued and outstanding.

The Board vested with the authority to provide by resolution for the issuance of shares of preferred stock in one or more series not exceeding the aggregate number of shares of preferred stock authorized by the Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of preferred stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of preferred stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Company; the rights, if any, of holders of preferred stock of any series to convert or exchange such shares of preferred stock ck of such series for shares of any other class or series of capital stock of for any other securities, property, or assets of the Company or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of preferred stock shall be subject to redemption by the Company and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution.

As used in this section "fact or event" includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The Board is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the Board provides to the contrary in the resolutions which fixes the characteristics of a series of preferred stock, neither the consent by series, or otherwise, of the holders of any outstanding common stock shall be required for the issuance of any new series of preferred stock regardless of whether the rights and preferences of the new series of preferred stock are senior or superior, in any way, to the outstanding series of preferred stock or the common stock.

Pooling Agreements

In connection with the Company's intention to seek a listing of its shares of common stock on a national securities exchange or trading system in North America, we entered into voluntary pooling agreements with certain securityholders of the Company pursuant to which the certain securityholders have agreed to pool their shares of common stock and common stock purchase warrants held by such securityholders, whereby the securityholders shall not directly or indirectly sell, assign, transfer, pledge, mortgage, or otherwise dispose of or encumber any legal or beneficial interest in such securities, which will be released from such pooling with either 100% being released from the pooling on the day which is 12 months after the listing of our shares of common stock on a stock exchange or trading system in North America, or 20% being released from the pooling on the day which is 12 months after the listing of our shares of common stock on a stock exchange or trading system in North America and 20% of such securities being release from the pooling every six months thereafter.

A total of 10,089,533 of the 18,994,022 shares of common stock outstanding and 1,566,559 of the 9,733,226 common stock purchase warrants outstanding are subject to either the one-year or three-year pooling arrangements.

Transfer Agent and Registrar

Our transfer agent is Nevada Agency and Transfer Company located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is no established public trading market for our common stock.

Holders

As of November 28, 2025, there were approximately 1,320 holders of record of our common stock as reported by our transfer agent, Nevada Agency and Transfer Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with "Selected Financial Data" and our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives, expectations, intentions and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. You should carefully read the "Risk Factors" section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled "Special Note Regarding Forward-Looking Statements."

Overview

The Company is in the business of developing a patented collagen-based scaffold to support natural tissue regeneration. Originating from UBC research, its platform aims to improve healing in aesthetics and wound care by replacing synthetic materials. The Company targets high-growth markets with strong scientific backing and ongoing regulatory studies.

Results of Operations

Results of Operations for the Nine Months Ended July 31, 2025 Compared to Nine Months Ended July 31, 2024

Selected Financial Information

The table below discloses selected financial information for the periods indicated.

	Nine Months Ended July 31,
	2025	2024	Change
Revenue	nil	nil	nil
Total operating expenses	($2,088,056)	($417,709)	($1,670,347)
Total other income / expenses	$41,372	$54,940	($13,568)
Net Loss	($2,046,684)	($362,769)	($1,683,915)
Weighted average shares	10,773,513	6,350,039	4,423,474
Net loss per share (1)	($0.19)	($0.06)	($0.13)
Total assets	$2,506,637	$465,574	$2,041,063
Total liabilities	$171,878	$509,221	($337,343)
Shareholders' equity	$2,334,759	($43,647)	$2,378,406
Working capital	$2,139,992	($45,002)	$2,184,994

(1) Basic and fully diluted net loss per share.

Revenues - We did not generate any revenues for the nine months ended July 31, 2025.

Management Fees - We incurred management fees of $359,500 for the nine months ended July 31,2025 compared to management fees of $196,921 for the nine months ended July 31, 2024. The increase was a result of an increase in fees paid to officers and directors and an increase in the number of individuals and firms engaged to assist in managing and directing the Company moving forward.

Professional Fees - We incurred professional fees of $216,219 for the nine months ended July 31, 2025 compared to $50,451 for the nine months ended July 31, 2024. The increase of $165,768 was primarily for legal fees associated with the transition of the Company from Canada to the U.S., fees involved with the multiple engagements and associated agreements, worldwide patent registration, and accounting fees related to the audits for the period ended October 31, 2023, and the year ended October 31, 2024.

Research and Development Costs - We incurred research and development expenses of $200,795 for the nine months ended July 31, 2025 compared to $39,000 for the nine months ended July 31, 2024. The increase of $161,795 was due to fees paid to consultants and for materials used in the ongoing research and development program of the Company's technology.

Consulting Fees - We incurred consulting fees of $661,957 for the nine months ended July 31, 2025 compared to $121,470 for the nine months ended July 31, 2024. The increase of $540,487 was a result of cash and non-cash fair valued compensation to third-party consultants and advisors, mostly medical in nature, who were engaged to advise on technology development and assist in identifying markets and potential business partners.

Business Development Costs - We incurred business development costs of $146,386 for the nine months ended July 31, 2025 compared to $1,123 for the nine months ended July 31, 2024. The increase of $145,263 was due to the increase in attending conferences worldwide and the commencement of an awareness program regarding our technology platform.

Advertising and Promotion - We incurred advertising and promotion expenses of $48,503 for the nine months ended July 31, 2025 compared to $8,243 for the nine months ended July 31, 2024. The increase of $40,260 was primarily to develop the Company's digital presence. Work had begun on the Company's digital presence prior to October 31, 2024, but efforts intensified during this period.

Stock-Based Compensation - We incurred stock-based compensation expense of $390,533 for the nine months ended July 31, 2025 compared to $nil for the nine months ended July 31, 2024. The increase of $390,533 was a result of non-cash fair valued incentives paid to officers and directors. This increase is representative of the Company's efforts to add senior management and to incentivize and reward individuals for joining the Company in executive positions.

Other income (expenses) - Other income (expenses) includes a gain on conversion of payables, no loss on debt extinguishment, interest income, interest expense and foreign exchange gain. Other income was $41,372 for the nine months ended July 31, 2025 compared to $54,940 for the nine months ended July 31, 2024. The decrease of $13,568 was primarily due to a lower gain on conversion of payables, $nil losses on debt extinguishment and a lower foreign exchange gain.

Net Loss - We had a net loss of $2,046,684 for the nine months ended July 31, 2025 compared to a net loss of $362,769 for the nine months ended July 31, 2024. The increased loss of $1,683,915 was reflective of the Company's increased business activity during the nine months ended July 31, 2025, compared to the same period in 2024.  Having successfully raised capital, the Company initiated efforts to bolster key management, science and technical positions.  Additionally, monies were spent to accelerate the research and development that had been initiated in 2024 and to begin the regulatory work for filing a 510K with the Food and Drug Administration ("FDA") in the United States of America.  Finally, during the nine months ended July 31, 2025, the Company began and completed the filing of a Regulation Crowdfunding ("Reg CF") offering statement with the United States Securities and Exchange Commission (the "SEC") and preparations for going public.

Results of Operations for the Fiscal Year Ended October 31, 2024 Compared to Period Ended October 31, 2023

Selected Financial Information

The table below discloses selected financial information for the periods indicated.

	Periods Ended Oct 31,
	2024	2023	Change
Revenue	nil	nil	nil
Total operating expenses	($643,883)	(35,960)	($607,923)
Total other income / expenses	$172,016	$263	171,753
Net Loss	($471,867)	($35,697)	($436,170)
Weighted average shares	6,733,707	1,743,372	4,990,335
Net loss per share (1)	($0.07)	($0.02)	($0.05)
Total assets	$533,940	nil	$533,940
Total liabilities	$438,976	$35,469	$403,507
Shareholders' equity	$94,964	($35,469)	$130,433
Working capital	$6,378	($35,469)	$41,847

(1) Basic and fully diluted net loss per share.

Revenues - We did not generate any revenues for the fiscal year ended October 31, 2024 or for the period from November 2, 2022 to October 31, 2023.

Management fees - We incurred management fees of $273,858 for the fiscal year ended October, 31, 2024 compared to management fees of $15,375 for the period ended October 31, 2023, being an increase of $258,483.  The increase was a result of a full year of engagement with management, along with additions to the management team that were made throughout the year ended October 31, 2024, as compared to only a one-month engagement for the period ended October 31, 2023.

Professional fees - We incurred professional fees of $59,349 for the fiscal year ended October 31, 2024 compared to $20,585 for the period ended October 31, 2023.  The increase of $38,764 was due to the engagement of legal and other professionals during the year ended October 31, 2024 to complete and finalize the negotiations to acquire the patents from UBC and other stakeholders.

Research and development expenses - We incurred research and development expenses of $237,729 for the fiscal year ended October 31, 2024 compared to nil for the period ended October 31, 2023.  The increase of $237,729 was due to the Company's commitment to commence the R&D work for the planned product development, including engaging the required contractors and purchasing the materials needed.

Consulting fees - We incurred consulting fees of $19,293 for the fiscal year ended October 31, 2024 compared to nil for the period ended October 31, 2023.  The increase of $19,293 was due to the Company's engagement of other third-party consultants to assist in developing a strategic path to clearly outline the steps needed for the Company to achieve its short-term goals.

Business development costs - We incurred business development costs of $42,352 during the fiscal year ended October 31, 2024 compared to nil for the period ended October 31, 2023.  The increase of $42,352 was due to management's worldwide efforts to introduce the Company, the Patents and the Company's early-stage development work of the Company's products. The expenses incurred related to travel and registration costs to attend various conferences worldwide that allowed the Company to not only introduce itself, but to also meet potential partners, advisors, vendors, investors and customers.

Advertising and promotion - We incurred advertising and promotion expenses of $10,461 during the fiscal year ended October 31, 2024 compared to nil for the period ended October 31, 2023.  The increase of $10,461 was due to the Company's efforts to develop critical relationships with individuals and other third-party representatives that could potentially lead to the Company's success, internally through engagements of individuals, and through partnerships or business relationships with other companies or entities.

Other income (expenses) - Other income (expenses) includes gain on conversion of payables, gain on conversion of related party payables, gain on conversion of notes payable and accrued interest, loss on debt extinguishment, interest expense and foreign exchange gain. Other income was $172,016 for the fiscal year ended October 31, 2024 compared to $263 for the period ended October 31, 2023.  The increase of $171,753 was due to a gain on the conversion of payables, related party payables and note payables and accrued interest, as well as foreign exchange gain of an aggregate of $223,753 offset by loss on debt extinguishment and interest expense of an aggregate of $51,737 in the fiscal year ended October 31, 2024 compared to only a foreign exchange gain of $263 in the period ended October 31, 2023.

Net Loss - We had a net loss of $471,867 for the fiscal year ended October 31, 2024 as compared to a net loss of $35,697 for the period ended October 31, 2023.  The increase in net loss of $436,170 resulted primarily from 12 months of expenses being incurred to help introduce, develop and establish the Company.

Liquidity and Capital Resources

The following table sets out our cash and working capital as of July 31, 2025 and October 31, 2024:

	As at July 31, 2025	As at October 31, 2024
Cash reserves	$833,128	$314,616
Working capital surplus (deficit)	$2,139,992	$6,378

At July 31, 2025, we had cash and cash equivalents of $833,128, as compared to cash and cash equivalents of $314,616 at October 31, 2024. The increase in the cash reserves is mainly due to the closing of private placements during the nine months ended July 31, 2025. In order for us to meet our ongoing working capital needs and to fully execute on our business plan, we will need to raise additional capital through the public offering or private placement of our equity or debt securities, or both. We cannot provide investors with any assurance that we will be able to raise additional funding from the sale of our equity and/or debt securities on terms acceptable to us, or at all, in order to support the execution of our business plan.

	Cash Flows
	Nine Months Ended July 31,
	2025	2024	Change
Net cash used in operating activities	($1,238,410)	($72,833)	($1,165,577)
Net cash used in investing activities	($59,054)	Nil	($59,054)
Net cash provided by financing activities	$1,820,391	$348,637	$1,471,754

Cash Used in Operating Activities

Cash used in operating activities during the nine months ended July 31, 2025, was $1,238,410 (2024 - $72,833). This change was driven primarily by the net loss of $2,046,684, which was offset by $860,751 in non-cash items, as well as a decrease in the change in Accounts payable and accrued expenses of $350,100.

Cash Used in Investing Activities

Cash used in investing activities during the nine months ended July 31, 2025, was $59,054 (2024 - $nil). The change was primarily driven by the issuance of a loan of $40,386 to a private company that the Company was considering as an acquisition and for the purchase of primarily computer equipment for $18,668.

Cash Provided by Financing Activities

Cash from financing activities during the nine months ended July 31, 2025, was $1,820,391 (2024- $348,637). The increase in cash from financing activities is driven by three private placements that were closed during the nine months ended July 31, 2025, resulting in proceeds received, net of issuance costs, of $2,018,413.  Reductions in the cash from the financing activities, include repayment of the UBC loan of $94,206 and a shareholder's loan of $4,189.  An additional $99,627 in cash was used toward deferred offering costs in accordance with the Reg CF financing costs.

Plan of Operations

The continuation of our current plan of operations, and our forward-looking strategy, requires us to raise additional capital. We have already raised a little over $2 million during the nine months ended July 31, 2025 as well as additional amounts discussed in the subsequent events below.

We will require the following capital as outlined in the table below to carry out the following near-term and longer-term goals. The approximate timing and estimated costs associated with these target milestones are also summarized below. These target dates and cost estimates may change subject to multiple factors including, but not limited to, the following: (i) the current government shutdown; (ii) FDA requirements for new validations and resubmissions; (iii) supplier variability and sterilization/packaging validation failures; (v) regulatory process delays; and (vi) market and industry acceptance of the Company's products.

	Target Milestone	Target Start Date	Target Completion Date	Cost Estimate
1.	510(k) submission to FDA	Q1 Fiscal 2026	Q1 Fiscal 2027	$1,621,000
2.	Manufacturing Scale-Up	Q1 Fiscal 2027	Q3 Fiscal 2027	$250,000
3.	Market Entry & Pilot Program	Q2 Fiscal 2027	Q4 Fiscal 2027	$225,000

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, expenses, results of operations, liquidity, or capital resources that is material to investors.

Subsequent Events

On July 30, 2025, the Company filed a Reg CF offering statement with the SEC to raise up to $5,000,000 at a price of $2.00 per shares of common stock of the Company.

On September 19, 2025, we closed the first and second tranche of the Reg CF offering whereby we sold an aggregate of 2,348,136 shares of common stock for gross proceeds of $4,696,273.  After associated fees and costs, the net amount of $4,217,799 was advanced to the Company.

On October 9, 2025, we closed the final tranche of the Reg CF offering whereby we sold 151,826 shares of common stock for gross proceeds of $303,652. After associated fees and costs, the net amount of $272,353 was advanced to the Company.  With the close of this final tranche, the Company issued a total of 2,499,962 common shares with total gross proceeds equaling $4,999,925.

Critical Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, and when applicable, short-term, highly liquid deposits which are either cashable or with original maturities of less than three months.

Patents

Patent costs reflect the costs incurred by the Company to acquire the patents from the original patent holders.  Capitalized patent costs are amortized on a straight-line basis over the patent term. Costs related to filing and maintenance of the patents, including legal and consulting expenses related to making such applications, are expensed as incurred.  Impairment of patent costs are evaluated annually by management, to identify whether events or changes in circumstances require an impairment assessment.

Fair Value of Financial Instruments

Our financial assets and liabilities measured at fair value on a recurring basis consist primarily of prepaid expenses, accounts payable and accrued liabilities, due to shareholders, and loan payable. The carrying amount of prepaid expenses, accounts payable and accrued liabilities, due to shareholders approximate fair value because of the short-term maturity of such instruments.

We have categorized our assets and liabilities that are valued at fair value on a recurring basis into a three-level fair value hierarchy in accordance with U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).

Assets and liabilities recorded in the balance sheets at fair value are categorized based on a hierarchy of inputs, as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities

Level 2 - Quoted prices for similar assets or liabilities in active markets that are observable for the asset or liability either directly or indirectly through market corroboration, for substantially the full term of the financial instrument

Level 3 - Unobservable inputs for the asset or liability

Advertising Expenses

Advertising expenses are expensed as incurred.

Research and Development Expenses

Research and development expenses are expensed as incurred and consist principally of internal and external costs, which include the cost of contract research services, laboratory supplies and development and manufacture of preclinical compounds and consumables for preclinical testing.

Stock-Based Compensation

The Company applies the provisions of ASC 718, Compensation-Stock Compensation ("ASC 718"), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options and warrants, in the statements of operations.

For stock options and warrants issued to employees and members of the Company's Board of Directors (the "Board") for their services, the Company estimates each option's grant-date fair value using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option and warrant, the expected volatility of the Common Stock consistent with the expected life of the option and warrant, risk-free interest rates, and expected dividend yields of the Common Stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options and warrants on a straight-line basis over the requisite service period, generally the vesting term. Forfeitures are recorded as incurred instead of estimated at the time of grant and revised.

Under Accounting Standards Update ("ASU") 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Non-Employee Share-Based Payment Accounting, the Company accounts for stock options and warrants issued to non-employees for their services in accordance with ASC 718. The Company uses valuation methods and assumptions to value the stock options and warrants that are in line with the process for valuing employee stock options and warrants noted above.

Warrants

Warrants are accounted for in accordance with applicable accounting guidance provided in ASC 815. Derivatives and Hedging - Contracts in Entity's Own Equity as equity instruments based on the specific terms of the warrant agreement. Warrants classified as equity instruments are initially recognized at fair value and are not subsequently remeasured.

Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. The Company computes basic loss per share by dividing the loss attributable to holders of Common Stock for the period by the weighted average number of shares of Common Stock outstanding during the period. The Company's warrants could potentially be exercised or converted into Common Stock and then share in the earnings of the Company. However, these convertible instruments were excluded when calculating diluted loss per share because such inclusion would be anti-dilutive for the periods presented. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Income Taxes

Income tax consists of current and deferred tax expense. Current tax and deferred tax are recognized in the statements of operations except to the extent that it relates to a business combination or items recognized directly in equity or in other comprehensive loss/income.

Current income taxes are recognized for the estimated income taxes payable or receivable on taxable income or loss for the current year and any adjustment to income taxes payable in respect of previous years.  Current income taxes are determined using tax rates and tax laws that have been enacted or substantively enacted by the year-end date.

Deferred tax is recorded using the liability method, providing for temporary differences, between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Temporary differences are not provided for relating to goodwill not deductible for tax purposes, the initial recognition of assets or liabilities that affect both accounting or taxable loss, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the date of the balance sheet.

Recognition of deferred tax assets for unused tax losses, tax credits and deductible temporary differences is restricted to those instances where it is probable that future taxable profit will be available against which the deferred tax asset can be utilized.  At the end of each reporting year the Company reassesses unrecognized deferred tax assets. The Company recognizes a previously unrecognized deferred tax asset to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Subsequent Events

The Company evaluates and reports subsequent events as of the date in which the financial statements are issued.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures ("ASU 2023-07"), which requires an enhanced disclosure of segments on an annual and interim basis, including the title of the chief operating decision maker, significant segment expenses, and the composition of other segment items for each segment's reported profit. The Company adopted ASU 2023-07 as of January 1, 2024, which had no material impact on the Company's consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2023, the FASB issued ASU No. 2023-06, which incorporates 14 of the 27 disclosures referred to by the SEC in their SEC Release No. 33-10532, Disclosure Update and Simplification, issued on August 17, 2018. The amendments in this ASU modify the disclosure or presentation requirements of a variety of Topics in the Codification and apply to all reporting entities within the scope of the affected Topics unless otherwise indicated. The amendments in this ASU should be applied prospectively. For public business entities, the effective date for each amendment will be the date on which the SEC's removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. The Company has evaluated the effects of the adoption of ASU No. 2022-03, and it is not expected to have an impact on the Company's Financial Statements.

In December 2023, the FASB issued ASU No. 2023-08, "Accounting for and Disclosure of Crypto Assets", which amends and enhances the disclosure requirements for crypto assets. The new requirements will be effective for public business entities for fiscal periods beginning after December 15, 2024. The Company has evaluated the effects of the adoption of ASU No. 2022-08, and it is not expected to have an impact on the Company's Financial Statements.

In December 2023, the FASB issued ASU No. 2023-09, "Improvements to Income Tax Disclosures", which requires companies to provide disaggregated information about a reporting entity's effective tax rate reconciliation as well as information on income taxes paid. The new requirements will be effective for public business entities for fiscal periods beginning after December 15, 2024. The Company is currently assessing the impact of adopting this standard on the Company's Financial Statements.

In November 2024, the FASB issued ASU No. 2024-03, "Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40)". The amendments in ASU No. 2024-03 require disclosure, in the notes to financial statements, of specified information about certain costs and expenses. The amendments require that at each interim and annual reporting period an entity: 1. Disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil and gas-producing activities (DD&A) (or other amounts of depletion expense) included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the expense categories listed in (a)-(e). 2. Include certain amounts that are already required to be disclosed under U.S. GAAP in the same disclosure as the other disaggregation requirements. 3. Disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively. 4. Disclose the total amount of selling expenses and, in annual reporting periods, an entity's definition of selling expenses. For all public business entities, the amendments in ASU No. 2024-03 are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently assessing the impact of adopting this standard on the Company's Financial Statements.

In November 2024, the FASB issued ASU No. 2024-04, "Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments". The amendments in ASU No. 2024-04 clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion, applicable only to conversions that include the issuance of all equity securities issuable pursuant to the conversion privileges provided in the terms of the debt at issuance, and make additional clarifications to assist stakeholders in applying the guidance. For all entities, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in ASU 2020-06. The Company is currently assessing the impact of adopting this standard on the Company's Financial Statements.

BUSINESS

Overview

Conexeu is a medical technology company advancing a single, patented human-collagen platform that can be productized across multiple care settings. Our thesis is simple: build once, apply broadly. By starting with device-class entries and expanding by indication, we aim to convert one protected collagen backbone into a portfolio that serves clinicians. Our approach is to manufacture once, commercialize many times by applying the same bio-identical collagen backbone across devices, aesthetics, dentistry, and biomaterials.

One Technology, multiple markets:

  Wound Care (acute & burns) ($2.6B) and Dental ($0.6B) - In-situ, optimized liquid ECM scaffold, fills irregular wound geometry, supports faster, higher-quality closure, and simplifies bedside use.2

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2 Wound Care Devices Market to Hit USD 4.2 Bn by 2033 at 4.8% CAGR, online: media.market.us/wound-care-devices-market-news; Gum Grafting Market - Size, Share, Industry Trends, and Forecasts (2025-2032), online: consegicbusinessintelligence.com/gum-grafting-market.

  3D Bio-printed Tissue ($1.6B) - Works as a printable dermal tissue ink, for personalized natural tissue contructs like implants and grafts that could integrate seamlessly and potentially regenerate a patient's own tissue.3

  Medical Aesthetics ($11.0B) - Regenerative filler approach for natural outcomes and all-natural cross linking formula, with large volume contouring potential.4

  Veterinary Care ($1.6B) - Same collagen architecture, translates to animal trauma/surgical healing with predictable handling.5

One Technology, multiple market's strategy, positions Conexeu to participate in several durable, growing global markets with a unified technology that emphasizes natural tissue integration, consistent supply, and regulatory leverage.

About Conexeu Sciences Inc.

Conexeu is a platform-focused regenerative biomaterials and device company focused on developing regenerative biomaterials that address significant needs in wound care, dentistry, and aesthetics. We provide physicians with device-based solutions that improve healing, restore soft tissue, and enhance patient outcomes across multiple clinical settings.

Built around a patented collagen intellectual property estate. Our core asset, the CXU™ extracellular-matrix scaffold, is a temperature-responsive collagen formulation that transitions in situ to a gel-like extracellular matrix within minutes ("Ten-Minute Tissue™"). Engineered to emulate key characteristics of native human ECM, the scaffold is being evaluated for its potential to support cell migration, proliferation, neovascularization, and tissue remodeling, while aiming to minimize the inflammatory response. This technical foundation informs a single-backbone operating model in which one protected collagen technology can be manufactured once and translated across multiple applications and regulatory pathways. Through this approach, Conexeu seeks to establish a scalable foundation for products that can be applied across several large and growing global markets.

Conexeu is currently pre-clinical in wound care, dentistry, veterinary, aesthetics and 3D-tissue constructs. Subject to successful regulatory review and clearance, management intends to commercialize initial products as medical devices while pursuing complementary biomaterials supply agreements.

Conexeu targets large, durable, and growing addressable markets in regenerative aesthetics, wound care (including acute wounds and burns), 3D-printed tissue structures, veterinary wound repair, and dental soft-tissue regeneration. Management believes that a unified IP estate and manufacturing architecture can create operating leverage across these verticals by concentrating investment in a common process, analytics, and controls framework while pursuing diversified revenue opportunities. The company's origins in academic research, combined with preclinical data and patent protection, are intended to support clinical translation towards commercialization.

The timing, scope, and success of development, regulatory interactions, and commercialization remain subject to risks typical of early-stage life sciences companies. Conexeu expects to advance its regulatory roadmap, expand manufacturing readiness, and progress preclinical work to enable future submissions, while evaluating strategic collaborations that could accelerate market access and scale.

CAUTION: INVESTIGATIONAL DEVICE. LIMITED BY FEDERAL (U.S.) LAW TO INVESTIGATIONAL USE. SAFETY AND EFFECTIVENESS HAVE NOT BEEN ESTABLISHED.

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3 3D Bioprinting Market - By Component (3D Bioprinters, Bioinks, Software, Consumables), Application (Clinical, Non-Clinical), Technology (Inkjet, Microextrusion, Laser-assisted, Magnetic Levitation), Material, End-use - Global Forecast 2024 - 2032, online: gminsights.com/industry-analysis/3d-bioprinting-market.

4 Aesthetic Injectable Market (2024 - 2030), online: grandviewresearch.com/industry-analysis/aesthetic-injectable-market-report.

5 Animal Wound Care Market Size, Share, and Outlook, H2-2025 Report, online: marketresearch.com/VPA-Research-v4245/Animal-Wound-Care-Size-Share-42060937/.

Competitive Strengths

1. Proprietary Regenerative Platform with Multi-Indication Scope

Our CXU extracellular matrix ("ECM") scaffold is a liquid at room temperature that gels in situ at approximately 37°C, remodeling into native tissue. This single platform underpins multiple product opportunities across wound care, facial rejuvenation, large-volume augmentation, and 3D bioprinting, offering a diversified set of potential revenue streams.

2. Defensible Intellectual Property Across Key Jurisdictions.

We hold the sole and exclusive ownership of patents granted in the United States, Japan, the European Union, and Australia, with additional filings under examination. Patent claims cover both compositions and methods of use, creating barriers to entry in our target markets.

3. Clinically Differentiated Product Profile

In preclinical studies, Ten Minute Tissue™ achieved wound closure approximately 250-275%1 (See Citation p 41 Published Papers) faster than existing standards, with reduced fibrosis and scarring. Subject to confirmation in clinical studies, we believe these characteristics position our liquid dermal scaffold as a potential new standard of care for burns, diabetic ulcers, and acute wounds.

4. Executable Regulatory Path

Our near-term development strategy is focused on device-class indications under the U.S. Food and Drug Administration's ("FDA") 510(k) pathway, a route we believe is materially faster and less capital-intensive than biologics license applications. Aesthetic indications are expected to follow under longer-horizon premarket approval ("PMA") processes.

5. Wound Care Market Disruption Potential

Collagen scaffolds in wound care have achieved valuations ranging from approximately $25 million to over $1.3 billion. We believe our in-situ forming scaffold is differentiated by faster healing, improved scar outcomes, and ease of use, and may address high-need, high-cost indications where outcomes directly influence reimbursement and provider economics.

6. Advantage in Human Collagen Injectables.

Our patented, low-inflammatory collagen injectable filler using human-collagen, avoids hyaluronic acid ("HA") and associated toxic cross-linkers. With an estimated three-to-five year development lead over competitors, we believe Conexeu is positioned to capture early share in the transition toward regenerative injectable aesthetics.

7. Large-Volume Body Aesthetics Opportunity

Current fat grafting and implant procedures for breast and buttock augmentation are invasive, costly, and unpredictable. We are developing a minimally invasive, regenerative injectable scaffold designed to address these multi-billion-dollar segments, which we believe represents one of the largest unserved opportunities in aesthetics globally.

8. GLP-1 (Ozempic) Tailwinds Expanding Demand

GLP-1 therapies such as Ozempic® and Wegovy® are accelerating demand for restorative aesthetics, with tens of millions of prescriptions expected globally by 2029.6 Patients frequently report facial hollowing due to tissue loss and skin laxity following rapid weight loss. Our platform is being used to research applications to address these unmet needs with regenerative, volume-restoring injectables.

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6 GLP-1: A medication worth $126 billion in sales by 2029?, online: ubs.com/global/en/investment-bank/insights-and-data/2024/glp-1-a-medication.html.

9. Cash-Pay Market Advantage

We intend to commercialize in cash-pay markets such as aesthetics and dentistry, which are not constrained by third-party government payor reimbursement. This approach is expected to allow greater pricing flexibility, faster adoption cycles, and stronger gross margin potential.

10. Strong Scientific Validation and Non-Dilutive Funding

Our technology platform is supported by 12 peer-reviewed publications, approximately 10 years of academic development, and approximately $4.5 million in non-dilutive grant funding from government and academic institutions.

11. Experienced Leadership with Relevant Track Records

Our leadership team combines capital markets execution with industry expertise. Our Chief Executive Officer previously led Galderma USA, the North American division of global aesthetics company, Galderma Group AG.  Our Chief Medical Officer has over 25 years of dermatology and aesthetics experience, including senior roles at Merz and Suneva. Our advisory board includes Dr. Paul Lorenc, who guided Johnson & Johnson's $159 million acquisition of Evolence®.

12. Clear M&A and Partnership Pathways

Industry transactions demonstrate strong appetite for collagen-based technologies, including Johnson & Johnson's $159 million acquisition of Evolence, Allergan's $103 million recombinant human collagen deal,7 and the >$1.3 billion acquisition of fish-skin graft assets.8 With multiple indications under development, we believe Conexeu is positioned for strategic partnering or acquisition interest.

13. Multi-Billion-Dollar Addressable Market Opportunity

Our target addressable markets include injectable fillers (>$11 billion),9 and wound care (> $2.6 billion)10 Each vertical could independently support billion-dollar enterprises, providing diversification and asymmetric upside potential.

Company Strategy

Conexeu is building a durable, multi-vertical business centered on bio-identical human collagen and its CXUTM extracellular-matrix platform. The company's device-first approach prioritizes early commercialization in wound care and dentistry, where clinical need and market access are most favorable, while developing aesthetics and 3D-printed constructs as longer-horizon growth drivers. This sequencing allows Conexeu to generate real-world evidence and revenue sooner, while expanding into high-value, global markets over time.

The strategy rests on several core pillars: (i) pursuing a streamlined 510(k) pathway clearance with applications in acute wound repair and burns as the initial regulatory focus; (ii) scaling manufacturing through staged GMP readiness for finished devices; (iii) generating targeted clinical evidence with leading specialists to validate outcomes; and (iv) selectively partnering with distributors and strategic players in wound care, aesthetics, and bioprinting. Execution is anchored in strong process controls, quality systems, and IP protection to ensure reliability and defensibility. Subject to successful development and regulatory review, Conexeu expects to commercialize initial device products under long-term agreements.

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7 CollPlant Announces Development and Global Commercialization Agreement with Allergan Aesthetics, an AbbVie company, for rhCollagen in Dermal and Soft Tissue Filler Products, online: prnewswire.com/il/news-releases/collplant-announces-development-and-global-commercialization-agreement-with-allergan-aesthetics-an-abbvie-company-for-rhcollagen-in-dermal-and-soft-tissue-filler-products-301223772.html.

8 Coloplast announces agreement to acquire Kerecis and raises long-term growth expectations, online: prnewswire.com/il/news-releases/collplant-announces-development-and-global-commercialization-agreement-with-allergan-aesthetics-an-abbvie-company-for-rhcollagen-in-dermal-and-soft-tissue-filler-products-301223772.html.

9 Aesthetic Injectable Market (2024 - 2030), online: grandviewresearch.com/industry-analysis/aesthetic-injectable-market-report.

10 Wound Care Devices Market to Hit USD 4.2 Bn by 2033 at 4.8% CAGR, online: media.market.us/wound-care-devices-market-news.

Strategic Pillars

Wound Care Entry Point

Our first regulatory program focuses on acute wounds and burns, markets where current biologics are costly, inconsistent, and often hard to use. Conexeu's collagen scaffold can be applied as a liquid at room temperature, then gels quickly in the body to form a natural tissue framework. Early testing suggests superior handling and healing outcomes. By leveraging existing predicate devices, the company expects a streamlined FDA 510(k) review, supporting efficient entry into this large and underserved market.

3D-Printed Tissue Engineering

Looking further ahead, Conexeu sees a significant opportunity in patient-specific scaffolds created through 3D printing. Our collagen inks already demonstrate compatibility with leading bioprinters, and near-term sales into research settings will generate early revenue. In the medical arena, we aim to validate constructs that match the shape and function of native tissue. This approach positions Conexeu at the intersection of regenerative medicine and personalized care, while maintaining a device-first regulatory pathway.

Aesthetic Applications

In aesthetics, Conexeu is taking a staged approach. Initial research focuses on small-volume facial injectables, where patients are looking for safe, natural fillers without the risks of persistent chemicals or inflammatory reactions. The long-term opportunity is even larger: body contouring and volume restoration in patients experiencing weight loss or age-related tissue decline. This research program is expected to advance in phases-starting with animal studies, and feasibility studies, followed by regulatory engagement-to build a differentiated portfolio in a global, cash-pay aesthetic market.

Manufacturing & Quality

Conexeu does not currently manufacture its products. Our near-term execution focus is to develop a scalable, high-quality manufacturing capability through qualified contract development and manufacturing organizations (CDMOs) while we build the internal quality system and technical specifications that govern production. We are defining critical quality attributes for full-length human collagen and finished devices, establishing validated analytical methods, and qualifying partners for aseptic fill-finish, sterilization, packaging, and stability programs. Our quality management system is being built to GMP standards to support supplier qualification, change control, and audit readiness. Over time, we intend to expand capacity and redundancy across our partner network to improve supply reliability and cost efficiency.

Clinical Evidence and KOL Network

Adoption depends on evidence and trusted voices. Conexeu intends to conduct controlled, limited commercial release to a small number of real-world customers/sites to validate market assumptions, serviceability, training, pricing, and channel operations after 510(k) clearance pilot studies across wound care and dental indications. These efforts will be shared through scientific meetings, and targeted training. Clinician training modules-ranging from procedural playbooks to on-site proctoring may help new users integrate the technology. Our expanding network of key opinion leaders will guide product positioning, validate clinical utility, and accelerate market adoption.

Partnerships & Commercialization

Commercial execution will combine focused distribution in wound care and dentistry. Strategic partnerships in aesthetics and 3D printing will provide optionality-co-development, supply agreements, or licensing-while preserving Conexeu's margin profile. Early pilots will inform pricing, training, and logistics. Over time, a mix of direct and partnered commercialization is expected to expand reach, accelerate adoption, and drive operating leverage across all product lines.

Risk Management

Conexeu manages execution with a disciplined gatekeeping process. Key risks include regulatory review, manufacturing scale-up, clinician adoption, and supply chain reliability. Mitigation plans include early FDA engagement, staged chemistry, manufacturing, and controls validation, dual sourcing of critical inputs, and structured KOL-led training. Clinical, regulatory, and commercial milestones will govern capital allocation. By sequencing programs across wound care, dentistry, aesthetics, and 3D printing, Conexeu maintains flexibility, diversifies risk, and builds multiple value-creation pathways.

History

The pioneering work on the 10 Minute Tissue™ scaffold has evolved over a decade of rigorous research and development ("R&D") at UBC. This extensive R&D effort at UBC, which included approximately $4.5 million in investment and numerous grants, has led to breakthrough innovations in regenerative medicine. Our technology has been investigated through robust preclinical studies, numerous awards, and peer-reviewed publications. Notable recognitions include a Top Doctoral Thesis Award at UBC, the Vancouver Coastal Health Innovation & Translational Research Award, and grants from the Canadian Institutes of Health Research and the Natural Sciences and Engineering Research Council of Canada. These milestones have underpinned our transition from early research to an investigational, patented technology.

The Company's research has been included in numerous peer-reviewed publications, including:

1. Hartwell R., Leung V., Chavez-Munoz C., et al., A novel hydrogel-collagen composite improves functionality of an injectable extracellular matrix. Acta Biomaterialia (2011) 7; 3060-3069.

2. Hosseini-Tabatabaei A., Jalili R., Hartwell R., et al. Embedding Islet in a liquid scaffold increases islet viability and function. Canadian Journal of Diabetes (2012) 37; 27-35.

3. Hartwell R., Poursmasjedi-Meibod MS., Chavez-Munoz C., et al. An in-situ forming skin substitute improves healing outcome in a hypertrophic scar model. Tissue Engineering Part A (2015)21(5); 1085-1094.

4. Hosseini-Tabatabaei A., Jalili R., Khosravi-Maharlooei M., et al. Immunoprotection and functional improvement of allogeneic islets in diabetic mice, using stable indoleamine 2,3-Dioxygenase producing scaffold. Transplantation (2015) 99;1342-1348.

5. Hartwell R., Chan B., Elliot K., et al. Polyvinyl alcohol-graft-polyethylene glycol hydrogels improve utility and biofunctionality of injectable collagen biomaterials. Biomedical Materials (2016) 11; 035013.

6. Forbes D., Russ B., Kilani RT., et al. Liquid dermal scaffold with adipose-derived stem cells improves tissue quality in a murine model of impaired wound healing. Journal of Burn Care & Research (2019)40(5); 550-557.

7. Pourghadiri A., Alnojeidi H., Jalili R., et al., In situ forming nutritional and temperature sensitive scaffold improves the aesthetic outcome of meshed split-thickness skin grafts in a porcine model. Advances in wound care (2021) 10(3); 113-122.

8. Pangli H., Vatanpour S., Hortamani S., et al. Incorporation of silver nanoparticles in hydrogel matrices for controlling wound infection. Journal of Burn Care & Research (2021) 42(4); 785-793.

9. Pakyari M., Jalili R., Kilani R.T., et al., Studying the in vivo application of a liquid dermal scaffold in promoting wound healing. Experimental Dermatology (2021)31; 715-724.

10. Alnojeidi H., Kilani RT., Ghahary A. Evaluating the biocompatibility of an injectable wound matrix in a murine model. Gels (2022) 8,49.

11. Amiri N., Ghaffari S., Hassanpour I., et al., Antibacterial thermosensitive silver-hydrogel nanocomposite improves would healing. Gels (2023) 9,542.

Intellectual Property

Our proprietary ECM scaffold technology is protected by a portfolio of patents, which form a critical barrier to entry and secure our competitive advantage in regenerative medicine. The Company's patents (collectively, the "Patents") for 10 Minute Tissue™ are included in the table below.

Jurisdiction	Patent No.	Award Date
United States	10,865,811 B2	December 2020
European Union	EP3253417	June 2023
Australia	2016214910	January 2022
Japan	6937696	September 2021
Canada	2,974,209 (Pending Application)

The Company has received patent validations from the following jurisdictions: USA, Japan, Australia, and the European Union (Belgium, Switzerland, Germany, Spain, France, Great Britain, Ireland, Italy, and the Netherlands). Canada is pending.

These Patents protect critical aspects of our ECM scaffold technology, including formulation, methods and temperature-triggered gelation, forming a significant barrier to entry for potential competitors. Certain aspects of our manufacturing processes remain as trade secrets, and we may also license additional third-party patents to broaden our platform capabilities.

Our US Patent (the "Priority Patent") will expire on February 3, 2036. While we believe our intellectual property portfolio is robust, no assurance can be given that newly filed patent applications will be granted or that issued patents will provide complete protection against competitive threats. Additionally, third-party patents, existing or newly granted, could potentially impact our ability to develop, manufacture, or market our current or pipeline products. By coupling stringent internal controls with strategic IP filings and continuous R&D, Conexeu aims to maintain and enhance our competitive edge in the regenerative medicine market for advanced wound care, aesthetic applications, and beyond.

Our Technology and Products

Conexeu has developed a proprietary platform built around its patented CXU Scaffold, an advanced ECM technology designed to work with the body's natural regenerative processes. At its core, this platform leverages a temperature-sensitive collagen-based solution that becomes a gel-like scaffold upon injection or application in the body, typically within about ten minutes. This scaffold supports cell migration, proliferation, neovascularization, and tissue remodeling, for faster healing, making it well-suited for a range of medical and aesthetic applications.

In wound care, Conexeu's ECM scaffold has demonstrated approximately 2.5x faster11 healing compared to industry devices in pilot studies, with reduced scarring, contracture, and improved tissue quality12 Its liquid form enables it to fill irregular wound beds easily before it sets at body temperature. Over time, the scaffold remodels into native-like tissue, addressing applications in acute wounds, burns, tunneling and dehiscent wounds. In parallel, the same foundational technology shows significant potential in regenerative aesthetics: Conexeu envisions using its scaffold as a next-generation soft-tissue filler for facial rejuvenation, replacing or augmenting traditional hyaluronic acid fillers, and biostimulatory fillers, as well as large-volume body contouring (e.g., breast or buttock augmentation). Because it is formulated to mimic our own extracellular Matrix, the CXU scaffold could open the door to injectable, nonsurgical treatments that might ordinarily require invasive implants or fat grafting.

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11 Forbes D., Russ B., Kilani RT., et al. Liquid dermal scaffold with adipose-derived stem cells improves tissue quality in a murine model of impaired wound healing. Journal of Burn Care & Research (2019)40(5); 550-557.
12 Pourghadiri A., Alnojeidi H., Jalili R., et al., In situ forming nutritional and temperature sensitive scaffold improves the aesthetic outcome of meshed split-thickness skin grafts in a porcine model. Advances in wound care (2021) 10(3); 113-122.

Overall, Conexeu's concept is a novel approach to tissue engineering, offering a versatile, biocompatible framework that can potentially be deployed in multiple areas of the body. The Company has secured patent protection worldwide (including the US, EU, Japan, and others) and has completed significant preclinical research. As a platform technology, it has the potential to become a new standard of care in both wound repair and regenerative aesthetics, with additional future possibilities in areas like 3D bioprinting and other organ-supportive applications.

CXU Scaffold - 10 Minute Tissue™

Overview

10 Minute Tissue™ is an ECM scaffold that enables the in-situ (in the body) formation of new human tissue. The product is delivered as a flowable liquid that, upon exposure to body temperature (~37°C), quickly transforms into a stable gel within approximately 10 minutes. Its flowable form at room temperature allows precise application to irregular or deep wounds, while the temperature-triggered gelation ensures it conforms seamlessly to the target area. This rapid in situ gelation creates an optimal environment for cell proliferation, neovascularization, and tissue remodeling, with potential applications in advanced wound care, aesthetic enhancements, and reconstructive procedures.

Biologic Advantages

Preclinical studies suggest that 10 Minute Tissue™ has several potential biologic advantages, including: (i) faster wound closure and margin integration; (ii) reduced inflammatory phase; (iii) non-fibrotic healing; and (iv) enhanced cell viability.

In animal models, 10 Minute Tissue™ has been observed to support fibroblast proliferation throughout the wound phases, resulting in wound closure and may help accelerate tissue repair while reducing complications. Additionally, 10 Minute Tissue™ has been shown in preclinical studies to minimize the inflammatory burst by expediting the clean-up of inflammatory cells and promoting a more conducive healing environment. The product was associated with minimal scarring in preclinical models because the scaffold's cellular organization and low-inflammatory profile foster natural tissue regeneration without fibrotic scarring. Preclinical data also indicated that cells survive better in the CXU scaffold environment, supporting robust tissue integration and longevity.13

CAUTION: INVESTIGATIONAL DEVICE. SAFETY AND EFFECTIVENESS HAVE NOT BEEN ESTABLISHED.

Technical and Commercial Advantages

10 Minute Tissue™ has several technical and commercial advantages, including: (i) cost-efficient manufacturing; (ii) shelf stability; (iii) adaptable formulation and reconstitution; (iv) versatile delivery; and (v) user-friendly operation.

The product contains low-cost materials and involves only two major steps and leverages readily available collagen and polymers. 10 Minute Tissue™ lyophilized "powder" form eliminates the need for refrigeration, significantly extending shelf-life and facilitating global distribution. Additionally, the collagen-agnostic formula can utilize bovine, human, and/or other collagen sources. 10 Minute Tissue™ rehydrates in plasma, saline, or nutrient-rich media, allowing user-friendly reconstitution for different clinical scenarios. It is delivered through a simple syringe application and maintains stable flow properties at room temperature, adapting to standard surgical or wound care devices.

Optimized for Better Tissue Integration

10 Minute Tissue™ achieved better tissue integration in preclinical studies through: (i) thermosensitive setting; (ii) animal evidence; and (iii) minimal scarring and reduced complications.

The product exhibits rapid gelation and transitions from liquid to gel at ~37 °C, achieving a stable scaffold in about ten minutes. Once gelled, it provides a biocompatible environment that cells can remodel into natural tissue. 10 Minute Tissue™ has preclinical studies which have shown that it may have applications in flap repairs, mesh skin grafts, and burn wounds. Additionally, the in-situ gelation ensures a smooth, stable surface for tissue regeneration, lowering the likelihood of infection or additional surgical intervention.

Viscosity, Flow, and Gelation Dynamics

Viscosity, flow and gelation dynamics of 10 Minute Tissue™ include: (i) flowability; (ii) temperature triggered gelation; (iii) safety and bio-composition; and (iv) dosage and administration.

10 Minute Tissue™ is low-viscosity liquid at room temperature for easy application on deep or irregular wound profiles (trauma, burns, and full-thickness defects). The temperature-triggered gelation creates precise contouring: gels at body temperature, providing excellent coverage control and contouring during application. Physical & biocompatibility studies have shown no adverse safety signals, and composition closely mirrors native dermal ECM for optimal cellular interaction. 10 Minute Tissue™ is a single 1.5 cc- 3cc application in the wound site, with potential for additional doses based on wound assessment, and is intended for one-time use per treatment site, ensuring sterility and consistent product performance.

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13 Hosseini-Tabatabaei A., Jalili R., Hartwell R., et al. Embedding Islet in a liquid scaffold increases islet viability and function. Canadian Journal of Diabetes (2012) 37;27-35.

Competitive Advantage

Compared to products like Integra Flowable Wound Matrix, CXU 10 Minute Tissue™ has shown (i) improved cellular interaction; (ii) enhanced flowability and temperature sensitivity; and (iii) faster wound closure in preclinical models.

10 Minute Tissue™ showed low inflammation and enhanced cell proliferation, leading to accelerated wound healing in animal studies. Direct head-to-head clinical comparisons have not yet been completed. It maintains a low-viscosity liquid state at room temperature, making it easier to apply in challenging wound profiles and the precise gelation at ~37 °C offers superior contouring and stability. Additionally, pilot data show a 2.7x faster closure in the first week, achieving 96% closure by day 14, significantly outperforming untreated controls.14

Key Data Points

PRECLINICAL DATA; HUMAN SAFETY AND EFFECTIVENESS REMAIN UNDER INVESTIGATION.

Key data points include:

  Day 7 Closure: CXU treated wounds (CXU Scaffold) remained only 24-32% open vs. 86-92% open in untreated wounds.

  Day 14 Closure: CXU treated wounds achieved 100% closure, while untreated wounds were still 28-58% open.

  Overall Healing Rate: CXU 10 Minute Tissue™ delivers 2.7x faster closure in week 1 and 2.55x faster overall, validated at the 99% confidence level.

By integrating rapid in situ gelation, superior preclinical performance, and ease of use, CXU 10 Minute Tissue™ stands as a next-generation regenerative scaffold for acute wounds, chronic wounds, and soft tissue augmentation. This combination of biologic, technical, and commercial advantages underscore its potential to transform advanced wound care and related markets.

Market

Overview

Market: Wound care and acute wounds

The global advanced wound care market represents a large and expanding opportunity driven by demographic, clinical, and economic factors. Chronic and acute wounds - including diabetic foot ulcers, venous leg ulcers, pressure ulcers, surgical dehiscence, and complex burns - pose a significant and growing healthcare burden. Rising incidence of diabetes, obesity, and vascular disease, together with an aging population, is fueling demand for advanced therapies that accelerate healing, reduce complications, and lower overall treatment costs.15

Traditional wound care approaches, including standard dressings and skin grafts, are associated with inconsistent outcomes, elevated infection risk, and suboptimal cosmetic results.16 Despite substantial expenditures, many wounds remain slow to heal, recurrent, or refractory to existing treatments, leading to higher hospitalization rates and long-term costs. In the United States alone, annual direct spending on chronic wounds exceeds $28 billion, underscoring the urgent need for innovative solutions.17

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14 Pakyari M., Jalili R., Kilani R.T., et al., Studying the in vivo application of a liquid dermal scaffold in promoting wound healing. Experimental Dermatology (2021)31; 715-724.
15 Sen, C.K. et al., "Human Wounds and Its Burden: An Updated Compendium of Estimates," Advances in Wound Care (2021).
16 Nussbaum, S.R. et al., "Health and Economic Burden of Chronic Wounds," Value in Health (2018).
17 U.S. chronic wound cost estimates, Value in Health (2018), CMS data; updated by MedMarket Diligence (2023).

Advanced wound care technologies - spanning biologically active dressings, extracellular matrix (ECM) scaffolds, and bioengineered skin substitutes - are increasingly adopted by hospitals, burn centers, and outpatient facilities. These products seek to replicate or enhance the body's natural regenerative processes, enabling faster wound closure, reduced scarring, and improved quality of life for patients. Industry research estimates that the global advanced wound care market was valued at $10.3 billion in 2022 and is projected to reach $17.8 billion by 2032, reflecting a 5.6% compound annual growth rate (CAGR).18 The broader wound dressing segment, valued at $14.2 billion in 2023, is likewise expected to expand steadily at 4.2% CAGR through 2030.19

These growth drivers - rising chronic wound prevalence, increasing healthcare cost pressures, and regulatory emphasis on measurable patient outcomes-position next-generation regenerative biomaterials as a compelling market opportunity. Innovative scaffolds designed to provide biomimetic tissue environments, faster integration, and reduced inflammation have the potential to displace incumbent products and establish new standards of care. Companies that can deliver consistent, scalable solutions that shorten healing timelines and improve clinical outcomes are expected to capture meaningful share within a high-value, globally expanding sector.

Market: dental soft tissue Market Overview and Market Opportunity

The global dental soft tissue market represents a significant and underpenetrated opportunity at the intersection of periodontics, implantology, and oral reconstruction. Gum disease is among the most prevalent chronic conditions worldwide, with more than 42% of U.S. adults over the age of 30 showing signs of periodontitis and nearly 60% of those over 65 affected.20 The burden is similar in the European Union, where aging demographics and high prevalence of diabetes and smoking amplify risk factors for periodontal disease. This widespread incidence creates sustained demand for therapeutic interventions to regenerate or augment soft tissue and restore long-term oral health.

Within the dental sector, soft tissue procedures focus primarily on pocket reduction, connective tissue grafting, and soft tissue augmentation around implants. Connective tissue grafts harvested from the patient's palate remain the clinical "gold standard" for treating gingival recession, but limitations such as donor site morbidity, procedure complexity, and patient discomfort have created strong demand for biomaterial substitutes.21 Collagen-based membranes and extracellular matrix (ECM) scaffolds are widely utilized to stabilize clots, guide healing, and enhance attachment around teeth and implants. Geistlich's Bio-Gide® collagen membrane, derived from porcine pericardium, is the leading global product in this category and demonstrates the commercial viability of collagen scaffolds in dentistry.22

According to industry research, the global dental membrane and bone graft substitute market was valued at approximately $600 million in 2022, with soft tissue and gum regeneration representing a meaningful share of this total.23 Growth is expected to continue at a mid-single-digit CAGR through 2030, driven by rising implant procedures, greater awareness of periodontal disease, and broader adoption of regenerative biomaterials. In addition, the introduction of next-generation scaffolds-engineered to mimic the natural human extracellular matrix and provide more predictable soft tissue integration-offers the potential to expand the market beyond current collagen membranes and autograft substitutes.

In the United States alone, an estimated 1.2 million periodontal flap and graft procedures are performed annually, with average treatment costs ranging from $1,000 to $3,000 per quadrant.24 At a device cost of approximately $250 per use, the addressable annual opportunity for regenerative scaffolds in periodontal soft tissue repair is between $300 million and $400 million in the U.S., with a similar opportunity across the EU market. Taken together, the combined U.S. and EU soft tissue dental market approaches $600-$800 million annually, positioning innovative scaffolds as a scalable solution in a growing, high-margin specialty category.

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18 Grand View Research, Advanced Wound Care Market Size Report, 2023-2032.
19 Fortune Business Insights, Wound Dressings Market Size Report, 2024-2030.
20 Centers for Disease Control and Prevention (CDC), National Health and Nutrition Examination Survey (NHANES) 2009-2010; CDC Oral Health Surveillance Report, 2022.
21 American Academy of Periodontology, "Gum Graft Surgery," clinical guidance, 2023.
22 iData Research, Global Dental Barrier Membrane Market Report (2023); company publications.
23 Grand View Research, Dental Membrane and Bone Graft Substitute Market Size Report, 2023-2030.\
24 Market model derived from U.S. flap/osseous and graft procedure volumes (Precedence Research, 2024) and average fee estimates (CareCredit, ADA Survey of Dental Fees).

Market: Medical Aesthetics

Market Overview and Market Opportunity - Medical Aesthetics

The global medical aesthetics sector has evolved rapidly over the past decade, shifting from traditional volumizing treatments toward regenerative and biostimulatory solutions that restore tissue quality and promote natural, long-lasting results. A central trend is the move away from "anti-aging" toward "aging-well," with patients seeking subtle, natural enhancements that support healthy appearance over time rather than dramatic, short-term changes.25 Industry surveys, including the Allergan Aesthetics Global Survey 2021, confirm that a significant share of consumers now prioritize outcomes linked to natural collagen restoration and durability.26 This consumer shift has expanded the total addressable market for biologically based injectables and accelerated demand for products that can stimulate tissue renewal rather than simply displace lost volume.

Market fundamentals are strong

The International Society of Aesthetic Plastic Surgery (ISAPS) has reported consistent global growth in both female and male aesthetic procedures, reflecting broader acceptance across age groups and geographies.27 The worldwide soft-tissue filler market reached approximately $5.08 billion in 2023 and is projected to exceed $10 billion by 2032, representing nearly a doubling of market size in under a decade.28 The momentum is supported by expanding consumer segments, including younger "prejuvenation" patients entering the market earlier, thereby increasing lifetime value per patient.

Impact of GLP-1 weight-loss drugs

A new driver of growth is the widespread adoption of GLP-1 agonists such as Ozempic™ and Wegovy™, which have triggered visible facial and body tissue volume loss-a phenomenon colloquially known as "Ozempic Face."29 Surgeons report increased demand for fillers, fat grafting, and adjunctive procedures to address hollowed features and skin laxity due to tissue loss, with nearly one in four clinicians forecasting sustained demand linked to GLP-1 therapies.30 This structural trend represents an emerging large-volume opportunity not well served by existing hyaluronic acid (HA) fillers, which are primarily designed for small, localized corrections.

Biostimulatory injectables are outpacing the category

While HA fillers dominate current sales, the biostimulatory filler market - led by products with calcium hydroxylapatite (CaHA), poly-L-lactic acid (PLLA), polycaprolactone (PCL), and polymethylmethacrylate (PMMA) - remains a concentrated but high-growth niche. CaHA alone generated approximately $650 million in global sales in 2023 and is projected to more than double to $1.6 billion by 2030, reflecting clinician preference for products that stimulate endogenous collagen and elastin production.31 This trend underscores the growing demand for safer, more effective materials that deliver regenerative benefits rather than temporary volume.

Changing consumer and regulatory dynamics

Several forces are reshaping product demand:

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25 Allergan Aesthetics, Global Aesthetics Survey 2021.
26 See note above.
27 International Society of Aesthetic Plastic Surgery (ISAPS), Global Survey of Aesthetic Procedures, 2022.
28 Market Data: Grand View Research, Soft Tissue Filler Market Size Report, 2024-2032.
29 Arianna Johnson, "Cosmetic Surgery Trends: Weight Loss Drugs Drove Spike in Fillers and Facelifts Last Year," Forbes, June 25, 2024.
30 Lori Solomon, "New Facial Plastic Surgery Survey Illustrates Impact of GLP-1 Receptor Agonists," Dermsquared, February 7, 2025.
31 Grand View Research, Global Calcium Hydroxylapatite (CaHA) Filler Market Size & Outlook, 2024.

  Safety concerns: Reports of delayed-onset nodules, vascular occlusion, and long-term persistence have raised awareness of risks associated with synthetic and crosslinked HA fillers.
  Regulatory pressures: Authorities in the U.S., EU, and Asia are reviewing safety data more stringently, including durability and immunogenicity profiles of injectables.
  Consumer fatigue: Many patients report diminishing returns from frequent maintenance treatments, increasing openness to products with regenerative properties and longer intervals between sessions.
  Expanded indications: Demand is rising for large-volume corrections (face and body) in response to GLP-1-associated changes, creating an unmet need for biocompatible, regenerative solutions.

Opportunity for next-generation collagen platforms. Conexeu's 10 Minute Tissue™ scaffold, human cell derived, temperature-gelling collagen injectable, is uniquely positioned to address these shifts. The product is designed to:

  Replace small-volume HA fillers with a native human collagen matrix aligned with the wellness and "natural" movement;
  Capture new large-volume corrections driven by GLP-1-associated lipoatrophy, where safety and biocompatibility are critical; and
  Establish a first-in-class position in the biostimulatory category, where only four incumbent synthetic materials (PLLA, CaHA, PCL, PMMA) are currently in use.

Together, these converging dynamics create a multi-billion-dollar runway for human-collagen-based injectables. By meeting unmet needs in natural regeneration, large-volume safety, and regulatory alignment, Conexeu's collagen platform has the potential to displace incumbent technologies and define the next generation of aesthetic treatment standards.

GOVERNMENT REGULATION

U.S. Regulation of Medical Devices

510(k) Clearance Marketing Pathway

To obtain 510(k) clearance, a company must submit to the FDA a premarket notification demonstrating that the proposed device is "substantially equivalent" to a legally marketed predicate device. A predicate device is a legally marketed device that is not subject to premarket approval, such as devices marketed before May 28, 1976, devices reclassified from Class III to Class II or I, or devices found substantially equivalent through the 510(k) process.

The FDA's 510(k) review usually takes three to twelve months but may take longer. The FDA may request additional information, including clinical data, to make a determination regarding substantial equivalence. FDA also collects user fees for certain submissions and annual establishment fees.

If the FDA agrees that the device is substantially equivalent to a predicate, it grants clearance for commercial marketing. If it determines the device is "not substantially equivalent," the device is automatically designated as Class III. The sponsor must then either pursue the more rigorous PMA process or request a risk-based classification under the de novo pathway.

Once a device receives clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in intended use, requires a new 510(k) or possibly PMA approval. Manufacturers must determine whether a change requires resubmission, but the FDA can review and overrule such determinations. If the FDA disagrees, it can require cessation of marketing or a recall until authorization is granted. Noncompliance may result in significant penalties.

PMA Approval Pathway

Class III devices generally require PMA approval before marketing. The PMA process is more demanding than 510(k) and requires manufacturers to demonstrate safety and effectiveness with extensive preclinical and clinical data. PMAs must also include a full device description, manufacturing methods and facilities, quality controls, and proposed labeling.

Once submitted, the FDA first determines whether the PMA is sufficiently complete for review. While the statutory review period is 180 days, in practice the process can take several years. The FDA may convene an advisory panel of outside experts to evaluate the application. In addition, the FDA generally conducts pre-approval inspections of manufacturing facilities to ensure compliance with the Quality System Regulation (QSR). PMA applications are subject to user fees, which are higher than those for 510(k).

The FDA approves a PMA if the data provide valid scientific evidence and demonstrate reasonable assurance of safety and effectiveness. Approval may be conditional, requiring post-approval studies, long-term follow-up, labeling restrictions, or surveillance commitments. Failure to comply with post-approval requirements can result in withdrawal of approval.

Certain changes to an approved device, such as modifications in design, manufacturing facilities, or quality controls, may require a PMA supplement. Some changes are significant enough to require a new PMA, particularly where they affect intended use, operating principles, or performance in a way that constitutes a new generation of the device.

De Novo Classification

Medical device types that have not previously been classified default to Class III, regardless of risk. The de novo classification process provides a pathway for low- to moderate-risk devices without a predicate to be down-classified into Class I or II.

Manufacturers may now request de novo classification directly, without first submitting a 510(k). The FDA is required to decide within 120 days, though in practice it often takes longer. If the request is granted, the device may be legally marketed. However, the FDA may deny the request if it identifies a suitable predicate, determines the device is not low-to-moderate risk, or finds that special controls cannot adequately mitigate risks.

Once de novo classification is granted, subsequent modifications that significantly affect safety or effectiveness may require a new 510(k), another de novo request, or even PMA approval.

Clinical Trials

Clinical trials are often required to support PMA or de novo classification and sometimes for 510(k) submissions. All such trials must comply with FDA's Investigational Device Exemption (IDE) regulations, which govern labeling, prohibit promotion, and set requirements for monitoring, reporting, and record-keeping.

If a device poses a "significant risk" to health, an IDE application must be submitted and approved by FDA before starting human trials. Non-significant risk devices do not require an IDE submission but must still meet abbreviated IDE requirements. A significant risk device is typically one that is implanted, sustains life, or poses potential for serious harm.

Clinical studies must also be approved and overseen by Institutional Review Boards (IRBs). Even after approval, the FDA, sponsor, or IRB may suspend or terminate a trial if risks outweigh benefits. Sponsors and investigators must follow FDA requirements, including informed consent, adverse event reporting, trial monitoring, and strict protocol adherence.

Post-Market Regulation of Medical Devices

After market entry, devices remain subject to numerous FDA requirements, including:

  Product listing and establishment registration
  Quality System Regulation (QSR) and, once effective, the Quality Management System Regulation (QMSR)
  Labeling restrictions and prohibitions on off-label promotion

  Authorization for significant modification
  Medical Device Reporting (MDR) requirements for adverse events and malfunction
  Correction, removal, and recall reporting obligation
  Post-market restrictions or surveillance as necessary
  Compliance with FDA recall authority

Manufacturers must maintain device master files, history files, and complaint files, and are subject to routine and unscheduled inspections. Noncompliance can result in recalls, enforcement actions, or plant shutdowns. The FDA has broad enforcement powers, including:

  Warning letters, fines, injunctions, and civil penalties
  Recalls, seizures, or operating restrictions
  Suspension of production
  Refusal or withdrawal of clearances or approvals
  Criminal prosecution

Foreign Regulation of Medical Devices

In addition to U.S. requirements, devices are subject to foreign regulations.

European Union Regulation

Medical devices in the EU are governed by Regulation (EU) No. 2017/745 (Medical Devices Regulation, MDR), which replaced the Medical Devices Directive in May 2021. Unlike directives, regulations apply directly across member states.

Devices must comply with general safety and performance requirements. To demonstrate compliance, manufacturers undergo conformity assessments, usually with a notified body, unless the device is low-risk (Class I). Successful assessment results in a certificate of conformity, enabling CE marking and market entry across the EU.

Manufacturers are also subject to ongoing audits, incident reporting, and field safety corrective actions. Serious incidents and corrective actions must be reported to authorities.

Coverage and Reimbursement

In the U.S., commercial success depends on third-party payor coverage and reimbursement. Devices are typically reimbursed as part of the surgical procedure in which they are used. Coverage varies among payors but is often contingent on:

– Medical necessity

– Cost effectiveness

– Non-experimental use

Payors increasingly scrutinize pricing, billing, and care settings, and some require prior authorization for new or innovative technologies. Limited coverage or reimbursement can reduce demand even for FDA-cleared products.

Other U.S. Healthcare Laws

Medical device companies must also comply with other healthcare laws, including:

– Federal and state anti-kickback statutes

– Civil and criminal false claims laws

– Civil Monetary Penalty Laws

– HIPAA fraud provisions

– Physician Payments Sunshine Act transparency requirements

Violations can result in civil or criminal penalties, fines, exclusion from federal programs, and even imprisonment.

Healthcare Reform

Ongoing healthcare reforms and cost-containment efforts may limit coverage or reimbursement, placing additional pressure on medical device pricing and utilization. These measures could directly impact revenue and profitability across the industry.

Overview of Strategic Plan

Conexeu's strategic plan leverages our 10 Minute Tissue™ scaffold to capture significant market share in regenerative medicine. This section combines regulatory & clinical milestones, manufacturing scale-up, market entry, and short-to-long term reimbursement objectives to position us for successful adoption in advanced wound care.

Short-Term Objectives

Regulatory and Clinical Milestones

Within 12 months, the Company aims to finalize its initial 510(k) submission to the FDA. This includes addressing any FDA queries promptly and ensuring robust safety/efficacy data as it relates to wound closure and tissue integration. The Company also aims to pilot clinical studies by launching targeted pilot programs in hospital wound centers and outpatient clinics to collect real-world performance metrics.

Manufacturing Scale-Up (Concurrent)

Concurrently with other short-term objectives, the Company intends to source CDMOs for manufacturing scale-up and aims to validate Current Good Manufacturing Practice ("cGMP") processes. This includes planning capacity expansion for near-future demand.

Market Entry & Pilot Programs

The Company would like to conduct early outreach and engage leading burn units, trauma wards, and specialized wound care clinics. If the 510(k) is cleared by the FDA, the Company aims to begin partial usage and gathering pilot claims data.

Post 510(k) Clearance

The Company has the following short-term objectives post-approval of its 510(k) by the FDA:

  Immediate CDMO review and retain (1-3months pre-510k submission)

    Objective: Liaise with CMDO's, and establish contract manufacturing capabilities

  Reimbursement Strategy & Code Determination (9-12 months post-approval)

    Objective: Access the U.S. reimbursement landscape and determine whether an existing Q-code or C-code applies, or if a new code is needed by engaging reimbursement consultants and gathering supporting documentation.

  Healthcare Common Procedure Coding System ("HCPCS") Application Prep (9-12 months post-approval)

  Objective: Submit a complete application for a Q-code or C-code during the Centers for Medicare & Medicaid Services ("CMS") specified windows by assembling clinical data, economic evidence, and pilot usage results and to begin partial early usage via transitional billing.

  Market Entry & Pilot Programs (9-12 months post-approval)

    A controlled, limited commercial release to a small number of real-world customers/sites to validate market assumptions, serviceability, training, pricing, and channel operations after 510(k) clearance (and any other necessary listings/registrations).

Commercial Rollout & Geographic Expansion

The Company aims to transition from pilot programs to broader market entry in North America for full-scale commercialization.

To achieve broad North American commercialization, Conexeu is evaluating two complementary go-to-market options:

1. Distributor Partnerships - Engage established regional and national distributors to accelerate penetration of community hospitals and ambulatory surgical sites, leveraging their existing customer base and logistics.

2. Strategic Out-Licensing - Where rapid scale or bundled contracting is advantageous, license 10 Minute Tissue™ to a major wound-care company that already holds GPO and IDN agreements, exchanging some margin for immediate volume and market share.

These parallel tracks allow the Company to match channel strategy to account size and reimbursement dynamics, while also laying a foundation for staged expansion.

The Company has the following mid-term research and market entry objectives:

  Enhanced Clinical Data & Expanded Labeling

    Objective: Conduct larger patient cohort studies for additional FDA indications (e.g., deeper wounds and burns) by using real-world data to support coverage discussions with Medicare Administrative Contractors ("MACs") and private insurers.

  Pricing & Coverage Determination
  Objective: Solidify stable reimbursement pathways under newly assigned codes or coverage guidelines by presenting robust clinical and economic data and monitoring Local Coverage Determinations ("LCDs") or potential National Coverage Determinations ("NCDs").

    Advocacy & Health Economics (Ongoing)

  Objective: Reinforce the value proposition with real-world cost savings by conducting pilot studies focusing on shorter hospital stays, infection rate reductions, and lower recurrence rates and engaging key opinion leaders ("KOLs").

Long-Term Objectives

The Company has the following long-term objectives:

  Platform Expansion & Diversification (post-510k Clearance)

    Objective: Leverage final coverage adoption for expansions into new wound types or updated labeling (e.g., post-surgical incisions and complex burn reconstructions) by developing next-generation ECM scaffolds and tissue for partial mastectomy repairs, potential large-volume reconstructive applications, or synergy with advanced 3D bio-printing.

  Global Market Leadership

    Objective: Achieve robust Medicare, Medicaid, and private payer acceptance by maximizing operational efficiency and securing global regulatory clearances and partnerships with top-tier group purchasing organizations ("GPOs").

  Sustainable Growth & Operational Excellence

    Objective: File for updated coverage or codes if new data supports advanced usage scenarios to maintain product relevance, ensure high patient adoption, and fortify Conexeu's reputation as a leading innovator in regenerative medicine.

Three-Year PMA Strategy for Aesthetic Applications and R&D

Our three-year pre-market approval (“PMA”) strategy for aesthetic applications is designed to generate robust preclinical and clinical evidence to support FDA approval for our collagen injectable product. This strategy encompasses targeted R&D research, rigorous preclinical studies, and a phased clinical trial approach from 2025 to 2027.

Year 1 (2025): Preclinical Optimization and Phase 1 Trials

The Company has the following preclinical and phase 1 objectives for 2025:

  Preclinical Studies (Currently ongoing):

    Conduct small- and large-volume animal studies (e.g. rabbit models) to evaluate injection performance, tissue integration, inflammatory response, persistence of volumetric effect and time to full tissue remodeling

  Rheology Testing (Currently ongoing):
    Complete a comprehensive rheological analysis to confirm gelation kinetics (targeting 10 ± 1 minutes at body temperature) and validate mechanical properties compared to market-leading hyaluronic acid and biostimulatory dermal fillers.

Year 2 (2026): Phase 2 Clinical Evaluation and Data Expansion

The Company has the following Phase 2 objectives for 2026:

  Conduct FDA approved and expanded small-volume GMP animal study (e.g., rabbit models) to evaluate injection performance, tissue integration, and inflammatory responses.

  FDA Pre-Submission Meeting (Q3 2026) - Engage the FDA in an early Q-Sub meeting to confirm proposed 510(k)/PMA pathways, clinical-study design, and bench-testing requirements for 10 Minute Tissue™, mitigating regulatory risk and aligning timelines before full submission.

  Preclinical Feasibility:

    Initiate a pilot safety and feasibility GLP animal trial, focusing on small volume and large volume aesthetic applications such as facial rejuvenation and body contouring, respectively.

    Primary endpoints include safety, tolerability, and preliminary efficacy.

Year 2/3 (2027/28): Pilot Human Clinical Trial

The Company has the following Phase 1 objectives for 2027/28:

• Early Feasibility Trial

  Open-label, dose study under Investigational Device Exemption ("IDE") to establish safety & practicality of injections for small-volume facial areas (e.g., cheeks, nasolabial folds)
  Primary endpoints: acute & late adverse events, injection pain, preliminary wrinkle-severity change Secondary: histology on optional biopsies, rheology-to-clinical correlation ≈ 25-40 subjects
    IDE approval in ±30 days once complete package is filed to fda.gov
    Submit annual IDE progress report & safety line-listing at 6 months

• Pivotal Trial 2028

  Multicenter, blinded, split-face or active-controlled study to demonstrate substantial equivalence or superiority for both small- and large-volume indications (mid-face, cheek, hand, potentially body contouring)
  Co-primary endpoints (at 6 & 12 months)
  Key safety endpoints: eg. nodules, granulomas, adaptive review after first 50 pts to allow dose-range refinement ≈ 180-250 subjects (mirrors Voluma pivotal: 235 treated / 47 control) at 10-15 U.S. & OUS sites; 12-month primary follow-up, with PAS through 24 months
  Interim data packages (month 6 & month 12) submitted via PMA interactive review path
  End-of-Phase 2 (Pre-PMA) meeting: agree on labeling language & post-approval study design

The Company has the following objectives for 2028/29:

• PMA compilation & filing

  Lock database, complete statistical report, integrated safety summary, manufacturing & modules
  Quality-system readiness audit
  Compile and file PMA with interactive review pathway
  Initiate manufacturing scale-up commercial launch preparation
  Target Q3 2029 commercial launch with revenue generation expected to begin in Q3/Q4 2029

Veterinary Medicine Market Strategy

Conexeu's technology has been extensively validated in animal models through our wound care clinical work, demonstrating safety, efficacy, and robust tissue integration. Building on this foundation, we are strategically expanding into the veterinary market to address chronic wounds and soft tissue injuries in animals such as dogs, cats, and horses.

The Company has the following market strategy for veterinary medicine:

• Market Research & Partner Engagement:

  Objective: Conduct targeted market surveys and engage with leading veterinary hospitals, specialty clinics, and distributors to assess demand, understand regulatory requirements, and identify key market segments and ensure ease of administration and alignment with veterinary standards.

• Product Adaptation:

  Objective: Evaluate any necessary formulation or packaging adjustments to optimize the 10 Minute Tissue™ scaffold for veterinary applications, ensuring ease of administration and compliance with industry standards.

• Strategic Planning & Sales Channel Development:

  Objective: Develop a comprehensive go-to-market strategy tailored for veterinary practitioners, hospitals, and specialty clinics and establish collaborative channels with distributors to accelerate commercial penetration.

• Pilot Clinical Implementation:

  Objective: Leverage our existing animal study data from wound care programs to initiate pilot clinical use in veterinary settings by collaborating with key opinion leaders to validate safety, efficacy, and best practice protocols.

• Pivotal Clinical Programs & Commercial Launch:

  Objective: Expand clinical deployments to collect robust data, refine product usage, and finalize market positioning by launching commercial activities in North America, with future plans for international expansion.

• Ongoing Support & Training:

  Objective: Implement comprehensive training and support programs for veterinary practitioners to ensure proper integration and use of the product in routine veterinary care.

3D Bioink Market Strategy

Conexeu is expanding its application of the 10 Minute Tissue™ platform into the 3D printing space, leveraging our proprietary ECM scaffold technology to develop customizable, patient-specific tissue constructs. Our strategy is to adapt our current formulation and develop protocols that meet the rigorous demands of 3D bio-printing, thus opening new avenues in reconstructive and regenerative medicine.

Formulation and Protocol Development and Initial Testing

The Company has the following bioink objectives:

  Printing Protocols & Formulation:
  Test and design protocols using the 10 Minute Tissue™ scaffold to create a stable, printable bioink and optimizing printing protocol.
  Rheology & Mechanical Testing:
  Conduct comprehensive laboratory tests to verify that the bioink exhibits a target gelation time of 10 ± 1 minutes at body temperature and demonstrates suitable mechanical properties for 3D printing.
  Prototype Development:
  Produce initial tissue structure prototypes and perform in vitro assessments for cellular compatibility, structural integrity.

Preclinical Studies and Iterative Optimization

The Company has the following bio-printing objectives:

  Preclinical Animal Studies:
  Utilize our established animal models to test 3D printing prototypes in constructing tissue analogs.
  Evaluate outcomes such as integration, vascularization, and biomechanical stability Iterative Formulation Refinement:
  Analyze preclinical data to optimize bioink properties, ensuring enhanced cell viability and reproducible printing performance.
  Collaborative Partnerships:
  Initiate collaborations with leading 3D bio-printing companies and academic research centers to leverage complementary expertise and accelerate product development.

Compliance with Environmental Laws

Compliance with foreign, federal, state and local laws that have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had a material effect on our capital expenditures, earnings or competitive position.

Properties

Our corporate headquarters is located at Suite 880, 50 West Liberty Street, Reno, Nevada, 89501, USA. We do not own any real property.

Legal Proceedings

In the ordinary course of business, we may from time to time become subject to legal proceedings and claims arising in connection with ongoing business activities. The results of litigation and claims cannot be predicted with certainty, and unfavorable resolutions are possible and could materially affect our results of operations, financial condition or cash flows. In addition, regardless of the outcome, litigation could have an adverse impact on us as a result of legal fees, the diversion of management's time and attention and other factors.

There are no matters as of November 28, 2025 that in the opinion of management might have a material adverse effect on our results of operations, financial condition or cash flows, or that are required to be disclosed under the rules of the SEC.

Securities Authorized for Issuance under Equity Compensation Plans

On June 7, 2025, our Board authorized and approved the adoption of the Company's 2025 Stock Incentive Plan (the "2025 Stock Incentive Plan"), under which an aggregate of 3,000,000 of our shares of common stock may be issued pursuant to all awards granted or that may be granted under the 2025 Stock Incentive Plan. The Company's 2025 Stock Incentive Plan was approved by the written consent of our stockholders holding a majority of the outstanding shares of common stock on July 10, 2025.

The purpose of our 2025 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2025 Stock Incentive Plan is to be administered by our Compensation Committee or any other committee appointed by the Board to administer the 2025 Stock Incentive plan, or else the Board, which shall determine, among other things: (i) the persons to be granted awards under the 2025 Stock Incentive Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, stock options, restricted stock units, stock appreciation rights, deferred stock rights and dividend equivalent rights, among others, under the 2025 Stock Incentive Plan. As indicated above, an aggregate of 3,000,000 of our shares may be issued pursuant to the grant of awards under the 2025 Stock Incentive Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant's continuous service only to the extent provided by the administrator under the 2025 Stock Incentive Plan. If the administrator under the 2025 Stock Incentive Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant's service has been terminated for "cause", he or she shall immediately forfeit all rights to any of the awards outstanding.

The 2025 Stock Incentive Plan contains the best practice provisions that reinforce the alignment between stockholders' interests and equity compensation agreements. These provisions include, but are not limited to:

  No discounted awards: the exercise price of an award must not be lower than 100% of the fair market value of the shares on the stock exchange or system on which the shares are traded or quoted at the time the award is granted;

  No buyout without shareholder approval: outstanding options or non-qualified stock options ("SARs") may not be bought out or surrendered in exchange for cash unless shareholder approval is received;

  No repricing without shareholder approval: the Company may not, without shareholder approval, reprice an award by reducing the exercise price of a stock option or exchanging a stock option for cash, other awards or a new stock option with a reduced exercise price;

  Minimum vesting requirements for "full-value" awards: except in the case of an award granted in substitution and cancellation of an award granted by an acquired organization and shares delivered in lieu of fully vested cash awards, any equity-based awards granted under the 2025 Stock Incentive Plan will have a vesting period of not less than one year from the date of grant; provided, however, that this minimum vesting restriction will not be applicable to equity-based awards not in excess of 5% of the number of shares available for grant under the 2025 Stock Incentive Plan. For avoidance of doubt, the foregoing restrictions do not apply to the Board's discretion to provide for accelerated exercisability or vesting of any award in case of death or disability. The treatment of awards in connection with a change of control are described below;

  No accelerated vesting of outstanding unvested awards and double-trigger change of control requirements: no acceleration of any unvested awards shall occur except in the case of the death or disability of the grantee or upon a change of control. In this respect the 2025 Stock Incentive Plan requires a "double-trigger" - both a change of control and a qualifying termination of continuing services - to accelerate the vesting of awards. In connection with a change in control, time-based awards shall only be accelerated if the awards are not assumed or converted following the change in control and performance-based awards shall only be accelerated: (i) to the extent of actual achievement of the performance conditions; or (ii) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual level achievement. In connection with vesting of outstanding awards following a qualifying termination after a change in control (i.e., double-trigger vesting), the same conditions set forth in the preceding sentence will apply;

  No dividends for unvested awards: holders of any awards which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such awards;

  No liberal share recycling: shares issued under the 2025 Stock Incentive Plan pursuant to an award, or shares retained by or delivered to the Company to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the vesting of incentive stock awards or SARs, and shares purchased by the Company in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the 2025 Stock Incentive Plan;

  Transferability: the awards granted under the 2025 Stock Incentive Plan generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution;

  No automatic grants: the 2025 Stock Incentive Plan does not provide for automatic grants to any eligible participant; and

  No evergreen provision: the 2025 Stock Incentive Plan does not provide for an "evergreen" feature pursuant to which the shares authorized for issuance under the 2025 Stock Incentive Plan can be automatically replenished.

The foregoing summary of the 2025 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the 2025 Stock Incentive Plan, which is attached as Exhibit 10.14 to this registration statement.

MANAGEMENT

All Conexeu directors hold office until the next annual general meeting of the shareholders unless his office is earlier vacated in accordance with our Articles or he becomes disqualified to act as a director. Conexeu officers are appointed by our Board and hold office until their earlier death, retirement, resignation or removal.

Conexeu executive officers and directors and their respective ages as of the date of this report are as follows:

Name and Position	Age	Term of Office	Positions Held During the Last Five Years
Miles Harrison President, Chief Executive Officer ("CEO") and Director	61	October 23, 2025 to present	President, CEO and director of Conexeu Sciences Inc. (Oct 2025 to present); Director of Castle Biosciences, Inc. (2020 to present); Co-Founder, President and CEO of Novaestiq, (2021 to Jul 2025); President and GM of Galderma (2014 to 2021)
Stephen D. Inouye Chief Financial Officer ("CFO") Secretary and Treasurer	65	November 13, 2023 to present (CFO) April 8, 2025 to present (Secretary and Treasurer)	President of SDI Consulting, Inc. (1995 to present)
Dr. Brian K. Pilcher, PhD Chief Medical Officer ("CMO")	57	April 8, 2025 to present (CMO) April 8, 2025 to October 23, 2025 (President) May 14, 2025 to October 23, 2025 (Director)	President, CMO, and Director of Critical Mass Medical Affairs and Scientific Strategy Consultants (2017 to present); Chief Science Officer of Suneva Medical (2019 to 2024)

Name and Position	Age	Term of Office	Positions Held During the Last Five Years
Dr. Claudia Chavez-Munoz, PhD Chief Science Officer ("CSO")	46	April 8, 2025 to present (CSO) October 16, 2023 to April 8, 2025 (Chief Medical Officer)	Research Scientist of Vancouver Coastal Health, Prostate Centre (2018 to 2024)
Jeff Sharpe Non-executive Chairman and Director	54	May 14, 2025 to present (Director) October 23, 2025 to present (Non-executive Chairman)	Director, CEO, and President of 1030630 B.C. Ltd. (2017 to present)
Sebastian Purcell Director	45	October 23, 2025 to present	Associate Professor, State University of New York (SUNY) at Cortland (Sept. 2011 to present); CEO and Co-Founder, OnePointTwo Capital Management LLC (March 2022 to present); CEO and Co-Founder, OnePointTwo Labs Analytics LLC (Sept. 2016 to present)
Aaron Farberg Director	40	October 31, 2025 to present	Chief Medical Officer of Bare Derm Group, Inc.; Executive Director at Reveal Research Institute, PLLC; Adjust Clinical Assistant Professor and Assistant Residency Program Director at UNT Health Science Center, Fort Worth, TX;
David Bogart Director	56	November 13, 2023 to present	CEO, President, and Director of 0865546 B.C. Ltd. dba Coal Harbour Capital (2009 to present)
Dr. Paul Lorenc Director	70	May 14, 2025 to present	CEO and Director of Lorenc Aesthetic Plastic Surgery (1988 to present)

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Executive Team

Miles Harrison, President, Chief Executive Officer and Director

Miles Harrison is a healthcare and aesthetics executive with a proven record of scaling global businesses, driving innovation, and creating shareholder value.

He currently serves on the Board of Castle Biosciences (NASDAQ: CSTL) and sits on the Compensation Committee and Nominating and Governance Committee, Castle Biosciences provides test solutions for the diagnosis and treatment of dermatologic cancers. Previously, Miles co-founded and led Novaestiq Corp., building a novel aesthetics platform, raising $10.5M in early financing, and securing strategic distribution with Croma Pharma in North America. He successfully positioned Novaestiq for a significant strategic exit in 2025.

Before Novaestiq, Miles was President & General Manager, North America at Galderma, leading three business units-Aesthetics, Consumer, and Prescription-across North America, with an expansive employee base and over $2.0B in revenue. He drove sustained growth and margin expansion, and scaled several iconic consumer, aesthetic and prescription brands including Cetaphil®, Differin®, Dysport®, Sculptra®, Restylane® and Epiduo®. Miles was part of the executive leadership team that supported EQT's $10.2B acquisition of Galderma in late 2019.

Earlier, at Nestlé Skin Health, he built the U.S. Consumer Business Unit from the ground up, delivering double-digit organic growth and leading the first FDA-approved RX-to-OTC acne switch in 30 years (Differin® Gel).

Miles seeks to bring a blend of boardroom discipline and entrepreneurial drive to his next role as CEO of Conexeu™ Sciences Inc. Known for building high-performing teams and shaping cultures that thrive under change, he combines governance depth, capital strategy expertise, and hands-on operating leadership. At Conexeu™, he will lead the charge to bring first-in-class disruptive human collagen technologies to market across aesthetics, wound care, and regenerative medicine-pioneering a category that sits at the intersection of science, patient impact, and long-term value creation.

Stephen D. Inouye, Chief Financial Officer, Secretary and Treasurer

Mr. Inouye was appointed as Chief Financial Officer of the Company on November 13, 2023, and as Secretary and Treasurer of the Company on April 8, 2025. Mr. Inouye is a financial executive, boasting a robust career of nearly 40 years in accounting and tax management. His experience includes strategic financial guidance to a wide array of private and public organizations, serving in pivotal leadership roles in both sectors. His expertise, including serving as a director and senior officer to a number of publicly listed companies, spans startup and small-cap public market sectors, underscored by a strong command over capital market advisory services. Mr. Inouye has an impressive track record in providing guidance for 'go-public' transactions, contributing significantly to effective capital raising initiatives fueling corporate growth. His vast experience also encompasses U.S. and Canadian securities, public company regulations, and corporate governance.

Dr. Brian K. Pilcher, PhD, Chief Medical Officer

Dr. Pilcher was appointed as Chief Medical Officer of the Company on April, 2025. Dr. Pilcher draws on 25+ years of expertise in Dermatology, Plastic Surgery, and Aesthetics, developing medical affairs, clinical education, and research programs across multiple leading organizations. From serving as Chief Scientific Officer at Suneva Medical to Vice Presidential roles at Merz North America, BioForm Medical, and Cutanix Corporation, he has guided cross-functional teams in bringing innovative therapies to market.

At Suneva, Dr. Pilcher spearheaded initiatives that transitioned a single-product dermal filler focus into a comprehensive regenerative aesthetics portfolio, overseeing product launches, thought-leader engagement, clinical education and scientific communications. During his tenure at Merz North America, he managed medical affairs strategies across multiple business units, including Aesthetics, Medical Dermatology and Neurology, while supervising a 55-member field force responsible for medical and clinical training across Radiesse, Belotero, Xeomin, and Ulthera. His ability to forge strategic relationships with key opinion leaders was equally evident at BioForm Medical, where he orchestrated a multi-disciplinary National Medical Education Faculty leading to innovation in new indications for Radiesse dermal filler and furtherance of clinical education initiatives globally.

Academically, Dr. Pilcher earned his PhD in Cell and Molecular Biology from the University of Oklahoma College of Medicine, followed by postdoctoral training in Dermatology at Washington University in St. Louis, MO. He later served as an Assistant Professor at UT Southwestern Medical Center, focusing on the cellular and molecular mechanisms of wound repair. This strong scientific background, combined with commercial acumen, informs his commitment bringing innovations to market with an emphasis on efficacy and patient safety.

Dr. Claudia Chavez-Munoz, MD, PhD, Chief Science Officer

Dr. Claudia Chavez-Munoz is a distinguished surgeon-scientist recognized internationally for her pioneering contributions to burn care, wound healing, and tissue regeneration. She is the co-founder of Conexeu Science Inc., established in 2023. Initially appointed as the company's Chief Medical Officer (October 16, 2023 - April 8, 2025), she now serves as Chief Science Officer, leading innovation in regenerative therapeutics.

Dr. Chavez-Munoz earned her medical degree from the National Autonomous University of Mexico (UNAM), followed by training in Plastic and Reconstructive Surgery in Mexico City. Her clinical experience includes a rotation at the renowned Burn Unit of Massachusetts General Hospital (Boston, MA). Motivated by the limitations of conventional wound treatments, she pursued a Ph.D. in Experimental Medicine at UBC, where she discovered a novel regulatory protein cluster (SPARC/SFN) involved in collagen type I synthesis. Her work also identified a previously unknown mode of intercellular communication between keratinocytes and fibroblasts via exosomes, contributing significantly to the field of scar modulation.

Following her doctoral studies, Dr. Chavez-Munoz completed a post-doctoral fellowship at Northwestern University's Feinberg School of Medicine. There, she developed an implantable in vivo bioreactor-subsequently patented and licensed to the U.S. Army-that enabled controlled skin and muscle regeneration. Her research in adipose-derived stem cells, decellularized matrices, and advanced biomaterials has garnered numerous accolades, including the Wound Healing Society's New Investigator Award, CIHR scholarships, and multiple distinctions from UBC and Vancouver Coastal Health.

Currently, Dr. Chavez-Munoz serves as an Adjunct Professor in the Faculty of Medicine at UBC, where she has mentored graduate trainees (2 MSc, 2 PhD) and contributes to the Undergraduate MD Program through lectures in regenerative biology and surgical innovation. Her academic research continues to focus on extracellular matrix (ECM)-based therapies and 3D organ reseeding. At Conexeu, she leads the scientific direction of the 10 Minute Tissue™ scaffold platform, translating more than a decade of high-impact research into next-generation, clinically actionable solutions for complex wound healing, reconstructive surgery, and regenerative medicine.

Directors

Jeff Sharpe, Non-executive Chairman & Director

Mr. Sharpe was appointed as Chief Executive Officer and director of the Company on May 14, 2025. Most recently, Mr. Sharpe stepped aside to allow for Miles Harrison to become the newly appointed Chief Executive Officer and Mr. Sharpe was appointed as the Chairman of the Board of Directors on October 23, 2025. Mr. Sharpe has 30 years of entrepreneurial experience leading high-potential ventures from inception to public listing. He has helped raise approximately $100 million through a combination of private and public market financings, including a notable Canadian biotech IPO that secured $30 million in approximately nine months. His operational background spans industries such as health, fitness, and digital media, yet his passion lies in guiding innovative start-ups through complex regulatory environments and strategic transactions. Jeff employs a hands-on leadership style that fosters stakeholder relationships and drives sustainable growth. He is adept at orchestrating mergers and acquisitions, maintaining robust corporate governance, and steering investor engagement. At Conexeu, Jeff leverages his capital-raising expertise and strategic vision to advance the 10 Minute Tissue™ platform, ensuring efficient market entry and long-term shareholder value.

David Bogart, Director

Mr. Bogart was appointed as a director of the Company on November 13, 2023. He founded Conexeu to commercialize the CXU ECM scaffold IP into a market-ready platform. Under his leadership, the Company secured its core patent portfolio locking in worldwide rights to the patented technology that positions and assembled a world-class team, positioning Conexeu at the forefront of the regenerative aesthetics and tissue engineering market. David Bogart brings extensive expertise in capital markets, corporate finance, and strategic business development to his role as a director of Conexeu. He has facilitated numerous private and public market transactions, including IPOs, reverse mergers, and M&A deals, collectively raising over $100 million. Mr. Bogart's background in investor relations and public market strategy enables him to formulate impactful commercial roadmaps and distribution networks for emerging biotech products. He specializes in refining go-to-market plans that balance accelerated revenue growth with regulatory compliance. Throughout his career, Mr. Bogart has guided teams in building strong partnerships, nurturing investor confidence, and expanding global market footprints.

Sebastian Purcell, PhD, Director

Sebastian Purcell, Ph.D. is the Chief Executive Officer and Chief Investment Officer of OnePointTwo Capital, an alternative investment management firm spanning digital assets, venture, and macro strategies. His academic research bridges ethics and mathematical logic, with publications in areas including transfinite mathematics, paraconsistent logics, complex systems theory, environmental ethics, and Aztec philosophy.

Dr. Purcell earned his Ph.D. and M.A. in Philosophy from Boston College, both with highest honors. He has published dozens of academic papers and two books, and his work has earned awards and grants from the American Philosophical Association, the National Endowment for the Humanities, and the National Endowment for the Arts. He has lectured at Princeton, Columbia, and McGill Universities, and his research and commentary have been featured in The Guardian, BBC World, and Time Magazine.

Beyond academia, Dr. Purcell is recognized for his contributions to financial education, with over 61 million views across platforms for his writing and video content on investing and behavioral finance. His work integrates rigorous logical frameworks with practical investment insights, reflecting a rare combination of philosophical depth and real-world application.

Dr. Aaron Farberg, Director

Aaron S. Farberg, M.D., is a double board-certified dermatologist and fellowship-trained Mohs surgeon specializing in skin cancer, inflammatory diseases, and cosmetic dermatology. A summa cum laude graduate of Emory University, Dr. Farberg earned his medical degree from the University of Michigan, where he also completed additional residency years in Plastic and Reconstructive Surgery. He further advanced his training in New York as a clinical research fellow affiliated with the National Society for Cutaneous Medicine and New York University, followed by a dermatology residency at the Icahn School of Medicine at Mount Sinai Hospital, where he served as chief resident. Dr. Farberg is the founder of a large group private practice in Dallas, Texas, and serves as an Assistant Professor at the UNT Health Science Center, where he is also the Assistant Program Director for the Dermatology residency program. In addition to patient care, he has served as a clinical investigator on numerous studies, including FDA clinical trials, and has authored over 100 peer-reviewed publications, 76 abstracts, and seven books (one currently in completion). He is a member of several editorial boards, including Dermatology & Therapy and SKIN, and founded the Dermatology Science and Research Foundation to advance dermatology education for both patients and peers. Recognized as one of Dallas's leading dermatologists, Dr. Farberg has received numerous honors, including being ranked by his dermatology colleagues in Newsweek Magazine as the #1 medical dermatologist in Texas and #5 in the United States.

Dr. Z. Paul Lorenc, Director

Dr. Lorenc was appointed as a director of the Company on May 14, 2025. Dr. Z. Paul Lorenc is a board-certified aesthetic plastic surgeon internationally recognized for pioneering advancements in minimally invasive aesthetic medicine. Renowned for his research on dermal fillers and injectables, he played a pivotal role in the Evolence® collagen filler study - a key clinical trial that supported Johnson & Johnson's $159 million acquisition of Evolence. With a practice in New York City, Dr. Lorenc has authored numerous peer-reviewed articles and textbooks on aesthetic plastic surgery and has lectured extensively on emerging technologies and best practices in facial rejuvenation.

In addition to his clinical work, Dr. Lorenc serves on advisory boards and scientific panels, guiding innovations in collagen-based implants, neurotoxins, and energy-based devices. His deep understanding of clinical trial design and Make-A-Wish regulatory navigation allows him to effectively translate cutting-edge research into safe, effective treatments for patients seeking natural, long-lasting results. Dr. Lorenc's philosophy centers on patient safety, rigorous scientific validation, and a commitment to enhancing quality of life through aesthetic solutions. At Conexeu, he provides strategic input on product development, clinical validation, and market positioning for the 10 Minute Tissue™ scaffold, ensuring it aligns with the evolving demands of a global aesthetic market.

Medical Advisory Board

There are five members of our Medical Advisory Board: Dr. Peter Randelzhofer; Dr. Vijay S. Gorantla; Dr. Anthony Papp; Dr. Scott K. Rineer; and Dr. Z. Paul Lorenc. Below is a summary of each member's education and professional experience, other than Dr. Z. Paul Lorenc whose background is described above:

Dr. Peter Randelzhofer, Medical Advisor

Dr. Peter Randelzhofer is an internationally recognized specialist in implantology, prosthetics, and regenerative bone techniques. A graduate of the Ludwig Maximilian University of Munich and former Assistant Professor at the University of Freiburg, he pioneered the first online-navigated mandibular implant in cooperation with Stryker-Leibinger.

He later co-founded the Implant Competence Centrum in Munich, has co-authored seminal publications-including work with Professor Carlo Maiorana of the University of Milan-and holds the patent for the RMB Resorbable Modular Bone Shield, an innovation advancing spatial bone regeneration.

As an educator, lecturer, and editorial advisor to leading journals, Dr. Randelzhofer continues to shape the evolution of modern implantology across Europe and beyond.

Dr. Vijay S. Gorantla, MD, PhD, FRC, Medical Advisor

Dr. Vijay S. Gorantla is a tenured Professor of Surgery at Wake Forest University School of Medicine and the Wake Forest Institute for Regenerative Medicine, where he directs the Vascularized Composite Allotransplantation (VCA) Program at Atrium Health Wake Forest Baptist. A reconstructive transplant surgeon by training, his career sits at the intersection of transplantation immunology, regenerative medicine, tissue engineering, and trauma care-with a particular emphasis on restoring function after complex injuries in both military and civilian populations.

Educated at NTR University of Health Sciences (MBBS, 1995), Dr. Gorantla completed surgical training in the U.K.'s Greater Manchester program, followed by advanced fellowships in microsurgery, plastic and reconstructive surgery, and hand surgery at the Christine M. Kleinert Institute/University of Louisville. He earned a PhD from the University of Louisville focused on the immunology of composite tissue allografts and later completed an MMM at Carnegie Mellon University, sharpening his leadership in healthcare innovation and precision health. Early in his career, he helped perform the first U.S. hand transplant (1999) at Louisville. He subsequently led the VCA and VA Hand Transplant Programs at UPMC, guiding landmark cases including bilateral and full-forearm transplants, before joining Wake Forest in 2017 to build and lead its VCA enterprise.

A recognized field-builder, Dr. Gorantla has served as Vice-Chair of the United Organ Sharing Vascularized Composite (UNOS VCA) Committee, Immediate Past President of the International Society of Vascularized Composite Allotransplantation (ISVCA), and a founding member of the American Society for Reconstructive Transplantation (ASRT). His research portfolio spans cell-based therapies, nanomedicine, biosensing, and engineered tissues aimed at immune tolerance and functional regeneration. He has authored 100+ scientific papers and 15 book chapters, and served as PI on large Department of Defense-funded translational and clinical programs exceeding $14 million, including multi-institutional consortia standardizing hand and face transplantation protocols with partners such as Yale.

Guided by a clinician-engineer mindset, Dr. Gorantla's work advances a shift from "repair" to "regeneration," prioritizing durable function, reduced treatment burden, and seamless host integration. His mission is to deliver next-generation solutions for devastating tissue loss-bringing together multidisciplinary teams, rigorous science, and compassionate care to restore independence and quality of life for injured service members and civilians alike.

Dr. Anthony Papp, MD PhD FRCSC, Medical Advisor

Dr. Papp did his medical training in Finland and graduated from the University of Kuopio, Finland 1989. Following this he specialized in General Surgery (1995) and Plastic Surgery (1998). Since then, he was a senior consultant in the Department of Plastic Surgery in Kuopio University Hospital, where he was in charge of a national burn center. He also acted as the Head of Plastic Surgery there before he relocated to Vancouver in 2007.

Currently Dr. Papp works in Vancouver General Hospital, where he acts as the Medical Director for the BC Professional Firefighters' Burn Unit. He leads the Provincial Burn Program with responsibilities in teaching and research in addition to his clinical patient care. He is also the plastic surgeon responsible for the Spinal Cord Injury Wound Clinic and Complex Wound Clinic. He is a Clinical Professor of Plastic Surgery at University of British Columbia.

Dr. Papp is an internationally recognized plastic surgeon, burn and wound healing expert. He has 50 scientific publications in peer reviewed journals, 90 conference presentations and has written 22 book chapters in medical textbooks. He has served as a visiting professor in Winnipeg and Kuwait City. Dr. Papp was recognized by the International Association of Plastic Surgeons as the "Leading Physician of the World" and "Top Plastic Surgeon in British Columbia", Canada in 2015 and has qualified for the 2015 edition of the "Bristol's Who Is Who" book.

Dr. Scott K. Rineer, M.D., CAPT MC (FS/FMF), USN (Ret.), Medical Advisor

Dr. Scott K. Rineer is an emergency physician in Tampa Bay who spent many years in uniformed service. After graduating from the Uniformed Services University of the Health Sciences with an M.D. in 1990, he embarked on diverse military assignments that included flight surgery training in Pensacola and missions to Antarctica ("Deep Freeze"). Designated a USN/USMC parachutist and holder of the Army's expeditionary field medical badge, Dr. Rineer provided medical coverage for space shuttle operations as a NASA flight surgeon and deployed to MCAS Iwakuni, Japan, among other posts.

He completed an Emergency Medicine residency at Naval Medical Center San Diego, engaging in Tactical Emergency Medicine and supporting local, state, and federal agencies. Additional duties took him to the USS Ronald Reagan (CVN-76) as Senior Medical Officer, followed by stateside and overseas roles, including disaster relief efforts after Hurricane Katrina. Dr. Rineer remains a Fellow of the American Academy of Emergency Medicine, reflecting a career equally defined by clinical excellence, operational expertise, and an enduring commitment to serving patients under the most challenging circumstances.

Significant Employees

Other than Miles Harrison, Stephen Inouye, Dr. Brian Pilcher and Dr. Claudia Chavez-Munoz, the Company does not have any significant employees.

Family Relationships

There are currently no family relationships between any of the members of the Board of Directors or the executive officers.

Director Independence

The Company's Board has determined that Aaron Farberg, David Bogart, Paul Lorenc, and Sebastian Purcell are independent directors under Section 803 of the NYSE American Company Guide.

Involvement in Certain Legal Proceedings

Except as disclosed in this registration statement, during the past ten years none of the following events have occurred with respect to any of our directors or executive officers:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b. Engaging in any type of business practice; or

c. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5. Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacate.

7. Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a. Any Federal or State securities or commodities law or regulation; or

b. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

EXECUTIVE AND DIRECTOR COMPENSATION

General

For the purposes of this section:

"Accrued Obligations" means all accrued and unpaid wages earned through the executive's last day of employment, together with accrued but unused paid time off as at the effective date of termination, and any other vested amounts or benefits required to be paid in accordance with applicable law or the Executive Agreement.

"Board Agreement" means the board member agreement entered into between the Company and the applicable director, including any amendments or related ancillary agreements.

"CEO" means an individual who acted as the Chief Executive Officer of Conexeu, or acted in a similar capacity, for any part of the most recently completed financial year;

"CFO" means an individual who acted as the Chief Financial Officer of Conexeu, or acted in a similar capacity, for any part of the most recently completed financial year;

"CMO" means an individual who acted as the Chief Medical Officer of Conexeu, or acted in a similar capacity, for any part of the most recently completed financial year;

"CSO" means an individual who acted as the Chief Science Officer of Conexeu, or acted in a similar capacity, for any part of the most recently completed financial year;

"Executive Agreement" means the executive employment agreement entered into between the Company and the applicable NEO, including any amendments or related ancillary agreements.

"incentive plan" means any plan providing compensation that depends on achieving certain performance goals or similar conditions within a specified period;

"incentive plan award" means compensation awarded, earned, paid or payable under an incentive plan;

"Initial Base Salary" means executive's starting annual base salary as set out in the Executive Agreement, payable in accordance with the Company's standard payroll practices, and subject to potential adjustments as determined by the Board.

"Named Executive Officer" or "NEO" means each of the following individuals: (a) a CEO; (b) a CFO; (c) a CMO; and (d) a CSO.

"option-based award" means an award under an equity incentive plan of options, including, for greater certainty, share options, share appreciation rights and similar instruments that have option-like features; and

"Severance Benefits" means the severance entitlements payable to the executive under the Executive Agreement in connection with a termination of employment without cause or a resignation for good reason, in addition to the Accrued Obligations, and subject to the executive's compliance with the terms of the Executive Agreement and any required separation agreement.

"share-based award" means an award under an equity incentive plan of equity-based instruments that do not have option-like features, including, for greater certainty, common shares, restricted shares, restricted share units, deferred share units, phantom shares, phantom share units, common share equivalent units, and stock.

Summary Compensation Table

Our named executive officers for the fiscal year ended October 31, 2025 ("Fiscal 2025") consist of (i) Miles Harrison, President and CEO, (ii) Dr. Brian Pilcher, CMO and former President, (iii) Stephen D. Inouye, CFO, Secretary and Treasurer, (iv) Claudia Chavez-Munoz, CSO, and (v) Jeff Sharpe, chairman and former CEO and director.

Our named executive officers for the fiscal year ended October 31, 2024 ("Fiscal 2024") were: (i) Michael Wright, former CEO, (ii) Ryan Hartwell, former CEO; (iii) Stephen D. Inouye, CFO, secretary and treasurer, and (iv) Mark Pace-Floridia, former CEO.

We have no other executive officers. The following Summary Compensation Table sets forth the compensation earned by or paid to our named executive officers for Fiscal 2024 and Fiscal 2025 are as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(3)	Non- equity incentive plan compensation ($)	Non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Miles Harrison(1) President, CEO and Director	2025 2024	$15,000 N/A	N/A N/A	$175,722 N/A	N/A N/A	N/A N/A	N/A N/A	$8,723 N/A	$199,445 N/A
Stephen D. Inouye(2) CFO and Corporate Secretary	2025 2024	$50,200 $18,825	N/A N/A	$87,861 N/A	$21,160 N/A	N/A N/A	N/A N/A	N/A N/A	$159,221 $18,825
Dr. Brian K. Pilcher, PhD(3) CMO	2025 2024	$80,000 N/A	$34,000 N/A	$175,722 N/A	$57,549 N/A	N/A N/A	N/A N/A	$12,500 N/A	$359,771 N/A
Dr. Claudia Chavez-Munoz, PhD(4) CSO	2025 2024	$70,000 N/A	N/A N/A	$175,722 N/A	$5,804 N/A	N/A N/A	N/A N/A	$30,000 N/A	$281,526 N/A
Mark Pace-Floridia(5) Former CEO	2025 2024	N/A $21,000	N/A N/A	N/A $1,235	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A $22,235
Jeff Sharpe(6) Former CEO and Director	2025 2024	$75,000 N/A	N/A N/A	$275,286 N/A	N/A N/A	N/A N/A	N/A N/A	$65,625 N/A	$415,911 N/A

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(3)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Michael Wright(7) Former CEO and Director	2025 2024	$173,500 $153,720	N/A N/A	$230,329 $4,217	$14,107 N/A	N/A N/A	N/A N/A	N/A N/A	$417,936 $157,937
Ryan Hartwell(8) Former CEO and Director	2025 2024	N/A $2,971	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A $2,971

Notes:

(1) Mr. Harrison was appointed President and CEO on October 23, 2025.

(2) Mr. Inouye was appointed as CFO on November 13, 2023.

(3) Dr. Pilcher was appointed as President and CMO on April 8, 2025. Dr. Pilcher resigned as the President on October 22, 2025.

(4) Dr. Chavez-Munoz was appointed as CSO on April 8, 2025 and was the CMO from October 16, 2023 to April 8, 2025.

(5) Mr. Pace-Florida was appointed CEO on March 21, 2024.  He resigned as the CEO on October 1, 2024.

(6) Mr. Sharpe was appointed as CEO on May 14, 2025. He resigned as the CEO on October 22, 2025.

(7) Mr. Wright was appointed CEO on April 8, 2025.  He resigned as the CEO on May 13, 2025. He resigned as a director on October 23, 2025.

(8) Mr. Hartwell was appointed CEO on November 2, 2022 and was removed as CEO on February 15, 2024.

During our most recently completed financial years, we did not provide any executive compensation to our named executive officers other than as set forth in the summary compensation table above.

Executive Employment Agreements

As of November 28, 2025, we have the following employment agreements with our NEOs:

Executive Agreement with Miles Harrison

We entered into an Executive Agreement with Miles Harrison on October 23, 2025, but having an effective date of October 15, 2025, pursuant to which he serves as our President and CEO. Under the Executive Agreement, Mr. Harrison is responsible for performing the duties and responsibilities normally and reasonably associated with the position of CEO, together with such other reasonable duties as may be assigned to him by the Board.

Mr. Harrison is entitled to an annual base salary of not less than US$300,000 as the Initial Base Salary. The Board may consider increases to the Initial Base Salary upon the achievement of certain commercial and business milestones. Mr. Harrison is also eligible to earn milestone-based bonuses of up to 40% of his base salary then in effect. Based on the Initial Base Salary, this would total up to US$120,000, and as further described in the Executive Agreement. In addition, Mr. Harrison is entitled to an initial equity award and milestone-based equity awards of up to an aggregate maximum of 5.0% of our Company's common shares on an issued and outstanding basis at the time of each grant. Until a company-sponsored health plan is established, we will reimburse Mr. Harrison US$2,000 per month toward health insurance premiums.

The agreement provides for at-will employment, hence either party may terminate the executive agreement at any time, with or without cause, upon written notice of termination. Upon termination for any reason, Mr. Harrison is required to resign from all positions and terminate any relationships as an employee, advisor, officer or director with the Company. Upon termination, we will pay all Accrued Obligations. If we terminate Mr. Harrison's employment without cause, or if he resigns for good reason, and provided he remains in compliance with the executive agreement, he will be entitled to Severance Benefits, in addition to the Accrued Obligations. If the involuntary termination occurs within the first three months of employment, the Severance Benefits will consist of cash severance equal to three months of the Initial Base Salary. If the involuntary termination occurs between month four and month twelve of employment, the Severance Benefits will consist of cash severance equal to one-twelfth of the Initial Base Salary for each month of completed service. If the involuntary termination occurs following twelve months of service, the Severance Benefits will consist of cash severance equal to twelve months of the then-current base salary. Severance Benefits will be paid in accordance with our regular payroll schedule over the applicable severance period, subject to the effectiveness of a separation agreement. If Mr. Harrison resigns without good reason, if we terminate his employment for cause, or upon his death or disability, then all compensation payments will cease immediately (other than amounts already earned), and he will not be entitled to any Severance Benefits beyond the Accrued Obligations.

Mr. Harrison has entered into a non-disclosure, non-solicitation and non-compete agreement with us which provides for certain non-disclosure, non-solicitation and non-compete covenants that will survive termination of the Executive Agreement for a period of 12 months. Mr. Harrison may serve on up to two other boards of directors (public or private), provided such service does not involve competing services, products or brands.

Executive Agreement with Dr. Claudia Chavez-Munoz

We entered into an Executive Agreement with Dr. Claudia Chavez-Munoz on October 23, 2025, but having an effective date of October 15, 2025, pursuant to which she serves as our CSO. Under the Executive Agreement, Dr. Chavez-Munoz is responsible for performing the duties and responsibilities normally and reasonably associated with the position of CSO, together with such other reasonable duties as may be assigned to her by the CEO or the Board.

Dr. Chavez-Munoz is entitled to an annual base salary of not less than US$240,000 as the Initial Base Salary. The Board may consider increases to the base salary upon the achievement of defined commercial and business milestones. Dr. Chavez-Munoz is also eligible to earn milestone-based bonuses of up to 31.25% of her base salary then in effect. Based on the Initial Base Salary, this would total up to US$75,000, and as further described in the executive agreement. In addition, Dr. Chavez-Munoz is entitled to an initial equity award and milestone-based equity awards of up to an aggregate maximum of 2.0% of our Company's common shares on an issued and outstanding basis at the time of each grant.

The executive agreement provides for at-will employment. Accordingly, either party may terminate the Agreement at any time, with or without cause, upon written notice of termination. Upon termination for any reason, Dr. Chavez-Munoz is required to resign from all positions and terminate any relationships as an employee, advisor, officer or director with the Company. Upon termination, we will pay all Accrued Obligations. If we terminate Dr. Chavez-Munoz's employment without cause, or if she resigns for good reason, and provided she remains in compliance with the Agreement, she will be entitled to Severance Benefits, in addition to the Accrued Obligations, consisting of cash severance equal to 9 months of the Initial Base Salary. Severance Benefits will be paid in accordance with our regular payroll schedule over the 9-month period following her separation from service, subject to the effectiveness of a separation agreement. If Dr. Chavez-Munoz resigns without good reason, if we terminate her employment for cause, or upon her death or disability, then (i) all compensation payments will cease immediately (other than amounts already earned), and (ii) she will not be entitled to any Severance Benefits beyond the Accrued Obligations.

Dr. Chavez-Munoz has entered into a non-disclosure, non-solicit and non-compete agreement with Conexeu which provided for certain non-disclosure, non-solicit and non-compete covenants that will survive termination of the Executive Agreement for a period of 12 months.

Executive Agreement with Stephen Inouye

We entered into an Executive Agreement with Stephen Inouye on October 23, 2025, but having an effective date of October 15, 2025, pursuant to which he serves as our CFO and Corporate Secretary. Under the Executive Agreement, Mr. Inouye is responsible for performing the duties and responsibilities normally and reasonably associated with the positions of CFO and Corporate Secretary, together with such other reasonable duties as may be assigned to him by the CEO or the Board.

Mr. Inouye is entitled to an annual full-time base salary of not less than US$216,000, being the base salary, payable in accordance with our standard payroll practices. As at the effective date of the Executive Agreement, Mr. Inouye's expected time commitment is anticipated to be 50% of a full-time commitment and, accordingly, the base salary payable to him is not less than a prorated annual base salary of US$108,000, the Initial Base Salary. If Mr. Inouye's time commitment increases during the term of the Executive Agreement, the Initial Base Salary will be adjusted on a pro rata basis, but in no event to exceed US$216,000 unless mutually agreed to by the parties. The Board may consider increases to the Base Salary upon the achievement of defined commercial and business milestones. Mr. Inouye is also eligible to earn milestone-based bonuses of up to 25% of his base salary then in effect, as further described in the Executive Agreement. In addition, Mr. Inouye is entitled to an initial equity award and milestone-based equity awards of up to an aggregate maximum of 1.0% of our Company's common shares on an issued and outstanding basis at the time of each grant.

The executive agreement provides for at-will employment. Accordingly, either party may terminate the Executive Agreement at any time, with or without cause, upon written notice of termination. Upon termination for any reason, Mr. Inouye is required to resign from all positions and terminate any relationships as an employee, advisor, officer or director with the Company. Upon termination, we will pay all Accrued Obligations. If we terminate Mr. Inouye's employment without cause, or if he resigns for good reason, and provided he remains in compliance with the Executive Agreement, he will be entitled to Severance Benefits, in addition to the Accrued Obligations, consisting of cash severance equal to 9 months of base salary, calculated using the average monthly base salary paid to him over the trailing 12-month period (or, if employed for less than 12 months, the average monthly base salary earned during such period), provided that such monthly amount shall not exceed the monthly equivalent of the base salary of US$216,000. Severance Benefits will be paid in accordance with our regular payroll schedule over the 9-month severance period, subject to the effectiveness of a separation agreement. If Mr. Inouye resigns without good reason, if we terminate his employment for cause, or upon his death or disability, then all compensation payments will cease immediately (other than amounts already earned), and he will not be entitled to any Severance Benefits beyond the Accrued Obligations.

Mr. Inouye has entered into a non-disclosure, non-solicitation and non-compete agreement with us which provides for certain non-disclosure, non-solicitation and non-compete covenants that will survive termination of the Executive Agreement for a period of 12 months.

Executive Agreement with Dr. Brian K. Pilcher

We entered into an Executive Agreement with Dr. Brian K. Pilcher on October 23, 2025, but having an effective date of October 15, 2025, pursuant to which he serves as our CMO. Under the Executive Agreement, Dr. Pilcher is responsible for performing the duties and responsibilities normally and reasonably associated with the position of CMO, together with such other reasonable duties as may be assigned to him by the CEO or the Board.

Dr. Pilcher received a one-time payment of US$35,000 as an inducement to enter into the Executive Agreement. Dr. Pilcher is entitled to an annual base salary of not less than US$240,000, the Initial Base Salary. The Board may consider increases to the Initial Base Salary upon the achievement of defined commercial and business milestones. Dr. Pilcher is also eligible to earn milestone-based bonuses of up to 31.25% of his base salary then in effect, as further described in the Executive Agreement. In addition, Dr. Pilcher is entitled to an initial equity award and milestone-based equity awards of up to an aggregate maximum of 2.0% of our Company's common shares on an issued and outstanding basis at the time of each grant. Until a company-sponsored health plan is established, we will reimburse Dr. Pilcher US$3,000 per month toward health insurance premiums.

The Executive Agreement provides for at-will employment. Accordingly, either party may terminate the Executive Agreement at any time, with or without cause, upon written notice of termination. Upon termination for any reason, Dr. Pilcher is required to resign from all positions and terminate any relationships as an employee, advisor, officer or director with the Company. Upon termination, we will pay all Accrued Obligations. If we terminate Dr. Pilcher's employment without cause, or if he resigns for good reason, and provided he remains in compliance with the Executive Agreement, he will be entitled to Severance Benefits, in addition to the Accrued Obligations, consisting of cash severance equal to 9 months of the Initial Base Salary. Severance Benefits will be paid in accordance with our regular payroll schedule over the 9-month severance period, subject to the effectiveness of a separation agreement. If Dr. Pilcher resigns without good reason, if we terminate his employment for cause, or upon his death or disability, then all compensation payments will cease immediately (other than amounts already earned), and he will not be entitled to any Severance Benefits beyond the Accrued Obligations.

Dr. Pilcher has entered into a non-disclosure, non-solicitation and non-compete agreement with us which provides for certain non-disclosure, non-solicitation and non-compete covenants that will survive termination of the Executive Agreement for a period of 12 months.

Outstanding Equity Awards Held by Named Executive Officers at Fiscal Year End

The following table sets forth information as at October 31, 2025, relating to equity awards that have been granted to the Named Executive Officers:

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Miles Harrison President, CEO and Director	N/A	N/A	N/A	N/A	N/A	N/A	N/A	351,445	$702,890
Stephen D. Inouye CFO	75,000	N/A	N/A	$0.40	June 09, 2030	N/A	N/A	N/A	N/A
Dr. Brian K. Pilcher, PhD CMO	100,000	N/A	N/A	$0.40	March 31, 2027	N/A	N/A	N/A	N/A
Dr. Claudia Chavez-Munoz, PhD CSO	N/A	50,000	N/A	$0.40	June 9, 2030	N/A	N/A	N/A	N/A

Pension Plan Benefits

We have no pension plans that provide for payments or benefits at, following or in connection with retirement.

Compensation Policies and Practices and Risk Management

The Board of Directors has reviewed the Company's compensation policies and practices as they relate to risk management and has concluded that such policies and practices are not reasonably likely to have a material adverse effect on the Company.

As an emerging growth company engaged in the research, development, and regulatory advancement of a patented medical device platform designed to support tissue regeneration, the Company's compensation philosophy emphasizes the attraction and retention of highly qualified personnel whose skills and experience are essential to achieving its scientific and operational objectives. Because the Company is currently in the development stage and has not yet generated commercial revenue, its compensation structure is relatively straightforward and equity-oriented, focusing on long-term value creation rather than short-term financial results.

The Board of Directors oversees the design and implementation of the Company's executive and employee compensation programs and assesses whether these programs could encourage inappropriate or excessive risk-taking. In conducting this review, the Board of Directors considered the following elements of the Company's approach to compensation and risk oversight:

First, the Company's executive compensation program places significant emphasis on long-term incentives, generally in the form of stock options or restricted stock units that vest over several years. This structure aligns the interests of the Company's executives and employees with those of its stockholders by linking compensation to the creation of long-term enterprise value rather than short-term outcomes.

Second, the Company presently makes limited use of variable or performance-based cash compensation. Because its operations are primarily focused on research and development, regulatory submissions, and the establishment of manufacturing and clinical capabilities, the Company does not maintain commission-based or revenue-driven incentive plans. This reduces the potential for compensation arrangements to encourage excessive risk-taking or imprudent short-term decision-making.

Third, any milestone-based or performance-contingent equity awards are tied to the achievement of specific, objectively measurable scientific, operational, or regulatory milestones approved by the Board of Directors. These milestones are structured to encourage progress toward sustainable value creation and compliance with all applicable ethical and regulatory standards.

Finally, the Board of Directors periodically engages independent compensation consultants to review the competitiveness and risk characteristics of the Company's compensation programs. This independent oversight helps ensure that the design and administration of compensation policies remain consistent with market practices and prudent risk management principles.

Based on this review, the Board of Directors concluded that the Company's compensation policies and practices are appropriately designed to support its strategic objectives, promote compliance and ethical conduct, and do not encourage risks that are reasonably likely to have a material adverse effect on the Company. The Board of Directors will continue to monitor the Company's compensation practices as its business evolves toward commercialization to ensure that they remain consistent with sound risk management and long-term value creation principles.

Director Compensation

As of November 28, 2025, we have six directors. Below is a description of all agreements and compensation arrangements relating to our directors.

Miles Harrison, President, CEO and Director

Mr. Harrison will serve on the Board until the earlier of resignation, removal or termination in accordance with our bylaws or an appointment or election of a successor. Mr. Harrison is not entitled to any compensation for service on the Board. We agreed to reimburse the Mr. Harrison for reasonable and pre-approved out-of-pocket expenses incurred in connection with his service as director.

Jeff Sharpe, Chairman and Director

We entered into a Board Agreement with Jeff Sharpe effective October 31, 2025, pursuant to which he was appointed to serve on the Board. Mr. Sharpe will serve on the Board until the earlier of resignation, removal or termination in accordance with our bylaws or an appointment or election of a successor. As compensation for service on the Board, Mr. Sharpe is entitled to a quarterly retainer of $15,000. We agreed to reimburse the Mr. Sharpe for reasonable and pre-approved out-of-pocket expenses incurred in connection with his service as director.

Aaron Farberg, Director

We entered into a Board Agreement with Aaron Farberg effective October 31, 2025, pursuant to which he was appointed to serve on the Board. Mr. Farberg will serve on the Board until the earlier of resignation, removal or termination in accordance with our bylaws or an appointment or election of a successor. As compensation for service on the Board, Mr. Farberg is entitled to a quarterly retainer of $15,000. We agreed to reimburse the Mr. Farberg for reasonable and pre-approved out-of-pocket expenses incurred in connection with his service as director.

Sebastian Purcell, Director

We entered into a Board Agreement with Sebastian Purcell effective October 23, 2025, pursuant to which he was appointed to serve on the Board. Mr. Purcell will serve on the Board until the earlier of resignation, removal or termination in accordance with our bylaws or an appointment or election of a successor. As compensation for service on the Board, Mr. Purcell is entitled to a quarterly retainer of $15,000. We agreed to reimburse the Mr. Purcell for reasonable and pre-approved out-of-pocket expenses incurred in connection with his service as director.

David Bogart, Director

We entered into a Board Agreement with David Bogart effective October 31, 2025, pursuant to which he was appointed to serve on the Board. Mr. Bogart will serve on the Board until the earlier of resignation, removal or termination in accordance with our bylaws or an appointment or election of a successor. As compensation for service on the Board, Mr. Bogart is entitled to a quarterly retainer of $15,000. We agreed to reimburse the Mr. Bogart for reasonable and pre-approved out-of-pocket expenses incurred in connection with his service as director.

We entered into a Consulting Services Agreement with Mr. Bogart on May 14, 2025, whereby Mr. Bogart would assist us with strategic planning, corporate services, introductions to entities which could form strategic alliances or partnerships and negotiations with such potential strategic alliances, in exchange for a consulting fee in the amount of $10,000 per month.  On November 1, 2025, we entered into an Addendum No. 1 to the Consulting Services Agreement with Mr. Bogart whereby monthly fee payable to Mr. Bogart under the Consulting Services Agreement was reduced from $10,000 to $9,900 per month.

Dr. Z. Paul Lorenc, Director

We entered into a Board Agreement with Dr. Paul Lorenc effective October 23, 2025, pursuant to which he was appointed to serve on the Board. Dr. Lorenc will serve on the Board until the earlier of resignation, removal or termination in accordance with our bylaws or an appointment or election of a successor. As compensation for service on the Board, Dr. Lorenc is entitled to a quarterly retainer of $15,000 to be paid in common shares of the Company based on the price of the most recent financing at the time of payment, and or if the Company is publicly traded, the 20-day volume weighted average pricing of the common shares immediately prior to the payment. In addition, Dr. Lorenc is also entitled to receive a one-time equity grant of 135,000 common shares of the Company, vesting immediately.

On October 23, 2025, we entered into a medical advisory board agreement with Dr. Lorenc pursuant to which Dr. Lorenc agreed to serve as a member of our medical advisory board. As compensation for Dr. Lorenc's role on the medical advisory board, we agreed to pay a monthly base compensation of US$9,900 to be paid in common shares of the Company based on the price of the most recent financing at the time of payment, and or if the Company is publicly traded, the 20-day volume weighted average pricing of the common shares immediately prior to the payment. In addition, if Dr. Lorenc is directly responsible for a referral or introduction to an arm's length third party that results in (a) an investment in the Company or its assets, or (b) the acquisition of all or any portion of the Company's assets, Dr. Lorenc will be entitled to a transaction fee equal to 2.5% of the value of such transaction, up to a maximum of US$5 million (the "Transaction Bonus"). The Transaction Bonus may be paid, at the Company's sole discretion, in the same form of consideration paid in connection with the transaction, in cash, in equity, or in any combination thereof. If Dr. Lorenc is no longer serving as an advisor to the Company at the time a qualifying transaction is completed, he will remain entitled to the Transaction Bonus provided that the transaction is completed within 12 months following the termination of the agreement and resulted from a direct referral or introduction made by him. Pursuant to the terms of the Medical Advisory Board Agreement, Dr. Lorenc also agreed to certain confidentiality, non-compete, and non-solicitation covenants. The non-solicitation covenants will survive the termination of the medical advisory board agreement for a period of 12 months.

The following table set forth information relating to the compensation paid to our non-executive directors for Fiscal 2025:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Jeff Sharpe(1) Chairman and Director	$75,000	$275,286	N/A	N/A	N/A	$65,625	$415,911
Sebastian Purcell(2) Director	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Aaron Farberg(3) Director	N/A	N/A	N/A	N/A	N/A	N/A	N/A
David Bogart(4) Director	$110,000	$137,643	$14,107	N/A	N/A	N/A	$261,750
Dr. Z. Paul Lorenc(5) Director	N/A	$315,000	N/A	N/A	N/A	N/A	$315,000
Michael Wright (6) Former Director	$173,500	$230,329	$14,107	N/A	N/A	N/A	$417,936

Notes:

(1) Mr. Sharpe was appointed as a director on May 14, 2025.

(2) Mr. Purcell was appointed as a director on October 23, 2025.

(3) Mr. Farberg was appointed as a director on October 31, 2025.

(4) Mr. Bogart was appointed as a director on November 13, 2023.

(5) Dr. Z. Paul Lorenc was appointed as a director on May 14, 2025.

(6) Mr. Wright resigned as a director on October 23, 2025.

As at October 31, 2025, Mr. Bogart held stock options to acquire 50,000 shares of our common stock. In addition, Mr. Wright who resigned as a director on October 23, 2025 held 50,000 stock options to purchase 50,000 shares of our common stock, and pursuant to a separation agreement with Mr. Wright the Board of Directors allowed the stock options held by Mr. Wright to be exercisable until June 9, 2030.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 28, 2025 by (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our officers and directors, and (iii) our officers and directors as a group. Unless otherwise indicated, it is our understanding and belief that the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership
Directors and Officers:
Miles Harrison, President, Chief Executive Officer and Director c/o Conexeu Sciences Inc., Suite 880, 50 West Liberty Street, Reno, NV 89501, USA	237,861(2)	1.3%
Jeff Sharpe, Non-executive Chairman and Director c/o Conexeu Sciences Inc., Suite 880, 50 West Liberty Street, Reno, NV 89501, USA	500,000(3)	2.6%
Dr. Brian K. Pilcher, PhD, Chief Medical Officer c/o Conexeu Sciences Inc., Suite 880, 50 West Liberty Street, Reno, NV 89501, USA	187,861(4)	*
Dr. Claudia Chavez-Munoz, PhD, CSO and Director c/o Conexeu Sciences Inc., Suite 880, 50 West Liberty Street, Reno, NV 89501, USA	444,111(5)	2.3%
Stephen D. Inouye, CFO, Secretary, and Treasurer c/o Conexeu Sciences Inc., Suite 880, 50 West Liberty Street, Reno, NV 89501, USA	132,525(6)	*
Sebastian Purcell, Director c/o Conexeu Sciences Inc., Suite 880, 50 West Liberty Street, Reno, NV 89501, USA	2,269,566(7)	11.5%
Aaron Farberg, Director c/o Conexeu Sciences Inc., Suite 880, 50 West Liberty Street, Reno, NV 89501, USA	Nil	Nil
David Bogart, Director c/o Conexeu Sciences Inc., Suite 880, 50 West Liberty Street, Reno, NV 89501, USA	1,793,750(8)	9.3%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership
Dr. Z. Paul Lorenc, Director c/o Conexeu Sciences Inc., Suite 880, 50 West Liberty Street, Reno, NV 89501, USA	402,714(9)	2.1%
All directors and executive officers as a group	5,968,388(10)	28.8%

Major Stockholders:
Michael Wright 18 Chemin Victor, Mille-Isles, QC J0R 1A0, Canada	2,661,643(11)	13.7%
OnePointTwo Capital Performance LLC 8 The Green Ste A, Dover DE 19901, USA	2,269,566(12)	11.5%
Paisley Capital Holdings Corporation Pasea Estate, Road Town, Tortola BVI	1,800,000(13)	9.5%
Alpha Nine Ventures, Ltd. 1461 Glenneyre St., Suite E, Laguna Beach, CA 92651	1,200,000(14)	6.3%
Quintus Growth Fund (subfund of Multi-Valor AIF Umbrella Fund SICAV) c/o VP Fund Solutions (Liechtenstein) AG, Aeulestrasse 6, 9490 Vaduz, Of Liechtenstein	2,200,000(15)	9.99%

Notes:

* Less than one percent.

(1) Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. The applicable percentage of ownership is based on 18,994,022 shares of our common stock issued and outstanding as of November 28, 2025.

(2) This figure consists of (i) 87,861 shares of common stock held directly by Mr. Harrison, and (ii) 150,000 shares of common stock held of record by Mr. Harrison's spouse.

(3) This figure consists of 500,000 performance warrants held by 1036030 B.C. Ltd., over which Mr. Sharpe has sole voting and dispositive power, to acquire 500,000 shares of common stock, which have vested.

(4) This figure consists of (i) 87,861 shares of common stock held directly by Mr. Pilcher, and (ii) 100,000 stock options held by Critical Mass Scientific Strategy Consultants, LLC, over which Mr. Pilcher has sole voting and dispositive power, to acquire 100,000 shares of common stock, which have vested.

(5) This figure consists of 444,111 shares of common stock held by Ms. Chavez-Munoz.

(6) This figure consists of (i) 57,525 shares of common stock held by Mr. Inouye, and (ii) 75,000 stock options to acquire 75,000 shares of common stock which have vested.

(7) This figure consists of (i) 625,000 shares of common stock held by OnePointTwo Capital Ventures LLC, (ii) 869,566 shares of common stock held by OnePointTwo Capital Ventures II LLC, (iii) 625,000 warrants held by OnePointTwo Capital Ventures LLC to acquire 625,000 shares of common stock, and (iv) 150,000 stock options held by OnePointTwo Capital Ventures LLC to acquire 150,000 shares of common stock, which have vested. OnePointTwo Capital Performance LLC is the managing member of OnePointTwo Capital Ventures LLC and OnePointTwo Capital Ventures II LLC, and Sebastian Purcell has voting and dispositive power over these securities. Mr. Purcell disclaims beneficial ownership of the securities reported herein, except to the extent of his pecuniary interest therein.

(8) This figure consists of (i) 1,062,500 shares of common stock held directly by Mr. Bogart, (ii) 431,250 shares of common stock held by 0865546 B.C. Ltd., over which Mr. Bogart has sole voting and dispositive power, (iii) 50,000 stock options to acquire 50,000 shares of common stock, which have vested, and (iv) 250,000 performance warrants held by Mr. Bogart to acquire 250,000 shares of common stock, which have vested.

(9) This figure consists of 402,714 shares of common stock held directly by Dr. Lorenc.

(10) This figure consists of (i) 4,218,388 shares of common stock, (ii) 375,000 stock options to acquire 375,000 shares of common stock, which have vested, (iii) 625,000 warrants to acquire 625,000 shares of common stock, which have vested, and (iv) 750,000 performance warrants to acquire 750,000 shares of common stock, which have vested.

(11) This figure consists of (i) 750,000 shares of common stock held directly by Mr. Wright, (ii) 1,498,048 shares of common stock held by N3GU Investments LLC, over which Mr. Wright has sole voting and dispositive power, (iii) 50,000 stock options to acquire 50,000 shares of common stock, which have vested, (iv) 113,595 warrants to acquire 113,595 shares of common stock held by N3GU Investments LLC, and (v) 250,000 performance warrants held by N3GU Investments LLC to acquire 250,000 shares of common stock, which have vested.

(12) This figure consists of 1,800,000 shares of common stock held by Paisley Capital Holdings Corporation. Each of Franz Buser and Jacqueline Elsener have voting and dispositive power over these shares.

(13) This figure consists of (i) 625,000 shares of common stock held by OnePointTwo Capital Ventures LLC, (ii) 869,566 shares of common stock held by OnePointTwo Capital Ventures II LLC, (iii) 625,000 warrants held by OnePointTwo Capital Ventures LLC to acquire 625,000 shares of common stock, and (iv) 150,000 stock options held by OnePointTwo Capital Ventures LLC to acquire 150,000 shares of common stock, which have vested. OnePointTwo Capital Performance LLC is the managing member of OnePointTwo Capital Ventures LLC and OnePointTwo Capital Ventures II LLC, and Sebastian Purcell has voting and dispositive power over these securities.

(14) This figure consists of 1,200,000 shares of Common Stock held by Alpha Nine Ventures, Ltd. Ryan McMillan is the managing member of Alpha Nine Ventures, Ltd. and has voting and dispositive power of such shares.

(15) This figure includes 2,200,000 warrants to acquire 2,200,000 shares of our common stock exercisable within 60 days, however, Quintus Growth Fund may not exercise any portion of the warrants to the extent such exercise would cause Quintus Growth Fund, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock. Each of Sven Soro and Wilhelm Zehender have voting and dispositive power over these securities.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Except as described herein, none of the following parties (each a "Related Party") has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  any of our directors or officers;

  any person proposed as a nominee for election as a director;

  any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

  any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Our Board reviews any proposed transaction involving Related Parties and considers whether such transactions are fair and reasonable and in the Company's best interests.

Fiscal Year Ended October 31, 2025

Specific Person	Relationship to Issuer	Nature of Interest in Transaction	Amount of Interest
Critical Mass Scientific Strategy Consultants, LLC ("Critical Mass") and Brian Pilcher	Company owned by Brian Pilcher, the Chief Medical Officer of Conexeu Sciences Inc.	Conexeu entered into a services agreement dated April 1, 2025 (the "Services Agreement") with Critical Mass Scientific Strategy Consultants, LLC ("Critical Mass") for a term of six months from April 1, 2025, unless terminated sooner in accordance with the provisions therein. Pursuant to the Services Agreement, Brian Pilcher, Conexeu's President and Chief Medical Officer, will provide Conexeu with services relating to strategic direction, scientific support, business development support, research programs, budgeting, and medical affairs.

  Conexeu will pay Critical Mass US$10,000 per month and grant Critical Mass 100,000 post-reverse stock split Options to purchase up to 100,000 Option Shares at a price equal to US$0.40 per Option Share (post-reverse split). The Options will vest upon completion of the six months of the Services Agreement or at any time prior subject to the board of directors' discretion, and will expire and terminate at 5:00 p.m. (Pacific Time) on the date that is 24 months from the date of grant of the Options.

Specific Person	Relationship to Issuer	Nature of Interest in Transaction	Amount of Interest
On October 23, 2025, Mr. Pilcher resigned from his position as President and Director.

Effective October 15, 2025, Mr. Pilcher became a full-time employee of the Company and entered into an executive employment agreement with Conexeu.
  For the year ended October 31, 2025, the Company incurred an expense of $70,000 paid to Critical Mass.
  On April 1, 2025, the Company granted to the CMO, 100,000 stock options with an exercise price of $0.40 and that vest 6 months from the effective date of their service agreement or from April 1, 2025.  The FMV of the stock options granted was determined to be $57,549 and that as at July 31, 2025, a total value of $38,052 was expensed as stock-based compensation and the remaining balance of $19,497 will be expensed as they vest in the coming months.
  Effective October 15, 2025, the Company entered into an executive employment agreement (the "EEA") with Brian Pilcher to employ Mr. Pilcher as the Chief Medical Officer on an at-will basis. The compensation to be paid to Mr. Pilcher pursuant to the EEA is (i) a one-time inducement payment of $35,000, (ii) an annual base salary of no less than $240,000, (iii) eligibility for milestone bonuses totaling up to 31.25% of the base salary in effect from time to time, and (iv) an initial equity award of 87,861 shares and milestone-based equity awards of up to a maximum of 1.5% of the outstanding shares at the time of each equity grant as outlined in the EEA.

Stephen D. Inouye and/or SDI Consulting Inc.	CFO, Secretary and Treasurer, company owned by CFO	See above for the SDI Agreement.

Effective April 8, 2025, additional services as Secretary and Treasurer of the Company were added.

Effective October 15, 2025, Mr. Inouye became an employee of the Company. The company controlled by Mr. Inouye, SDI Consulting will continue to provide bookkeeping and administrative services to the Company. These services are independent of Mr. Inouye's employment agreement with the Company.

Conexeu will pay Mr. Inouye and/or SDI a minimum consulting fee of US$95 per billable hour and the Company will issue to Mr. Inouye 75,000 Options to acquire one share of common stock in the capital of Conexeu (an "Option Share") at an exercise price of US$0.40 per Option Share for 60 months from the date of issuance.

For the year ended October 31, 2025, in accordance with his consulting agreement, the Company incurred expenses of $45,700 paid to SDI.

Specific Person	Relationship to Issuer	Nature of Interest in Transaction	Amount of Interest

On November 30, 2024, the Company converted outstanding payables of $10,875 owed to the CFO into 13,594 shares with a fair value of $640.

On June 9, 2025, the Company granted to the CFO 75,000 stock options with an exercise price of $0.40 and that vested immediately. The FMV of the stock options was determined to be $21,163.

Effective October 15, 2025, the Company entered into an executive employment agreement (the "EEA") with Stephen Inouye to employ Mr. Inouye as the CFO and Secretary on an at-will basis. The compensation to be paid to Mr. Inouye pursuant to the EEA is (i) an annual base salary of no less than $216,000, (iii) eligibility for milestone bonuses totaling up to 25% of the base salary in effect from time to time, and (iii) an initial equity award of 43,931 shares and milestone-based equity awards of up to a maximum of 0.75% of the outstanding shares at the time of each equity grant as outlined in the EEA.
David Bogart	Co-founder and Director	Conexeu entered into a consulting services agreement dated May 14, 2025 with Mr. Bogart for an indefinite term unless and until terminated in accordance with the terms therein.

This consulting services agreement replaces and supersedes the Bogart Agreement described above.
  Consulting fee of $10,000 per month

  1,000,000 common share purchase warrants (each, a "Performance Warrant") to acquire up to 1,000,000 shares of common stock in the capital of Conexeu (each, a "Performance Share") at an exercise price of $0.001 per Performance Share for sixty (60) months from date of issuance

  Performance Warrants shall vest and be exercisable upon the following milestone events: (i) 250,000 Warrants upon Conexeu completing and receiving the results of the 3-month human collagen animal study (the "Collagen Study") in Boston, MA; (ii) 250,000 Warrants upon Conexeu listing its shares of common stock on a recognized stock exchange in North America; (iii) 250,000 Warrants upon Conexeu's listed shares of common stock trading for at least 20 consecutive trading days at a market capitalization of >$80,000,000 in the currency of the recognized stock exchange in North America on which the shares of common stock are listed; and (iv) 250,000 Warrants upon Conexeu submitting a 510(k) application to the United States Food and Drug Administration ("FDA")

Specific Person	Relationship to Issuer	Nature of Interest in Transaction	Amount of Interest

  During the year ended October 31, 2025, the Company incurred expenses of $110,000, in accordance with a consulting agreement.

  The Director is a director of an advertising company.  During the nine months ended July 31, 2024, the Company incurred $7,250 in expenses paid to this company.

  On June 5, 2025, the Company and the Director entered into an agreement for 1,000,000 Performance Warrants. The warrants have an exercise price of $0.001 and a term of 5 years. The milestones are as follows:

Milestone 1 - 250,000 Warrants shall vest upon the Company completing and receiving the results of the three-month Collagen Study in Boston, MA. The grant date fair value of these warrants was $99,778. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by October 31, 2025.

Milestone 2 - 250,000 Warrants shall vest upon the Company listing its shares of common stock on a recognized stock exchange in North America. The grant date fair value of these warrants was $99,782. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone

Milestone 3 - 250,000 Warrants shall vest upon the Company's listed shares of common stock trading for at least 20 consecutive trading days at a market capitalization of $80,000,000 or greater in the currency of the recognized stock exchange in North America on which the shares of common stock are listed. The grant date fair value of these warrants was $99,779. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone.

Milestone 4 - 250,000 Warrants shall vest upon the Company submitting a 510(k) application to the FDA. The grant date fair value of these warrants was $99,779. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by June 30, 2026.

Specific Person	Relationship to Issuer	Nature of Interest in Transaction	Amount of Interest

  On June 9, 2025, the Company granted to the Director, 50,000 stock options with an exercise price of $0.40 and that vested immediately.  The fair market value ("FMV") of the stock options was determined to be $14,107.

  On November 1, 2025, an addendum was executed between the Company and Mr. Bogart reducing his monthly consulting fee to $9,900 per month.

N3GU Investments LLC ("N3GU") (Michael Wright)	Company owned by former director and former CEO

Conexeu entered into a consulting services agreement dated May 14, 2025 with N3GU for an indefinite term unless and until terminated in accordance with the terms therein.

This consulting services agreement replaces and supersedes the Wright Agreement described above.

Effective October 23, 2025, Mr. Wright resigned from his position as a Director, and the consulting agreement with N3gU was terminated.

  Consulting fee of $10,000 per month.

  1,000,000 Performance Warrants to acquire up to 1,000,000 Performance Shares at an exercise price of $0.001 per Performance Share for sixty (60) months from date of issuance.

  Performance Warrants shall vest and be exercisable upon the following milestone events: (i) 250,000 Warrants upon Conexeu completing and receiving the results of the Collagen Study in Boston, MA; (ii) 250,000 Warrants upon Conexeu listing its shares of common stock on a recognized stock exchange in North America; (iii) 250,000 Warrants upon Conexeu's listed shares of common stock trading for at least 20 consecutive trading days at a market capitalization of >$80,000,000 in the currency of the recognized stock exchange in North America on which the shares of common stock are listed; and (iv) 250,000 Warrants upon Conexeu submitting a 510(k) application to the FDA)

  During the year ended October 31, 2025, the Company incurred expenses of $173,500, in accordance with a consulting agreement. In addition to this compensation, the Director also received share-based compensation comprised of 82,500 shares of common stock and 82,500 warrants. The warrants vested immediately, have a two-year term, and an exercise price of $0.80. The fair value of the common stock and warrants was $66,000 and $26,686, respectively.

  On June 5, 2025, the Company and the Director entered into an agreement for 1,000,000 Performance Warrants. The warrants have an exercise price of $0.001 and a term of 5 years. The milestones are as follows:

Milestone 1 - 250,000 Warrants shall vest upon the Company completing and receiving the results of the three-month Collagen Study in Boston, MA. The grant date fair value of these warrants was $99,778. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by October 31, 2025.

Milestone 2 - 250,000 Warrants shall vest upon the Company listing its shares of common stock on a recognized stock exchange in North America. The grant date fair value of these warrants was $99,782. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone

Milestone 3 - 250,000 Warrants shall vest upon the Company's listed shares of common stock trading for at least 20 consecutive trading days at a market capitalization of $80,000,000 or greater in the currency of the recognized stock exchange in North America on which the shares of common stock are listed. The grant date fair value of these warrants was $99,779. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone.

Milestone 4 - 250,000 Warrants shall vest upon the Company submitting a 510(k) application to the FDA. The grant date fair value of these warrants was $99,779. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by June 30, 2026.

Specific Person	Relationship to Issuer	Nature of Interest in Transaction	Amount of Interest

  On June 5, 2025, the Company and the Director entered into an agreement for 1,000,000 Performance Warrants. The warrants have an exercise price of $0.001 and a term of 5 years. The milestones are as follows:

Milestone 1 - 250,000 Warrants shall vest upon the Company completing and receiving the results of the three-month Collagen Study in Boston, MA. The grant date fair value of these warrants was $99,778. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by October 31, 2025.

Milestone 2 - 250,000 Warrants shall vest upon the Company listing its shares of common stock on a recognized stock exchange in North America. The grant date fair value of these warrants was $99,782. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone

Milestone 3 - 250,000 Warrants shall vest upon the Company's listed shares of common stock trading for at least 20 consecutive trading days at a market capitalization of $80,000,000 or greater in the currency of the recognized stock exchange in North America on which the shares of common stock are listed. The grant date fair value of these warrants was $99,779. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone.

Milestone 4 - 250,000 Warrants shall vest upon the Company submitting a 510(k) application to the FDA. The grant date fair value of these warrants was $99,779. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by June 30, 2026.

Specific Person	Relationship to Issuer	Nature of Interest in Transaction	Amount of Interest

  On June 9, 2025, the Company granted to the Director, 50,000 stock options with an exercise price of $0.40 and that vested immediately.  The fair market value ("FMV") of the stock options was determined to be $14,107.

  Negotiated and agreed upon termination fees were paid to N3GU, totaling $50,000.

1036030 B.C. Ltd. (“103 B.C.”) (Jeff Sharpe)	Company owned by the Non-Executive Chairman and Director	Conexeu entered into a consulting services agreement dated May 14, 2025 with 103 B.C. for an indefinite term unless and until terminated in accordance with the terms therein.

On October 23, 2025, Mr. Sharpe resigned from his position as CEO and was appointed as Chairman of the Board of Directors.

  Consulting fee of $12,500 per month.

  2,000,000 Performance Warrants to acquire up to 2,000,000 Performance Shares at an exercise price of $0.001 per Performance Share for sixty (60) months from date of issuance.

  Performance Warrants shall vest and be exercisable upon the following milestone events: (i) 500,000 Warrants upon Conexeu completing and receiving the results of the Collagen Study in Boston, MA; (ii) 500,000 Warrants upon Conexeu listing its shares of common stock on a recognized stock exchange in North America; (iii) 500,000 Warrants upon Conexeu’s listed shares of common stock trading for at least 20 consecutive trading days at a market capitalization of >$80,000,000 in the currency of the recognized stock exchange in North America on which the shares of common stock are listed; and (iv) 500,000 Warrants upon Conexeu submitting a 510(k) application to the FDA.

  On May 14, 2025, the Company appointed a new CEO. In accordance with their consulting agreement, for the nine months ended October 31, 2025, the Company incurred an expense of $75,000.

  On June 5, 2025, the Company and the Director entered into an agreement for 2,000,000 Performance Warrants. The warrants have an exercise price of $0.001 and a term of 5 years. The milestones are as follows:

  Milestone 1 - 500,000 Warrants shall vest upon the Company completing and receiving the results of the three-month Collagen Study in Boston, MA. The grant date fair value of these warrants was $199,555. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by October 31, 2025.
  Milestone 2 - 500,000 Warrants shall vest upon the Company listing its shares of common stock on a recognized stock exchange in North America. The grant date fair value of these warrants was $199,563. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone.

Specific Person	Relationship to Issuer	Nature of Interest in Transaction	Amount of Interest
Milestone 3 - 500,000 Warrants shall vest upon the Company’s listed shares of common stock trading for at least 20 consecutive trading days at a market capitalization of $80,000,000 or greater in the currency of the recognized stock exchange in North America on which the shares of common stock are listed. The grant date fair value of these warrants was $199,566. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone.
Milestone 4 - 500,000 Warrants shall vest upon the Company submitting a 510(k) application to the FDA. The grant date fair value of these warrants was $199,563. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by June 30, 2026.
Dr. Claudia Chavez-Munoz	Chief Science Officer	Conexeu entered into a consulting services agreement dated May 30, 2025 (the "Chavez-Munoz Agreement") with Dr. Claudia Chavez-Munoz for an indefinite term until terminated by either party with written notice at least 30 calendar days prior to the effective date of termination. Pursuant to the Chavez-Munoz Agreement, Dr. Chavez-Munoz will act as Chief Science Officer of Conexeu and provide consulting services for the ongoing maintenance and development of Conexeu's business interests.

Effective October 15, 2025, Dr. Chavez-Munoz became a full-time employee of the Company.

Conexeu will pay Dr. Chavez-Munoz a consulting fee of US$10,000 per month and issue to Dr. Chavez-Munoz 50,000 Options to acquire one share of common stock in the capital of Conexeu (an “Option Share”) at an exercise price of US$0.40 per Option Share for 60 months from the date of issuance.

On November 30, 2024, the Company issued Dr. Chavez-Munoz 43,750 shares to settle an amount payable of $35,000 for services rendered. The fair market value of the shares issued is $2,059.

For the year ended October 31, 2025, the Company incurred an expense of $60,000 reported under management expenses.

On June 9, 2025, the Company granted to the CSO, 50,000 stock options with an exercise price of $0.40 and that vest 12 months from the grant date. The FMV of the stock options granted was determined to be $14,711 and that as at July 31, 2025, a total value of $2,096 had vested and was expensed as stock-based compensation and the remaining balance of $12,615 will be expensed as they vest in the coming months.

Specific Person	Relationship to Issuer	Nature of Interest in Transaction	Amount of Interest
Effective October 15, 2025, the Company entered into an executive employment agreement (the "EEA") with Claudia Chavez-Munoz to employ Dr. Chavez-Munoz as the Chief Sciences Officer on an at-will basis. The compensation to be paid to Dr. Chavez-Munoz pursuant to the EEA is (i) an annual base salary of no less than $240,000, (iii) eligibility for milestone bonuses totaling up to 31.25% of the base salary in effect from time to time, and (iii) an initial equity award of 87,861 shares and milestone-based equity awards of up to a maximum of 1.5% of the outstanding shares at the time of each equity grant as outlined in the EEA.
Miles Harrison	CEO, President and Director	Effective October 15, 2025, Mr. Harrison became a full-time employee of the Company.	Effective October 15, 2025, the Company entered into an executive employment agreement (the "EEA") with Miles Harrison to employ Mr. Harrison as the President and CEO on an at-will basis. The compensation to be paid to Mr. Harrison pursuant to the EEA is (i) an annual base salary of no less than $300,000, (iii) eligibility for milestone bonuses totaling up to 40% of the base salary in effect from time to time, and (iii) an initial equity award of 87,861 shares on the effective date of the EEA, and 87,861 shares each year for four years on the anniversary of the effective date of the EEA, as well as milestone-based equity awards of up to a maximum of 2.5% of the outstanding shares at the time of each equity grant as outlined in the EEA.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

McMillan LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The financial statements of the Company as of October 31, 2024 and October 31, 2023, and for the year ended October 31, 2024 and for the period November 2, 2022 (date of inception) through October 31, 2023 included in this prospectus and registration statement, have been audited by Adeptus Partners, LLC, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide for the indemnification of our directors and officers to the fullest extent permitted by the Nevada Revised Statutes. This right to indemnification will inure whether or not the claim asserted is based on matters that predate our Articles of Incorporation, will continue as to an indemnitee who has cased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives. The right to indemnification and to the advancement of expenses conferred by Article VIII of our Articles of Incorporation are not exclusive of any other rights that an indemnitee may have or acquired under any statute, bylaws, agreement, vote of stockholders or disinterested directors, our Articles of Incorporation or otherwise.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Our website address is www.conexeu.com.  Information contained on, or accessible through, our website does not constitute a part of and is not incorporated into this prospectus, and the only information that you should rely on in making your decision whether to invest in our common stock is the information contained in this prospectus.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to our securities being offered pursuant to this prospectus. This prospectus forms a part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. The registration statement contains additional information about us and the securities being offered pursuant to this prospectus. You may read a copy of the registration statement which is available to the public over the internet at the SEC's website at http://www.sec.gov.

You may also request a copy of any filings we make with the SEC, excluding exhibits, from us at no cost. Any such request should be addressed to us at c/o 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Attention: Miles Harrison.

INDEX TO FINANCIAL STATEMENTS

CONEXEU SCIENCES INC.

TABLE OF CONTENTS

Unaudited Condensed Interim Financial Statements	Page
Unaudited Condensed Interim Balance Sheet as of July 31, 2025 and Balance Sheet as of October 31, 2024	F-2
Unaudited Condensed Interim Statements of Operations for the nine month periods ended July 31, 2025 and 2024	F-3
Unaudited Condensed Interim Statement of Shareholders' Equity (Deficit) for the nine month periods ended July 31, 2025 and 2024	F-4
Unaudited Condensed Interim Statements of Cash Flows for the nine month periods ended July 31, 2025 and 2024	F-5
Notes to Unaudited Condensed Interim Financial Statements	F-6

Audited Annual Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID 3686)	F-19
Balance Sheets as of October 31, 2024 and 2023	F-20
Statements of Operations for the Year Ended October 31, 2024 and the period November 2, 2022 (date of inception) to October 31, 2023	F-21
Statements of Shareholders' Equity (Deficit) for the Year Ended October 31, 2024 and the period November 2, 2022 (date of inception) to October 31, 2023	F-22
Statements of Cash Flows for the Year Ended October 31, 2024 and the period ended November 2, 2022 (date of inception) to October 31, 2023	F-23
Notes to the Financial Statements	F-24

CONEXEU SCIENCES INC.

Condensed Interim Balance Sheets

As of July 31, 2025 and October 31, 2024

(Expressed in United States Dollars)

	July 31, 2025
ASSETS	(Unaudited)	October 31, 2024
CURRENT ASSETS
Cash and cash equivalents	$833,128	$314,616
Taxes receivable	11,962	-
Convertible note receivable	40,386	-
Deferred offering costs	99,627	-
Prepaid expenses	1,326,767	32,621
TOTAL CURRENT ASSETS	2,311,870	347,237

Fixed assets	13,541	-
Patent	181,226	186,703
TOTAL ASSETS	$2,506,637	$533,940

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$168,155	$332,947
Due to shareholders	3,723	7,912
TOTAL CURRENT LIABILITIES	171,878	340,859

LONG-TERM LIABILITIES
Loan payable	-	98,117
TOTAL LIABILITIES	171,878	438,976

COMMITMENTS AND CONTINGENCIES (See Notes 10 and 11)

SHAREHOLDERS' EQUITY
Preferred Stock, par value $0.001, 50,000,000 shares authorized, 0 shares issued and outstanding as of July 31, 2025 and October 31, 2024, respectively	-	-
Common Stock, par value $0.001, 250,000,000 shares authorized, 15,022,285 and 8,528,024 shares issued and outstanding as of July 31, 2025 and October 31, 2024, respectively	15,021	8,527
Additional paid-in capital	4,964,385	684,400
Accumulated deficit	(2,644,647)	(597,963)
TOTAL SHAREHOLDERS' EQUITY	2,334,759	94,964
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,506,637	$533,940

The accompanying notes are an integral part of these unaudited condensed interim financial statements

CONEXEU SCIENCES INC.

Condensed Interim Statements of Operations

(Unaudited)

(Expressed in United States Dollars)

	Nine months ended July 31, 2025	Nine months ended July 31, 2024
OPERATING EXPENSES
Advertising and promotion	$48,503	$8,243
Amortization expense	5,477	-
Bank charges	3,132	501
Business development costs	146,386	1,123
Consulting fees	661,957	121,470
Depreciation expense	5,127	-
Insurance	4,148	-
Management fees	359,500	196,921
Office and general administration	7,632	-
Professional fees	216,219	50,451
Regulatory fees	29,134	-
Research and development expenses	200,795	39,000
Stock based compensation	390,533	-
Transfer and filing fees	9,513	-
Total operating expenses	2,088,056	417,709

LOSS FROM OPERATIONS	(2,088,056)	(417,709)

OTHER INCOME (EXPENSES)
Gain on conversion of payables	43,176	98,652
Loss on debt extinguishment	-	(35,232)
Interest income	386	-
Interest expense	(4,949)	(12,598)
Foreign exchange gain (loss)	2,759	4,118
Total other income (expenses)	41,372	54,940

LOSS BEFORE TAXES	(2,046,684)	(362,769)

Income tax benefit (expense)	-	-

NET LOSS	$(2,046,684)	$(362,769)

Net loss per common share, basic and diluted	$(0.19)	$(0.06)

Weighted average of common shares outstanding, basic and diluted	10,773,513	6,350,039

The accompanying notes are an integral part of these unaudited condensed intertim financial statements

CONEXEU SCIENCES INC.

Condensed Interim Statements of Stockholders' Equity (Deficit)

(Unaudited)

(Expressed in United States Dollars)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Shareholders' Equity (Deficit)
Balance at inception, November 1, 2023	-	$-	4,156,250	$4,156	$-	$(39,625)	$(35,469)
Assumption of notes payable from related party	-	-	-	-	-	(86,471)	(86,471)
Shares issued for debt extinguishment	-	-	750,000	750	34,482	-	35,232
Private Placement	-	-	452,879	453	344,547	-	345,000
Shares issued for services	-	-	437,500	438	5,444	-	5,882
Shares issued for conversion of payables	-	-	136,464	136	6,286	-	6,422
Shares issued for patent	-	-	1,031,251	1,031	47,495	-	48,526
Net Loss	-	-	-	-	-	(362,769)	(362,769)
Balance, July 31, 2024	-	$-	6,964,344	$6,964	$438,254	$(488,865)	$(43,647)

Balance , November 1, 2024	-	$-	8,528,024	$8,527	$684,400	$(597,963)	$94,964
Private Placement, net of issuance costs	-	-	4,437,500	4,438	2,013,975	-	2,018,413
Shares issued for services	-	-	1,849,167	1,849	1,511,769	-	1,513,618
Warrants issued for services	-	-	-	-	482,177	-	482,177
Stock based compensation	-	-	-	-	149,374	-	149,374
Shares issued for conversion of payables	-	-	207,594	207	122,690	-	122,897
Net loss	-	-	-	-	-	(2,046,684)	(2,046,684)
Balance, July 31, 2025	-	$-	15,022,285	$15,021	$4,964,385	$(2,644,647)	$2,334,759

The accompanying notes are an integral part of these unaudited condensed interim financial statements

CONEXEU SCIENCES INC.

Condensed Interim Statements of Cash Flows

(Unaudited)

(Expressed in United States Dollars)

	Nine months ended July 31, 2025	Nine months ended July 31, 2024
Cash flows from operating activities
Net loss	$(2,046,684)	$(362,769)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization expense	5,477	-
Depreciation expense	5,127	-
Gain on conversion of payables	(43,176)	(98,652)
Loss on debt extinguishment	-	35,232
Warrants issued for services	263,453	-
Warrants issued to related parties	149,374	-
Shares issued for services	480,496	1,471
Changes in operating assets and liabilities:
Taxes receivable	(11,962)	-
Accounts payable and accrued liabilities	1,785	351,885
Prepaid expenses	(42,300)	-
Net cash used in operating activites	(1,238,410)	(72,833)

Cash flow from investing activities
Loan receivable	(40,386)	-
Purchase of assets	(18,668)	-
Net cash used in investing activities	(59,054)	-

Cash flow from financing activities
Due to shareholders	(4,189)	3,637
Proceeds from private placement, net of issuance costs	2,018,413	-
Repayment of Loan payable	(94,206)	-
Deferred offering costs	(99,627)	-
Proceeds from private placement	-	345,000
Net cash provided by financing activities	1,820,391	348,637

Effect of exchange rate changes on cash	(4,415)	(1,344)
Increase in cash	522,927	275,804
Cash at beginning of period	314,616	-
Cash at end of period	$833,128	$274,460

Supplemental cashflow information:
Cash paid for interest	$17,547	$-
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Shares issued for prepaid expenses	$1,033,122	$4,411
Warrants issued for servies to be expensed	$218,724	-
Unpaid paid patent costs	$-	$40,060
Loan payable for purchase of patent	$-	$98,117
Shares issued for purchase of patent	$-	$48,526
Shares issued for conversion of payables	$122,897	$6,422
Assumption of related party notes payable	$-	$86,471

The accompanying notes are an integral part of these unaudited condensed interim financial statements

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

1. Nature of Operations

Conexeu Sciences Inc. ("CONEXEU" or the "Company") was incorporated on November 2, 2022, pursuant to the Business Corporations Act of British Columbia, Canada. CONEXEU is a regenerative medicine company committed to developing and commercializing novel cellular therapies for skin restoration in wound care and aesthetics through use of patent protected advanced tissue engineering and biomaterial innovations.  The Company has a fiscal year-end of October 31.  On April 10, 2025, the Company was continued from the jurisdiction of British Columbia, Canada to a newly incorporated Nevada corporation. The registered offices of the Company, effective April 10, 2025, is located at 50 W Liberty St., Suite 880, Reno, Nevada, 89501.

Risks and Uncertainties

Disruption of global financial markets and a recession or market correction, including the ongoing military conflicts between Russia and Ukraine and the related sanctions imposed against Russia as well as the conflict between Israel and Hamas, the ongoing effects of the COVID-19 pandemic, the significant tariffs imposed by the United States on imports from other countries and other global macroeconomic factors such as inflation and rising interest rates, could reduce the Company's ability to access capital, which could in the future negatively affect the Company's liquidity and could materially affect the Company's business and the value of its common stock.

Segment Reporting

ASC Topic No. 280, Segment Reporting ("ASC 280"), establishes standards for the way that public business enterprises report information about operating segments in their financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. ASC 280 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company's business segments are based on the organization structure used by the chief operating decision maker for making operating and investment decisions and for assessing performance. Our chief executive officer, who is our chief operating decision maker, views the Company's operations and manages its business in one operating segment, which is developing and commercializing novel cellular therapies for skin restoration in wound care and aesthetics through use of patent protected advanced tissue engineering and biomaterial innovations.

2. Basis of Presentation

Basis of Presentation

The unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements included in the Company's Annual Report for the fiscal year ended October 31, 2024. The accompanying unaudited condensed financial statements include all adjustments that are of a normal recurring nature and necessary for the fair presentation of the results for the interim periods presented. Results for interim periods are not necessarily indicative of results to be expected for the full year.

The functional and presentation currency of the Company is the United States Dollars.

Prior to its incorporation as a Nevada corporation, the Company's articles of incorporation had three classes of stock, Preferred Series A, Common Class A and Common Class B.  The articles of incorporation allowed for unlimited shares each type to be issued and the shares had no par value.

On April 10, 2025, the Company became incorporated in Nevada.  The Nevada articles of incorporation authorized two types of shares, Preferred Series A and common stock.  Each class of stock has a par value of $0.001.  At the date of conversion, the Company only had Common Class A shares outstanding.  These converted into common stock at a ratio of 1:1.

On April 21, 2025, the Board of Directors approved a 4:1 reverse stock split.

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

These unaudited condensed interim financial statements have been adjusted retrospectively for the change of incorporation and the reverse stock split.

2. Basis of Presentation (cont'd)

Use of Estimates

The preparation of unaudited condensed interim financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the unaudited condensed interim financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Going Concern

These unaudited condensed interim financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. During the nine months ended July 31, 2025, and 2024, the Company recorded a net loss of $2,046,684 and $362,769, respectively. As of July 31, 2025, and October 31, 2024, the Company had a deficit of $2,644,647 and $597,963, respectively.

These factors raise substantial doubt about the Company's ability to continue as a going concern within one year after the date of these unaudited condensed financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan. These unaudited condensed interim financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

As of July 31, 2025, the Company had cash in the amount of $833,128.  The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case or equity financing.

3. Summary of Significant Accounting Policies

The significant accounting policies applied in the preparation of these unaudited condensed interim financial statements are consistent with the accounting policies disclosed in the Company's audited financial statements for the year ended October 31, 2024.

Fair Value of Financial Instruments

Our financial assets and liabilities measured at fair value on a recurring basis consist primarily of prepaid expenses, accounts payable and accrued liabilities, due to shareholders, and loan payable. The carrying amount of prepaid expenses, accounts payable and accrued liabilities, due to shareholders approximate fair value because of the short-term maturity of such instruments.

We have categorized our assets and liabilities that are valued at fair value on a recurring basis into a three-level fair value hierarchy in accordance with U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).

Assets and liabilities recorded in the condensed balance sheets at fair value are categorized based on a hierarchy of inputs, as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

3. Summary of Significant Accounting Policies (cont'd)

Fair Value of Financial Instruments (cont'd)

Level 2 - Quoted prices for similar assets or liabilities in active markets that are observable for the asset or liability either directly or indirectly through market corroboration, for substantially the full term of the financial instrument

Level 3 - Unobservable inputs for the asset or liability

The Company had no Level 3 assets that were required to be valued at fair value as of July 31, 2025 and October 31, 2024.

Advertising Expenses

Advertising expenses are expensed as incurred.  Advertising expenses for the nine months ended July 31, 2025 and 2024 were $48,503 and $8,243, respectively.

Research and Development Expenses

Research and development expenses are expensed as incurred and consist principally of internal and external costs, which include the cost of contract research services, laboratory supplies and development and manufacture of preclinical compounds and consumables for preclinical testing.  Research and development expenses for the periods ended July 31, 2025, and 2024 were $200,795 and $39,000, respectively.

Net Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. The Company computes basic loss per share by dividing the loss attributable to holders of Common Stock for the period by the weighted average number of shares of Common Stock outstanding during the period. The Company's warrants could potentially be exercised or converted into Common Stock and then share in the earnings of the Company. However, these convertible instruments were excluded when calculating diluted loss per share because such inclusion would be anti-dilutive for the periods presented. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Potentially dilutive securities, which are not included in diluted weighted average shares outstanding for the nine months ended July 31, 2025 and 2024, consist of the following (in common stock equivalents):

	July 31, 2025	July 31, 2024
Warrants	9,733,226	507,220
Options	675,000	-

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation.  Maintenance and repair charges are expensed as incurred.  Fixed assets are depreciated under the straight-line method using the following estimated useful lives:

  Equipment - 5 years
  Furniture and fixtures - 5 years
  Computer equipment - 2 years.

Subsequent Events

The Company evaluated subsequent events through October 13, 2025, the date in which the unaudited condensed interim financial statements were issued.

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

4. Fixed Assets

Fixed Assets consist of the following:

	July 31, 2025	October 31, 2024
Furniture and fixtures	400	-
Computer equipment	18,268	-
	18,668	-
Less: accumulated depreciation	5,127	-
Fixed Assets, net	13,541	-

Depreciation expense included in loss from continuing operations in the accompanying unaudited condensed interim statements of operations was $5,127 and $0 for the nine months ended July 31, 2025, and 2024, respectively.

5. Taxes Receivable

The Company has filed with the Canada Revenue Agency ("CRA") a Goods and Services Tax ("GST") return to claim the GST paid on Canadian expenses paid between September 21, 2024 (date of registration) and up to April 10, 2025, when the Company continued from the jurisdiction of British Columbia, Canada to a newly incorporated Nevada corporation and no longer qualified for claiming any GST paid.  The outstanding amount due at July 31, 2025, and October 31, 2024, was $11,962 and $0, respectively.

6. Convertible Note Receivable

On May 14, 2025, the Company entered into a Memorandum of Understanding (the "MOU") with a private company (the "Target Company"), related to the potential acquisition of 100% of the assets of the Target Company. Although the general terms of the MOU were non-binding, the Company agreed to provide specific financing under terms that were binding for both parties. The Company entered into a convertible note receivable with the Target Company for an amount up to $87,500.  The convertible note accrues interest at 8% and has a maturity date of six months from the earlier of when the Company agrees to terminate the MOU or August 22, 2025.  If the closing date of the acquisition occurs prior to the maturity date, all amounts owed will be forgiven and no amounts will remain due.  If the note matures prior to an acquisition occurring or due to the termination of the MOU, on the maturity date the outstanding amount must either be paid by the Target Company or the Company, at its discretion, can convert all of the outstanding principle and interest into Series Seed Preferred Stock of the Target Company at a price of $3.6905 per share.  As of July 31, 2025, there was outstanding principal of $40,000 and $386 of accrued interest on the convertible note.  The convertible note accrued $386 of interest during the nine months ended July 31, 2025.  On October 10, 2025, the Target Company and the Company mutually agreed to not extend and to terminate the MOU and conclude any further acquisition negotiations.  See subsequent events note 13.

7. Prepaid Expenses

Prepaid expenses include cash deposits and shares issued and reported at their fair market value ("FMV"):

	July 31, 2024	October 31, 2024
Vendor deposits	$1,323,767	$32,621

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

8. Patent

On November 20, 2023, the Company entered into a Patent Assignment Agreement ("PAA") with the University of British Columbia ('UBC"), located in Vancouver, British Columbia, Canada. Under the terms of the agreement, UBC agrees to transfer, sell and assign to the Company all of UBC's rights, title and interest in and to the Patent. However, the PAA will not be released to the Company until the Company has paid UBC $40,060 ($50,000 CAD) for expenses incurred and also fully pay the loan amount of $98,117 ($136,539 CAD) from the Loan Agreement entered into by both parties on November 20, 2023 (see Note 10). Until that time, the PAA will be held in escrow until no later than November 20, 2027. Should the Company fail to fully settle both payments on or before November 20, 2027, the PAA will not be released and will be destroyed. The Company paid the loan off on March 4, 2025.

Additionally, as part of the Patent Assignment agreement the Company issued 1,031,251 common shares which had a fair value of $48,526.

The total capitalized costs as of July 31, 2025, and October 31, 2024, was $186,703 and $186,703, respectively.

The patent has an expiration date of February 3, 2036.  Amortization expense for the nine months ended July 31, 2025, and 2024 was $5,477 and $0.  Accumulated amortization as of July 31, 2025 and October 31, 2024 was $5,477 and $0, respectively.

Future amortization expense for the fiscal years ended October 31 is as follows:

2025 (remaining)	$4,344
2026	17,235
2027	17,235
2028	17,235
2029	17,235
Remaining	107,942
Total	$181,226

9. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following as of July 31, 2025, and October 31, 2024:

	July 31, 2025	October 31, 2024
Accounts payable and accrued liabilities	$168,155	$319,024
Accrued interest payable	-	13,923
Total Accounts payables and accrued liabilities	$168,155	$332,947

10. Debt

Loan Agreement with University of British Columbia ("UBC")

In connection with the purchase of the patent, on November 20, 2023, the Company entered into a loan agreement with UBC.  The loan is for $136,539 CAD, bears interest at 15%, and has a maturity date of November 20, 2026.  There are no required payments under the loan, as the full amount is due upon maturity.  As of October 31, 2024, the outstanding principal was $98,117 ($136,539 CAD).

On March 4, 2025, the Company paid UBC a total of $148,037 ($213,795 CAD) in settlement of the PAA.  The settlement included interest of $27,256 CAD and an account payable of $50,000 CAD.

Interest expense was $4,949 and $10,321 during the nine months ended July 31, 2025, and 2024, respectively.

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

11. Related party transactions

Founder

The Founder and then the Chief Executive Officer ("CEO") made non-interest-bearing advances to the Company with no specific terms of repayment that are due on demand.  The outstanding amounts as of July 31, 2025, and October 31, 2024, were $3,723 and $7,912, respectively.  These are disclosed as Due to Shareholder on the Condensed Balance Sheets.

During the nine months ended July 31, 2024, the Company assumed notes payable from an entity owned by the Founder, resulting in a distribution of $86,471.

Director 1

During the nine months ended July 31, 2025, and 2024, the Company incurred expenses of $143,500 and $108,900, respectively, in accordance with a consulting agreement. In addition to this compensation, the Director also received share-based compensation comprised of 82,500 shares of common stock and 82,500 warrants.  The warrants vested immediately, have a two-year term, and an exercise price of $0.80.  The fair value of the common stock and warrants was $66,000 and $26,686, respectively. As of July 31, 2025, and October 31, 2024, $0 and $76,284, respectively, of these amounts were unpaid and are included in Accounts Payable and Accrued Expenses in the Condensed Balance Sheet.

On June 5, 2025, the Company and the Director entered into a consulting service agreement for 1,000,000 Performance Warrants. The warrants have an exercise price of $0.001 and a term of 5 years. The milestones are as follows:

1. Milestone 1 - 250,000 Warrants shall vest upon the Company completing and receiving the results of the three-month Collagen Study in Boston, MA. The grant date fair value of these warrants was $99,778. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by October 31, 2025. The fair value of these warrants is expensed over the expected vesting term. The expense for the nine months ended July 31, 2025, was $37,754.

2. Milestone 2 - 250,000 Warrants shall vest upon the Company listing its shares of common stock on The Nasdaq Stock Market, LLC, or any such other recognized stock exchange in North America. The grant date fair value of these warrants was $99,782. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone. No expense was recorded during the nine months ended July 31, 2025.

3. Milestone 3 - 250,000 Warrants shall vest upon the Company's listed shares of common stock trading for at least 20 consecutive trading days at a market capitalization of $80,000,000 or greater in the currency of the recognized stock exchange in North America on which the shares of common stock are listed. The grant date fair value of these warrants was $99,779. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone. No expense was recorded during the nine months ended July 31, 2025.

4. Milestone 4 - 250,000 Warrants shall vest upon the Company submitting a 510(k) application to the FDA. The grant date fair value of these warrants was $99,779. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by June 30, 2026. The fair value of these warrants is expensed over the expected vesting term. The expense for the nine months ended July 31, 2025, was $14,327.

On June 9, 2025, the Company granted to Director 1, 50,000 stock options with an exercise price of $0.40 and that vested immediately.  The fair market value ("FMV") of the stock options was determined to be $14,107 and was expensed as stock-based compensation.

Director 2

During the nine months ended July 31, 2025, and 2024, the Company incurred expenses of $80,000 and $70,875, respectively, in accordance with a consulting agreement. As of July 31, 2025, and October 31, 2024, $0 and $68,675, respectively, of these amounts were unpaid and are included in Accounts Payable and Accrued Expenses in the Condensed Balance Sheet.

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

11. Related party transactions (cont'd)

Director 2 (cont'd)

 This Director is a director of an advertising company.  During the nine months ended July 31, 2024, the Company incurred $7,250 in expenses that are included in Advertising and Promotion Expenses on the unaudited Condensed Interim Statement of Operations.  As of October 31, 2024, there are no amounts owed to this entity.

On June 5, 2025, the Company and the Director entered into a consulting service agreement for 1,000,000 Performance Warrants. The warrants have an exercise price of $0.001 and a term of 5 years. The milestones are as follows:

1. Milestone 1 - 250,000 Warrants shall vest upon the Company completing and receiving the results of the three-month Collagen Study in Boston, MA. The grant date fair value of these warrants was $99,778. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by October 31, 2025. The fair value of these warrants is expensed over the expected vesting term. The expense for the nine months ended July 31, 2025, was $37,754.

2. Milestone 2 - 250,000 Warrants shall vest upon the Company listing its shares of common stock on The Nasdaq Stock Market, LLC, or any such other recognized stock exchange in North America. The grant date fair value of these warrants was $99,782. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone. No expense was recorded during the nine months ended July 31, 2025.

3. Milestone 3 - 250,000 Warrants shall vest upon the Company's listed shares of common stock trading for at least 20 consecutive trading days at a market capitalization of $80,000,000 or greater in the currency of the recognized stock exchange in North America on which the shares of common stock are listed. The grant date fair value of these warrants was $99,779. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone. No expense was recorded during the nine months ended July 31, 2025.

4. Milestone 4 - 250,000 Warrants shall vest upon the Company submitting a 510(k) application to the FDA. The grant date fair value of these warrants was $99,779. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by June 30, 2026. The fair value of these warrants is expensed over the expected vesting term. The expense for the nine months ended July 31, 2025, was $14,327.

On June 9, 2025, the Company granted to Director 2, 50,000 stock options with an exercise price of $0.40 and that vested immediately.  The FMV of the stock options was determined to be $14,107 and was expensed as stock-based compensation.

Director 3

On May 14, 2025, a new director was appointed to the Company's board of directors. This Director is a director of an aesthetics company and during the period from their appointment to July 31, 2025, the Company purchased medical materials totaling $1,961 that are included in the Research and Development expenses.  As at July 31, 2025, there are no amounts owed to this entity.

CEO

The Company hired a CEO from April 2024 to September 2024.  In accordance with his consulting agreement, for the nine months ended July 31, 2024, the Company incurred an expense of $14,000.  This expense is included in Research and Development Expenses in the unaudited Condensed Interim Statement of Operations.  As of July 31, 2024, two months remained under this agreement.  The agreement was not renewed after it terminated in September 2024.

On May 14, 2025, the Company appointed a new CEO.  In accordance with their consulting agreement, for the nine months ended July 31, 2025, the Company incurred an expense of $37,500.  As at July 31, 2025, there was $0 owing for these amounts billed.

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

11. Related party transactions (cont'd)

CEO (cont'd)

On June 5, 2025, the Company and the Director entered into a consulting service agreement for 2,000,000 Performance Warrants. The warrants have an exercise price of $0.001 and a term of 5 years. The milestones are as follows:

1. Milestone 1 - 500,000 Warrants shall vest upon the Company completing and receiving the results of the three-month Collagen Study in Boston, MA. The grant date fair value of these warrants was $199,555. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by October 31, 2025. The fair value of these warrants is expensed over the expected vesting term. The expense for the nine months ended July 31, 2025, was $75,507.

2. Milestone 2 - 500,000 Warrants shall vest upon the Company listing its shares of common stock on The Nasdaq Stock Market, LLC, or any such other recognized stock exchange in North America. The grant date fair value of these warrants was $199,563. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone. No expense was recorded during the nine months ended July 31, 2025.

3. Milestone 3 - 500,000 Warrants shall vest upon the Company's listed shares of common stock trading for at least 20 consecutive trading days at a market capitalization of $80,000,000 or greater in the currency of the recognized stock exchange in North America on which the shares of common stock are listed. The grant date fair value of these warrants was $199,566. The fair value of these warrants will be expensed in its entirety upon achievement of this milestone. No expense was recorded during the nine months ended July 31, 2025.

4. Milestone 4 - 500,000 Warrants shall vest upon the Company submitting a 510(k) application to the FDA. The grant date fair value of these warrants was $199,563. The Company assessed a greater than 70% probability that this would occur and anticipates this occurring by June 30, 2026. The fair value of these warrants is expensed over the expected vesting term. The expense for the nine months ended July 31, 2025, was $28,655.

CFO

The Company hired a Chief Financial Officer ("CFO") in November 2023. For the nine months ended July 31, 2025, and July 31, 2024, in accordance with his consulting agreement, the Company incurred expenses of $28,500 and $14,175, respectively.  These expenses are included in Management Fees in the unaudited Condensed Interim Statement of Operations.  As of July 31, 2025, and October 31, 2024, $0 and $14,175 were unpaid and is included in Accounts Payable and Accrued Expenses on the Condensed Balance Sheets.

During the nine months ended July 31, 2025, the Company converted outstanding payables of $10,875 owed to the CFO into 13,594 shares with a fair value of $640. This resulted in a gain on conversion of $10,235. This is included within gain on conversion of payables on the unaudited Condensed Interim Statement of Operations.

On June 9, 2025, the Company granted to the CFO 75,000 stock options with an exercise price of $0.40 and that vested immediately.  The FMV of the stock options was determined to be $21,163 and was expensed as stock-based compensation.

President and CMO

On April 1, 2025, the Company appointed a President and Chief Medical Officer ("CMO").  In accordance with their consulting agreement, for the nine months ended July 31, 2025, the Company incurred an expense of $40,000.  As at July 31, 2025, there was $0 owing for these amounts incurred.

On April 1, 2025, the Company granted to the CMO, 100,000 stock options with an exercise price of $0.40 and that vest 6 months from the effective date of their service agreement or from April 1, 2025.  The FMV of the stock options granted was determined to be $57,549 and that as at July 31, 2025, a total value of $38,049 was expensed as stock-based compensation and the remaining balance of $19,497 will be expensed as they vest in the coming months.

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

11. Related party transactions (cont'd)

CSO

On May 1, 2025, the Company appointed a Chief Science Officer ("CSO").  In accordance with their consulting agreement, for the nine months ended July 31, 2025, the Company incurred an expense of $30,000 reported under management expenses.  As at July 31, 2025, there was $0 owing for these amounts incurred.

 On June 9, 2025, the Company granted to the CSO, 50,000 stock options with an exercise price of $0.40 and that vest 12 months from the grant date. The FMV of the stock options granted was determined to be $14,711 and that as at July 31, 2025, a total value of $2,096 had vested and was expensed as stock-based compensation and the remaining balance of $12,615 will be expensed as they vest in the coming months.

12. Share capital

Common Stock

Common Stock have a par value of $0.001 and an authorized total of 250,000,000 shares. Each outstanding share is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.  As at July 31, 2025, and October 31, 2024, the total shares issued and outstanding were 15,022,285 and 8,528,024, respectively.

Preferred Stock

Preferred Stock have a par value of $0.001 and an authorized total of 50,000,000 shares. The shares authorized are for Preferred Stock in total and are to be the total authorized shares for all future classes of Preferred Stock, with the rights for all future series of Preferred Stock to be determined upon formation of each class of Preferred Stock.  As of July 31, 2025, and October 31, 2024, no classes of Preferred Stock have been formed, and no shares have been granted.

Fair Value Per Share

The fair value per share for all transactions is based on 409(a) valuations.

Private Placements

The Company closed several non-brokered private placements from April 2024 through October 2024.  The private placements consisted of units which were comprised of 1 share of common stock and 1 warrant.  The warrants vested immediately, have a two-year life, and an exercise price equal to the price of the unit in the placement.  The price of the units of the private placements ranged from $0.72 to $0.80.  During the year ended October 31, 2024, the Company issued 711,213 units for total proceeds of $531,000.

The Company closed several non-brokered private placements in December 2024 and January 2025. The private placements consisted of units which were comprised of 1 share of common stock and 1 warrant. The warrants vested immediately, have a two-year life, and an exercise price equal to the price of the unit in the placement. The price of the units of the private placements was $0.80. The Company issued a total of 687,500 shares for total proceeds of $550,000.

The Company closed on non-brokered private placements in May 2025. The private placements consisted of units which were comprised of 1 share of common stock and 1 warrant. The warrants vested immediately, have a two-year life, and an exercise price equal to the price of the unit in the placement. The price of the units of the private placements was $0.40. The Company issued a total of 3,750,000 shares for total proceeds of $1,500,000.  During the nine months ended July 31, 2025 in connection with the private placements the Company incurred costs of $31,587.

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

12. Share capital (cont'd)

Private Placements (cont'd)

The fair value of the warrants was determined using the following Black-Scholes Pricing model assumptions:

	Jul 31, 2025	Oct 31, 2024
Share price	$0.80	$0.05
Exercise price	$0.40 - $0.80	$0.72 - $0.80
Expected life	2.00 - 3.00	2.00 years
Volatility	102.68% to 122.93%	100%
Risk-free interest Rate	3.69% - 4.31%	3.27% - 4.35%

Shares Issued for Services

During the nine months ended July 31, 2024, the Company also issued 437,500 shares of common stock to consultants for a fair value of $5,882, of this amount, $4,412 was included in Prepaid Expenses.

On May 8, 2025, the Company entered into a service agreement in which it was agreed that the vendor was to make a one-time purchase of 1,200,000 shares of the Company's common stock at a price of $0.001 per share ($1,200), in addition to performing the services.  The FMV of the shares was determined to be $960,000, which is being expensed over the term of the agreement. As of July 31, 2025, $738,145 is included within prepaid expenses.

On June 27, 2025, the Company granted 150,000 Restricted Share Units ("RSUs") to an advisor, having a fair market value of $154,286.  The RSUs vested immediately and were expensed as consulting expense.  The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than under specific circumstances as defined in the Restricted Share Unit Awards Agreement.

During the nine months ended July 31, 2025, a Director received 82,500 shares of common stock for a fair value of $66,000 as disclosed in Note 11 - Related Party Transactions.

For the nine months ended July 31, 2025, the Company also issued 416,667 shares of common stock to a consultant for a fair value of $333,334, which is being expensed over the term of the agreement. As of July 31, 2025, $294,977 is included within prepaid expenses.

Warrants Issued for Services

On January 21, 2025, the Company issued 82,500 warrants to a Director for a fair value of $26,686.

During the nine months ended July 31, 2025, the Company issued 416,667 warrants with a fair value of $247,165 to a consultant. The consulting agreement had a 24-month term and therefore, as at July 31, 2025, the remaining balance of prepayment was $218,724, with $28,441 having been expensed as consulting for the nine months ended July 31, 2025.

The fair value of the warrants issued as compensation was determined using the following Black-Scholes Pricing model assumptions:

	Jul 31, 2025	Oct 31, 2024
Share price	$0.40 - $0.80	-
Exercise price	$0.001 - $0.80	-
Expected life	1.00 - 3.15	-
Volatility	105.56% to 139.09%	-
Risk-free interest Rate	3.90% - 4.19%	-

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

12. Share capital (cont'd)

Shares Issued for Conversion of Payables

During the nine months ended July 31, 2024, the Company issued 136,464 shares of common stock with a fair value of $6,422 to settle $105,074 outstanding payables. These transactions resulted in a gain on conversion of payables of $98,652.

During the nine months ended July 31, 2025, the Company issued 207,594 shares of common stock with a fair value of $122,897 to settle outstanding payables. These transactions resulted in a gain on conversion of payables of $43,176.

Options Issued for Services

During the nine months ended July 31, 2025, a total of 675,000 stock options were granted to advisors and consultants with a total fair value of $226,350.  During the nine months ended July 31, 2025, $89,522 was expensed as stock-based compensation and $59,851 and was expensed as consulting.

The fair value of the stock options was determined using the following weighted average Black-Scholes Option Pricing model assumptions:

	Jul 31, 2025	Oct 31, 2024
Share price	$0.40 - $0.80	-
Exercise price	$0.40 - $0.80	-
Expected life	0.50 - 3.00	-
Volatility	124.49% - 171.02%	-
Risk-free interest Rate	3.72% - 4.23%	-

Warrants

A summary of common stock warrant activity during the nine months ended July 31, 2025, and for the year ended October 31, 2024, is as follows:

	Number of Warrants	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
Outstanding at October 31, 2023	-	-	-	-
Granted or issued	796,559	0.75	-	-
Exercised	-	-	-	-
Cancelled or forfeited	-	-	-	-
Outstanding at October 31, 2024	796,559	0.75	1.80	-
Granted or issued	8,936,667	0.26	-	-
Exercised	-	-	-	-
Cancelled or forfeited	-	-	-	-
Outstanding at July 31, 2025	9,733,226	0.30	3.38	16,585,055
Exercisable at July 31, 2025	5,733,221	0.50	2.35	8,589,055

The stock price in the model was based on a 409(a) valuation, the volatility was based on the historical volatility of comparable public companies, and the expected term is determined using the Simplified Method. See Note 11 for inputs relating to milestone warrants.

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

12. Share capital (cont'd)

Options

On June 7, 2025, the Company approved a Stock Incentive Plan (the "Plan") and Stock-Based Compensation Agreement.  The Plan allows for a maximum of 3,000,000 common shares to be granted under the Plan.

As at July 31, 2025, the total outstanding options were 675,000 (October 31, 2024 - nil).

	Number of options	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
Outstanding, October 31, 2023	-	-	-	-
Granted	-	-	-	-
Exercised	-	-	-	-
Cancelled or forfeited	-	-	-	-
Outstanding, October 31, 2024	-	-	-	-
Granted	675,000	$0.61	3.47	-
Exercised	-	-	-	-
Cancelled or forfeited	-	-	-	-
Outstanding, July 31, 2025	675,000	$0.61	3.47	940,000
Exercisable, July 31, 2025	325,000	$0.58	2.92	460,000

As at July 31, 2025, the weighted-average remaining life of the outstanding options was 3.47 years.

As at July 31, 2025, there remained an unrecognized stock-based compensation expense for the unvested options of $76,976.

13. Subsequent Events

Regulation Crowdfunding

On July 31, 2025, the Company filed with the Securities and Exchange Commission ("SEC") a Regulation Crowdfunding ("Reg CF") to raise up to $5,000,000 at a price of $2.00 per common share of the Company.

On September 2, 2025, the first tranche of the raise was closed with total gross proceeds of $2,726,303, representing a commitment of the Company to issue 1,363,151 common shares.  After associated fees and costs, the net amount of $2,447,938 was advanced to the Company.

On September 18, 2025, a second tranche of the raise was closed with total gross proceeds of $1,969,970, representing a commitment of the Company to issue 984,985 common shares.  After associated fees and costs, the net amount of $1,769,860 was advanced to the Company.

On October 9, 2025, the third and final tranche of the raise was closed with total gross proceeds of $303,652, representing a commitment of the Company to issue 151,826 common shares.  After associated fees and costs, the net amount of $272,353 was advanced to the Company.  With the close of this final tranche, the Company issued a total of 2,499,962 common shares with total gross proceeds equaling $4,999,925.

Conexeu Sciences Inc. Notes to the Condensed Interim Financial Statements (unaudited) For the nine months ended July 31, 2025 and 2024 (Expressed in United States Dollars)

13. Subsequent Events (cont'd)

On October 10, 2025, a private company, the Target Company, with whom the Company had been negotiating a potential acquisition, mutually agreed to not extend and terminate an MOU and conclude any further acquisition negotiations.  As at this date, the loan balance due from the Target Company, under the terms of a Convertible Debenture signed between the two parties, totaled $64,956.  The Convertible Debenture will mature 6 months from October 10, 2025 and if unpaid, the debt plus interest will convert into a Series Seed Preferred Stock of the Target Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Conexeu Sciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Conexeu Sciences, Inc.  (the Company) as of October 31, 2024 and 2023, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year ended October 31, 2024 and the period November 2, 2022 (date of inception) through October 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended October 31, 2024 and the period ended November 2, 2022 (date of inception) through October 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss from operations, negative cash flows from operations, and an accumulated deficit and that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2025.

/s/ Adeptus Partners, LLC
PCAOB ID: 3686

Ocean, New Jersey
May 12, 2025

CONEXEU SCIENCES INC.

Balance Sheets

As of October 31, 2024 and 2023

(Expressed in United States Dollars)

ASSETS	October 31, 2024	October 31, 2023
CURRENT ASSETS
Cash and cash equivalents	$314,616	$-
Prepaid expenses	32,621	-
TOTAL CURRENT ASSETS	347,237	-

Patent	186,703	-
TOTAL ASSETS	$533,940	$-

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$332,947	$31,194
Due to shareholders	7,912	4,275
TOTAL CURRENT LIABILITIES	340,859	35,469

LONG-TERM LIABILITIES
Loan payable	98,117	-
TOTAL LIABILITIES	438,976	35,469

COMMITMENTS AND CONTINGENCIES (See Note 7)

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred Stock, par value $0.001, 50,000,000 shares authorized, 0 shares issued and outstanding as of October 31, 2024 and 2023, respectively	-	-
Common Stock, par value $0.001, 250,000,000 shares authorized, 8,528,024 and 4,156,250 shares issued and outstanding as of October 31, 2024 and 2023, respectively	8,528	4,156
Additional paid-in capital	684,399	-
Accumulated deficit	(597,963)	(39,625)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	94,964	(35,469)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$533,940	$-

The accompanying notes are an integral part of these financial statements

CONEXEU SCIENCES INC.

Statements of Operations

(Expressed in United States Dollars)

	Year ended October 31, 2024	For the period from November 2, 2022 (inception) to October 31, 2023
OPERATING EXPENSES
Advertising and promotion	$10,461	$-
Bank charges	841	-
Business development costs	42,352	-
Consulting fees	19,293	-
Management fees	273,858	15,375
Professional fees	59,349	20,585
Research and development expenses	237,729	-
Total operating expenses	643,883	35,960

LOSS FROM OPERATIONS	(643,883)	(35,960)

OTHER INCOME (EXPENSES)
Gain on conversion of payables	140,932	-
Gain on conversion of related party payables	6,973	-
Gain on conversion of notes payable and accrued interest	70,478	-
Loss on debt extinguishment	(35,232)	-
Interest expense	(16,505)	-
Foreign exchange gain (loss)	5,370	263
Total other income (expenses)	172,016	263

LOSS BEFORE TAXES	(471,867)	(35,697)

Income tax benefit (expense)	-	-

NET LOSS	$(471,867)	$(35,697)

Net loss per common share, basic and diluted	$(0.07)	$(0.02)

Weighted average of common shares outstanding, basic and diluted	6,733,707	1,743,372

The accompanying notes are an integral part of these financial statements

CONEXEU SCIENCES INC.

Statements of Stockholders' Equity (Deficit)

(Expressed in United States Dollars)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Shareholders' Equity (Deficit)
Balance at inception, November 2, 2022	-	$-	1,518,750	$1,519	$-	$(1,502)	$17
Shares issued for services	-	-	2,637,500	2,637	-	(2,426)	211
Net Loss	-	-	-	-	-	(35,697)	(35,697)
Balance, October 31, 2023	-	$-	4,156,250	$4,156	$-	$(39,625)	$(35,469)

Balance , November 1, 2023	-	$-	4,156,250	$4,156	$-	$(39,625)	$(35,469)
Assumption of notes payable from related party	-	-	-	-	-	(86,471)	(86,471)
Shares issued for debt extinguishment	-	-	750,000	750	34,482	-	35,232
Private Placement	-	-	711,213	711	530,289	-	531,000
Shares issued for services	-	-	522,846	523	9,459	-	9,982
Warrants issued for services	-	-	-	-	201	-	201
Shares issued for conversion of payables	-	-	192,714	193	8,876	-	9,069
Shares issued for patent	-	-	1,031,251	1,031	47,495	-	48,526
Shares issued for conversion of notes payable and accrued interest	-	-	387,500	388	17,846	-	18,234
Shares issued to settle related party payables	-	-	776,250	776	35,751	-	36,527
Net loss	-	-	-	-	-	(471,867)	(471,867)
Balance, October 31, 2024	-	$-	8,528,024	$8,528	$684,399	$(597,963)	$94,964

The accompanying notes are an integral part of these financial statements

CONEXEU SCIENCES INC.

Statements of Cash Flows

(Expressed in United States Dollars)

	Year ended October 31, 2024	For the period from November 2, 2022 (inception) to October 31, 2023
Cash flows from operating activities
Net loss	$(471,867)	$(35,697)
Adjustments to reconcile net loss to net cash used in operating activities
Gain on conversion of payables	(140,932)	-
Gain on conversion of related party payables	(6,973)	-
Gain on conversion of notes payable and accrued interest	(70,478)	-
Loss on debt extinguishment	35,232	-
Warrants issued for services	201
Shares issued for services	6,807	211
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	452,017	31,194
Prepaid expenses	(29,446)
Net cash used in operating activites	(225,439)	(4,292)

Cash flow from financing activities
Due to shareholders	3,637	4,275
Proceeds from private placement	531,000	-
Proceeds from founder shares	-	17
Net cash provided by financing activities	534,637	4,292

Effect of exchange rate changes on cash	5,418	-
Increase in cash	309,198	-
Cash at beginning of period	-	-
Cash at end of period	$314,616	$-

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash investing and financing activities
Shares issued for prepaid expenses	$3,175	$-
Unpaid paid patent costs	$40,060	$-
Loan payable for purchase of patent	$98,117	$-
Shares issued for purchase of patent	$48,526	$-
Shares issued for conversion of related party payables	$36,527	$-
Shares issued for conversion of payables	$9,069	$-
Assumption of related party notes payable	$86,471	$-
Shares issued for conversion of notes payable	$18,234	$-

The accompanying notes are an integral part of these financial statements

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

1. NATURE OF OPERATIONS

Conexeu Sciences Inc. ("CONEXEU" or the "Company") was incorporated on November 2, 2022, pursuant to the Business Corporations Act of British Columbia, Canada. CONEXEU is a regenerative medicine company committed to developing and commercializing novel cellular therapies for skin restoration in wound care and aesthetics through use of patent protected advanced tissue engineering and biomaterial innovations.  The Company has a fiscal year-end of October 31.  As at October 31, 2024, all cash was held in a Canadian bank, which represents 59% of total assets.  On April 10, 2025, the Company was continued from the jurisdiction of British Columbia, Canada to a newly incorporated Nevada corporation. The registered offices of the Company, effective April 10, 2025, is located at 50 W Liberty St., Suite 880, Reno, Nevada, 89501.

Risks and Uncertainties

Disruption of global financial markets and a recession or market correction, including the ongoing military conflicts between Russia and Ukraine and the related sanctions imposed against Russia as well as the conflict between Israel and Hamas, the ongoing effects of the COVID-19 pandemic, the significant tariffs imposed by the United States on imports from other countries and other global macroeconomic factors such as inflation and rising interest rates, could reduce the Company's ability to access capital, which could in the future negatively affect the Company's liquidity and could materially affect the Company's business and the value of its common stock.

Segment Reporting

ASC Topic No. 280, Segment Reporting ("ASC 280"), establishes standards for the way that public business enterprises report information about operating segments in their financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. ASC 280 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company's business segments are based on the organization structure used by the chief operating decision maker for making operating and investment decisions and for assessing performance. Our chief executive officer, who is our chief operating decision maker, views the Company's operations and manages its business in one operating segment, which is developing and commercializing novel cellular therapies for skin restoration in wound care and aesthetics through use of patent protected advanced tissue engineering and biomaterial innovations.

2. Basis of Presentation

Basis of Presentation

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). References to the "ASC" hereafter refer to the Accounting Standards Codification established by the Financial Accounting Standards Board ("FASB") as the source of authoritative U.S. GAAP.

The functional and presentation currency of the Company is the United States Dollars.

Prior to its incorporation as a Nevada corporation, the Company's articles of incorporation had three classes of stock, Preferred Series A, Common Class A and Common Class B.  The articles of incorporation allowed for unlimited shares each type to be issued and the shares had no par value.

On April 10, 2025, the Company became incorporated in Nevada.  The Nevada articles of incorporation authorized two types of shares, Preferred Series A and common stock.  Each class of stock has a par value of $0.001.  At the date of conversion, the Company only had Common Class A shares outstanding.  These converted into common stock at a ratio of 1:1.

On April 21, 2025, the Board of Directors approved a 4:1 reverse stock split.

These financial statements have been adjusted retrospectively for the change of incorporation and the reverse stock split.

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

2. Basis of Presentation (cont'd)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. During the periods ended October 31, 2024 and 2023, the Company recorded a net loss of $471,867 and $35,697, respectively. As of October 31, 2024 and 2023, the Company had a deficit of $597,963 and $35,697, respectively.

These factors raise substantial doubt about the Company's ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

As of October 31, 2024, the Company had cash in the amount of $314,616.  The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case or equity financing.

3. Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, and when applicable, short-term, highly liquid deposits which are either cashable or with original maturities of less than three months. There are no cash equivalents as of October 31, 2024 or 2023. At times, the Company's cash balance exceeds the federally insured limits. The total uninsured cash and cash equivalents balance as of October 31, 2024 was $214,616.

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

Patents

Patent costs reflect the costs incurred by the Company to acquire the patents from the original patent holders.  Capitalized patent costs are amortized on a straight-line basis over the patent term. Costs related to filing and maintenance of the patents, including legal and consulting expenses related to making such applications, are expensed as incurred.  Impairment of patent costs was evaluated as of October 31, 2024 by management, to identify whether events or changes in circumstances require an impairment assessment. Capitalized patent costs are amortized on a straight-line basis over the patent term.

Fair Value of Financial Instruments

Our financial assets and liabilities measured at fair value on a recurring basis consist primarily of prepaid expenses, accounts payable and accrued liabilities, due to shareholders, and loan payable. The carrying amount of prepaid expenses, accounts payable and accrued liabilities, due to shareholders approximate fair value because of the short-term maturity of such instruments.

We have categorized our assets and liabilities that are valued at fair value on a recurring basis into a three-level fair value hierarchy in accordance with U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and lowest priority to unobservable inputs (Level 3).

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

3. Summary of Significant Accounting Policies (cont'd)

Fair Value of Financial Instruments (cont'd)

Assets and liabilities recorded in the balance sheets at fair value are categorized based on a hierarchy of inputs, as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities

Level 2 - Quoted prices for similar assets or liabilities in active markets that are observable for the asset or liability either directly or indirectly through market corroboration, for substantially the full term of the financial instrument

Level 3 - Unobservable inputs for the asset or liability

The Company had no Level 3 assets that were required to be valued at fair value as of October 31, 2024 or October 31, 2023.

Advertising Expenses

Advertising expenses are expensed as incurred.  Advertising expenses for the periods ended October 31, 2024 and 2023 were $10,461 and $0, respectively.

Research and Development Expenses

Research and development expenses are expensed as incurred and consist principally of internal and external costs, which include the cost of contract research services, laboratory supplies and development and manufacture of preclinical compounds and consumables for preclinical testing.  Research and development expenses for the periods ended October 31, 2024 and 2023 were $237,729 and $0, respectively.

Stock-Based Compensation

The Company applies the provisions of ASC 718, Compensation-Stock Compensation ("ASC 718"), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees, including employee stock options and warrants, in the statements of operations.

For stock options and warrants issued to employees and members of the Company's Board of Directors (the "Board") for their services, the Company estimates each option's grant-date fair value using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option and warrant, the expected volatility of the Common Stock consistent with the expected life of the option and warrant, risk-free interest rates, and expected dividend yields of the Common Stock. For awards subject to service-based vesting conditions, including those with a graded vesting schedule, the Company recognizes stock-based compensation expense equal to the grant date fair value of stock options and warrants on a straight-line basis over the requisite service period, generally the vesting term. Forfeitures are recorded as incurred instead of estimated at the time of grant and revised.

Under Accounting Standards Update ("ASU") 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Non-Employee Share-Based Payment Accounting, the Company accounts for stock options and warrants issued to non-employees for their services in accordance with ASC 718. The Company uses valuation methods and assumptions to value the stock options and warrants that are in line with the process for valuing employee stock options and warrants noted above.

Warrants

Warrants are accounted for in accordance with applicable accounting guidance provided in ASC 815. Derivatives and Hedging - Contracts in Entity's Own Equity as equity instruments based on the specific terms of the warrant agreement. Warrants classified as equity instruments are initially recognized at fair value and are not subsequently remeasured.

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

3. Summary of Significant Accounting Policies (cont'd)

Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. The Company computes basic loss per share by dividing the loss attributable to holders of Common Stock for the period by the weighted average number of shares of Common Stock outstanding during the period. The Company's warrants could potentially be exercised or converted into Common Stock and then share in the earnings of the Company. However, these convertible instruments were excluded when calculating diluted loss per share because such inclusion would be anti-dilutive for the periods presented. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Potentially dilutive securities, which are not included in diluted weighted average shares outstanding for the periods ended October 31, 2024 and 2023, consist of the following (in common stock equivalents):

	October 31, 2024	October 31, 2023
Warrants	796,559	-

Income Taxes

Income tax consists of current and deferred tax expense. Current tax and deferred tax are recognized in the statements of operations except to the extent that it relates to a business combination or items recognized directly in equity or in other comprehensive loss/income.

Current income taxes are recognized for the estimated income taxes payable or receivable on taxable income or loss for the current year and any adjustment to income taxes payable in respect of previous years.  Current income taxes are determined using tax rates and tax laws that have been enacted or substantively enacted by the year-end date.

Deferred tax is recorded using the liability method, providing for temporary differences, between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Temporary differences are not provided for relating to goodwill not deductible for tax purposes, the initial recognition of assets or liabilities that affect both accounting or taxable loss, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the date of the balance sheet.

Recognition of deferred tax assets for unused tax losses, tax credits and deductible temporary differences is restricted to those instances where it is probable that future taxable profit will be available against which the deferred tax asset can be utilized.  At the end of each reporting year the Company reassesses unrecognized deferred tax assets. The Company recognizes a previously unrecognized deferred tax asset to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of October 31, 2024 or 2023.

Subsequent Events

The Company evaluated subsequent events through May 12, 2025, the date in which the consolidated financial statements were issued.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures ("ASU 2023-07"), which requires an enhanced disclosure of segments on an annual and interim basis, including the title of the chief operating decision maker, significant segment expenses, and the composition of other segment items for each segment's reported profit. The Company adopted ASU 2023-07 as of January 1, 2024, which had no material impact on the Company's consolidated financial statements.

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

3. Summary of Significant Accounting Policies (cont'd)

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2023, the FASB issued ASU No. 2023-06, which incorporates 14 of the 27 disclosures referred to by the SEC in their SEC Release No. 33-10532, Disclosure Update and Simplification, issued on August 17, 2018. The amendments in this ASU modify the disclosure or presentation requirements of a variety of Topics in the Codification and apply to all reporting entities within the scope of the affected Topics unless otherwise indicated. The amendments in this ASU should be applied prospectively. For public business entities, the effective date for each amendment will be the date on which the SEC's removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. The Company has evaluated the effects of the adoption of ASU No. 2022-03, and it is not expected to have an impact on the Company's Financial Statements.

In December 2023, the FASB issued ASU No. 2023-08, "Accounting for and Disclosure of Crypto Assets", which amends and enhances the disclosure requirements for crypto assets. The new requirements will be effective for public business entities for fiscal periods beginning after December 15, 2024. The Company has evaluated the effects of the adoption of ASU No. 2022-08, and it is not expected to have an impact on the Company's Financial Statements.

In December 2023, the FASB issued ASU No. 2023-09, "Improvements to Income Tax Disclosures", which requires companies to provide disaggregated information about a reporting entity's effective tax rate reconciliation as well as information on income taxes paid. The new requirements will be effective for public business entities for fiscal periods beginning after December 15, 2024. The Company is currently assessing the impact of adopting this standard on the Company's Financial Statements.

In November 2024, the FASB issued ASU No. 2024-03, "Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40)". The amendments in ASU No. 2024-03 require disclosure, in the notes to financial statements, of specified information about certain costs and expenses. The amendments require that at each interim and annual reporting period an entity: 1. Disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil and gas-producing activities (DD&A) (or other amounts of depletion expense) included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the expense categories listed in (a)-(e). 2. Include certain amounts that are already required to be disclosed under U.S. GAAP in the same disclosure as the other disaggregation requirements. 3. Disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively. 4. Disclose the total amount of selling expenses and, in annual reporting periods, an entity's definition of selling expenses. For all public business entities, the amendments in ASU No. 2024-03 are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently assessing the impact of adopting this standard on the Company's Financial Statements.

In November 2024, the FASB issued ASU No. 2024-04, "Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments". The amendments in ASU No. 2024-04 clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion, applicable only to conversions that include the issuance of all equity securities issuable pursuant to the conversion privileges provided in the terms of the debt at issuance, and make additional clarifications to assist stakeholders in applying the guidance. For all entities, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in ASU 2020-06. The Company is currently assessing the impact of adopting this standard on the Company's Financial Statements.

4. PREPAID EXPENSES

Prepaid expenses include cash deposits and shares issued to vendors for services to be delivered:

	October 31, 2024	October 31, 2023
Vendor deposits	$32,621	$-

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

5. PATENT

Patent Assignment Agreement with University of British Columbia ("UBC")

On November 20, 2023, the Company entered into a Patent Assignment Agreement ("PAA") with UBC.  Under the terms of the agreement, UBC agrees to transfer, sell and assign to the Company all of UBC's right, title and interest in and to the Patents.  However, the PAA will not be released to the Company until the Company has paid UBC $40,060 ($50,000 CAD) for expenses incurred and also fully pay the loan amount of $98,117 ($136,539 CAD) from the Loan Agreement entered into by both parties on November 20, 2023 (see Note 7).  Until that time, the PAA will be held in escrow until no later than November 20, 2027.  Should the Company fail to fully settle both payments on or before November 20, 2027, the PAA will not be released and will be destroyed.  Additionally, as part of the Patent Assignment agreement the Company issued 1,031,251 common shares which had a fair value of $48,526.  The total capitalized costs as of October 31, 2024 was $186,703.

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES CONSIST OF THE FOLLOWING AS OF OCTOBER 31, 2024 AND 2023:

	October 31, 2024	October 31, 2023
Accounts payable and accrued liabilities	$319,024	$31,194
Accrued interest payable	13,923	-
Total Accounts payables and accrued liabilities	$332,947	$31,194

7. DEBT

Loan Agreement with University of British Columbia ("UBC")

In connection with the purchase of the patent, on November 20, 2023, the Company entered into a loan agreement with UBC.  The loan is for $136,539 CAD, bears interest at 15%, and has a maturity date of November 20, 2026.  There are no required payments under the loan, as the full amount is due upon maturity.  As of October 31, 2024, the outstanding principal was $98,117 ($136,539 CAD).  Interest expense was $14,264 for the year ended October 31, 2024.  As of October 31, 2024, there was $13,923 of accrued interest outstanding.

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

Future minimum payments due under this note for the fiscal year ending October 31 are as follows:

Fiscal Year Ending	Minimum Payments
2025	$-
2026	-
2027	98,117
$98,117

Promissory Notes

On November 20, 2023, the Company assumed six promissory notes from a Company owned by the Co-founder and then CEO of the Company.  The notes all contained the same terms and had a combined outstanding principal balance of $86,471.  The Company received no consideration for assuming these notes, and therefore, the transaction is accounted for as distribution.

The notes originally bore interest at 8% and were to automatically convert into shares of Conexeu based on predetermined percentages specified in the individual note agreements upon a triggering event.  The triggering event occurred on November 20, 2023.

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

7. DEBT (CONT'D)

Promissory Notes (cont'd)

On November 20, 2023, upon assumption by the Company, the notes were cancelled and new notes were issued.  All new notes contained the same terms.  As part of this transaction, the conversion terms were removed, the interest rate remained 8%, the outstanding principal and interest were combined to be the principal of the new note, a maturity date of November 23, 2027 was established, and a combined total of 750,000 shares of common stock were issued to the noteholders.  The fair value of these shares was $35,232.  The new notes do not have required payments and the full amounts are due at maturity.

It was determined that this should be accounted for as debt extinguishment.  In accordance with debt extinguishment, the fair value of the shares was immediately expensed and is recorded as Loss on Debt Extinguishment on the statement of operations.

In September 2024, all noteholders agreed to debt settlement agreements, which issued shares to settle the outstanding interest and principal in full.  In connection with the debt settlement agreements, the Company issued 387,500 shares of common stock for a fair value of $18,234.  At the time of settlement, there was $86,471 of principal outstanding and $2,241 of accrued interest.  This settlement resulted in a gain on settlement of debt and accrued interest of $70,478.

Interest expense for these notes was $2,241 for the year ended October 31, 2024.

8. RELATED PARTY TRANSACTIONS

Co-Founder

The Co-founder and then CEO made non-interest bearing advances to the Company with no specific terms of repayment that are due on demand.  The amount outstanding as of October 31, 2024 and 2023 were $7,912 and $4,275, respectively.  These are disclosed as Due to Shareholder on the Balance Sheets.

During the year-ended October 31, 2024, the Company assumed notes payable from an entity owned by the Co-founder, resulting in a distribution of $86,471 (see Note 7).

Director 1

During the period ended October 31, 2023, the Company issued this Director 1,575,000 shares for a fair value of $126.  This fair value was expensed during the period ended October 31, 2023 and is included in Professional Fees in the Statement of Operations.

During the period ended October 31, 2023, the Company incurred expenses of $7,500 in accordance with a consulting agreement.  This expense is included in Management Fees in the Statement of Operations.  As of October 31, 2023, this amount was unpaid and is included in Accounts Payable and Accrued Expenses in the Balance Sheet.

During the year ended October 31, 2024, the Company incurred expenses of $153,720 in accordance with a consulting agreement.  Director 1 directed the Company to pay $16,860 of this amount to a company controlled by Director 2.  In addition to this compensation, the Director also received share-based compensation comprised of 85,345 shares of common stock and 85,345 warrants.  The warrants vested immediately, have a two-year term, and exercise prices ranging between $0.72 and $0.80.  The fair value of the common stock and warrants was $4,016 and $201, respectively. This expense is included in Management Fees in the Statement of Operations.  As of October 31, 2024, $76,284 of this amount was unpaid and is included in Accounts Payable and Accrued Expenses in the Balance Sheet.

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

8. RELATED PARTY TRANSACTIONS (CONT'D)

Director 2

During the period ended October 31, 2023, the Company issued this Director 1,062,500 shares for a fair value of $85.  This fair value was expensed during the period ended October 31, 2023 and is included in Professional Fees in the Statement of Operations.

During the period ended October 31, 2023, the Company incurred expenses of $7,875 in accordance with a consulting agreement.  This expense is included in Management Fees in the Statement of Operations.  As of October 31, 2023, this amount was unpaid and is included in Accounts Payable and Accrued Expenses in the Balance Sheet. During the year ended October 31, 2024, the Company incurred expenses of $94,125 in accordance with a consulting agreement.  This expense is included in Management Fees in the Statement of Operations.  As of October 31, 2024, $59,069 were unpaid and is included

In September 2024, the Company issued this Director 750,000 shares to settle a payable of $22,500.  The shares had a fair value of $35,292.  This resulted in a loss on conversion of related party payables of $12,792,

This Director is a director of an advertising company.  During the year ended October 31, 2024, the Company incurred $7,250 of expenses that are included in Advertising and Promotion Expenses on the Statement of Operations.  As of October 31, 2024, there are no amounts owed to this entity.  There were no transactions with this entity during the period ended October 31, 2023.

CEO

The Company hired a new CEO from April 2024 to September 2024.  In accordance with his consulting agreement, the Company incurred an expense of $21,000.  This expense is included in Research and Development Expenses in the Statement of Operations.  The salary earned was paid with 26,250 shares which had a fair value of $1,235.  This resulted in a gain in related party payables of $19,765.  As of October 31, 2024, there were no amounts due to this related party.

CFO

The Company hired a CFO in November 2023.  In accordance with his consulting agreement, the Company incurred an expense of $18,825.  This expense is included in Management Fees in the Statement of Operations.  As of October 31, 2024, this amount was unpaid and is included in Accounts Payable and Accrued Expenses in the Balance Sheet.

9. SHARE CAPITAL

Fair Value Per Share

The fair value per share for all transactions is based on 409(a) valuations.  The Company has determined that from inception through November 19, 2023, the fair value per share was determined to be approximately $0.00.  From November 20, 2023, the fair value per share was determined to be approximately $0.05.

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

Private Placement

The Company closed on non-brokered private placements from April 2024 through October 2024.  The private placements consisted of units which were comprised of 1 share of common stock and 1 warrant.  The warrants vested immediately, have a two-year life, and an exercise price equal to the price of the unit in the placement.  The price of the units of the private placements ranged from $0.72 to $0.80.  During the year ended October 31, 2024, the Company issued 711,213 units for total proceeds of $531,000.

9. SHARE CAPITAL (CONT'D)

Shares Issued for Services

During the year ended October 31, 2024, a Director received 85,345 shares of common stock for a fair value of $4,061 as disclosed in Note 8 - Related Party Transactions.  During the year ended October 31, 2024, the Company also issued 437,501 shares of common stock to consultants for a fair value of $5,921.  Of this amount, $3,175 is included in Prepaid Expenses on the Balance Sheet.

Shares Issued for Conversion of Payables

During the year ended October 31, 2024, the Company issued 192,714 shares of common stock with a fair value of $9,069 to settle $150,000 of outstanding payables.  These transactions resulted in a gain on conversion of payables of $140,932.

WARRANTS

There were no warrants issued prior to October 31, 2023.  A summary of common stock warrant activity during the year ended October 31, 2024 is as follows:

	Number of Warrants	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
Outstanding at October 31, 2023	-	-	-	-
Granted	796,559	0.75	-	-
Exercised	-	-	-	-
Cancelled/Forfeited	-	-	-	-
Outstanding at October 31, 2024	796,559	0.75	1.58	-
Exercisable at October 31, 2024	796,559	0.75	1.58	-

The fair value of the warrants was determined using the following black-scholes pricing model assumptions:

	Oct 31, 2024	Oct 31, 2023
Share price	$0.05	-
Exercise price	$0.72 - $0.80	-
Expected life	2.00 years	-
Volatility	100%	-
Risk-free interest Rate	3.27% - 4.35%	-

The stock price in the model was based on a 409(a) valuation, the volatility was based on the historical volatility of comparable public companies, and the expected term is determined using the simplified method.

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

10. Income Taxes

The components of the Company's provision for income taxes for the year ended October 31, 2024 and the period ended October 31, 2023 are as follows:

	2024	2023
Current	$-	$-

Deferred
Statutory Canadian federal tax rate	(71,000)	(5,556)
Statutory provincial tax rate in British Columbia Canada	(56,000)	(4,444)
Non-capital losses available for future period	127,000	10,000
Total income tax expense (recovery)	$-	$-

The reconciliation of income taxes at statutory rates with reported taxes is as follows:

	2024	2023
Loss for the year	$(471,867)	$(35,697)
Statutory Canadian federal tax rate	15%	15%
Statutory provincial tax rate in British Columbia Canada	12%	12%
Expected income tax (recovery)	(127,000)	(10,000)
Change in valuation allowance	127,000	10,000
Total income tax expense (recovery)	$-	$-

	2024	2023
Statutory Canadian federal tax rate	15%	15%
Statutory provincial tax rate in British Columbia Canada	12%	12%
Effect of valuation allowance	(27%)	(27%)
Effective rate	0%	0%

The significant components of the deferred tax assets and liabilities consist of the following:

	2024	2023
Deferred tax assets
Non-capital losses	$137,000	$10,000
	137,000	10,000
Valuation allowance	(137,000)	(10,000)
Net deferred tax assets	$-	$-

As of October 31, 2024, the Company had Canadian non-capital loss carryforwards of approximately $508,000 (2023 - $36,000).  The year ended October 31, 2024, non-capital loss will expire in 2044 (2023 - expiry date 2043).

On April 10, 2025, the Company was continued from the jurisdiction of British Columbia, Canada to Nevada.  Upon re-domiciliation, the Canadian non-capital loss carryforwards, which were subject to full valuation allowance, expired and did not carry over to the newly incorporated Nevada corporation.

Conexeu Sciences Inc. Notes to the Financial Statements For the year ended October 31, 2024 and period ended October 31, 2023 (Expressed in United States Dollars)

10. Income Taxes (cont'd)

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, the net deferred tax assets are fully offset by a valuation allowance at October 31, 2024 and 2023.

Tax attributes are subject to review, and potential adjustment, by tax authorities.

11. Subsequent Events

Private Placement

The Company closed on non-brokered private placements in December 2024 and January 2025. The private placements consisted of units which were comprised of 1 share of common stock and 1 warrant. The warrants vested immediately, have a two-year life, and an exercise price equal to the price of the unit in the placement. The price of the units of the private placements was $0.80. The Company issued a total of 687,500 shares for total proceeds of $550,000.

Shares Issued for Services

The Company issued 82,500 shares of common stock to a Director for a fair value of $3,882. The Company issued 40,500 shares of common stock to a consultant for a fair value of $1,906.

Warrants Issued for Services

The Company issued 82,500 warrants to a Director for a fair value of $194.

Shares Issued for Conversion of Payables

The Company issued 167,094 shares of common stock with a fair value of $7,863 to settle outstanding payables.

Payment of Outstanding Patent Acquisition Costs

On March 4, 2025, the Company paid UBC a total of $148,037 ($213,795 CAD) in settlement of the Patent Acquisition agreement.  The settlement included interest of $27,256 CAD and an account payable of $50,000 CAD.

Reverse Stock Split

As disclosed in Note 2, on April 21, 2025, the Board of Directors approved a 4:1 reverse stock split.

These financial statements have been adjusted retrospectively for the reverse stock split.

Change of Incorporation

As disclosed in Note 2, on April 10, 2025, the Company became incorporated in Nevada.  The Nevada articles of incorporation authorized two types of shares, Preferred Series A and common stock.  Each class of stock has a par value of $0.001.  At the date of conversion, the Company only had Common Class A shares outstanding.  These converted into common stock at a ratio of 1:1.

These financial statements have been adjusted retrospectively for the change of incorporation.

CONEXEU SCIENCES INC.

9,083,334 Shares of Common Stock

PROSPECTUS

_____________ __, 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus.  You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful.  Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement.  All amounts shown are estimates except for the SEC registration fee:

SEC Registration Fee:	$2,885.14
Accounting fees and expenses:	$10,000.00
Legal fees and expenses:	$25,000.00
Transfer agent and registrar fees:	$2,000.00
Miscellaneous:	$1,000.00
Total:	$40,885.14

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the Selling Stockholders.  The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the Selling Stockholders to broker-dealers in connection with the sale of their shares.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751(1) of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by the stockholders;

(b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751(2) of the Nevada Revised Statutes provides that the certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

Section 78.751(3) provides that the indemnification pursuant to Section 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to Section 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

(a) Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(b) the creation of a trust fund;

(c) the establishment of a program of self-insurance;

(d) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(e) the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Our Articles of Incorporation provide for the indemnification of our directors and officers to the fullest extent permitted by the Nevada Revised Statutes. This right to indemnification will inure whether or not the claim asserted is based on matters that predate our Articles of Incorporation, will continue as to an indemnitee who has cased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives. The right to indemnification and to the advancement of expenses conferred by Article VIII of our Articles of Incorporation are not exclusive of any other rights that an indemnitee may have or acquired under any statute, bylaws, agreement, vote of stockholders or disinterested directors, our Articles of Incorporation or otherwise.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company has conducted the following exempt offerings of securities within the past three years prior to domestication into the State of Nevada on April 10, 2025:

1. On November 2, 2022, we issued 1,518,750 shares of Common Stock (pre-consolidation and pre-reverse split - 17,550,000 shares) for gross proceeds of $17.55 pursuant to a private placement relying on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the one non-U.S. person.

2. On October 1, 2023, we issued 1,062,500 shares of Common Stock (pre-reverse split - 4,250,000 shares) for gross proceeds of $85.00 pursuant to a private placement relying on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the one non-U.S. person.

3. On October 10, 2023, we issued 1,575,000 shares of Common Stock (pre-reverse split - 6,300,000 shares) for gross proceeds of $126.00 pursuant to a private placement relying on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for one non-U.S. person and on Section 4(a)(2) of the Securities Act for the one U.S. person.

4. On November 20, 2023, we issued 312,500 shares of Common Stock (pre-reverse split - 1,250,000 shares) for services at a deemed price of $0.00008 per share for an aggregate value of $25.00 on a private placement basis relying on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act.

5. On November 20, 2023, we issued 1,031,251 shares of Common Stock (pre-reverse split - 4,125,000 shares) pursuant to a patent assignment agreement at a price of $0.008 per share. We relied on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act.

6. On February 16, 2024, we issued 750,000 shares of Common Stock (pre-reverse split - 3,000,000 shares) for aggregate value of $60.00 pursuant to amendment to assumed notes on a private placement basis relying on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for non-U.S. persons and on Section 4(a)(2) of the Securities Act for the U.S. persons.

7. On March 31, 2024, we issued 80,214 shares of Common Stock (pre-reverse split - 320,856 shares) for the settlement of an outstanding liability in the amount of $60,000.00 on a private placement basis relying on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act.

8. On May 16, 2024, we issued 125,000 shares of Common Stock (pre-reverse split - 500,000 shares) at a price of $0.80 per share to one individual pursuant to an advisory service agreement. We relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act.

9. On June 30, 2024, we issued 56,250 shares of Common Stock (pre-reverse split - 225,000 shares) for the settlement of an outstanding liability in the amount of $45,000.00 on a private placement basis relying on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act.

10. On August 21, 2024, we issued 258,335 units (each, a "Unit") (pre-reverse split - 1,033,334 Units) for aggregate gross proceeds of $186,000 pursuant to a private placement. Each Unit consists of one share of our Common Stock and one common stock purchase warrant (each, a "Warrant") with each Warrant entitling the holder thereof to purchase additional share of our Common Stock (each, a "Warrant Share") at an exercise price of $0.72 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the one non-U.S. person and on Section 4(a)(2) of the Securities Act for the U.S. persons for the issuance of the Units.

11. On August 21, 2024, we issued 31,000 Units (pre-reverse split - 124,000 Units) at a price of $0.72 per Unit to one entity pursuant to a consulting agreement. Each Unit consists of one share of our Common Stock and one Warrant with each Warrant entitling the holder thereof to purchase one additional Warrant Share at an exercise price of $0.72 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for the issuance of the Units.

12. On August 21, 2024, we issued 334,128 Unit (pre-reverse split - 1,336,500 Units) for aggregate gross proceeds of $249,925.50 pursuant to a private placement. Each Unit consists of one share of our Common Stock and one Warrant with each Warrant entitling the holder thereof to purchase one additional Warrant Share at an exercise price of $0.748 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for the issuance of the Units.

13. On August 21, 2024, we issued 40,095 Units (pre-reverse split - 160,380 Units) at a price of $0.748 per Unit to one entity pursuant to a consulting agreement. Each Unit consists of one share of our Common Stock and one Warrant with each Warrant entitling the holder thereof to purchase one additional Warrant Share at an exercise price of $0.748 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for the issuance of the Units.

14. On August 21, 2024, we issued 118,750 Units (pre-reverse split - 475,000 Units) for aggregate gross proceeds of $95,000.00 pursuant to a private placement. Each Unit consists of one share of our Common Stock and one Warrant with each Warrant entitling the holder thereof to purchase one additional Warrant Share at an exercise price of $0.80 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for the issuance of the Units.

15. On August 21, 2024, we issued 14,250 Units (pre-reverse split - 57,000 Units) at a price of $0.80 per Unit to one entity pursuant to a consulting agreement. Each Unit consists of one share of our Common Stock and one Warrant with each Warrant entitling the holder thereof to purchase one additional Warrant Share at an exercise price of $0.80 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for the issuance of the Units.

16. In September 2024, we issued 387,500 shares of Common Stock (pre-reverse split - 1,550,000 shares) for the settlement of outstanding liabilities in the aggregate amount of $88,712.00 on a private placement basis relying on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for non-U.S. persons and on Section 4(a)(2) of the Securities Act for the U.S. persons.

17. On September 15, 2024, we issued 750,000 shares of Common Stock (pre-reverse split - 3,000,000 shares) for the settlement of an outstanding liability in the amount of $22,500 on a private placement basis relying on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act.

18. On September 30, 2024, we issued 82,500 shares of Common Stock (pre-reverse split - 330,000 shares) for the settlement of outstanding liabilities in the aggregate amount of $66,000.00 on a private placement basis relying on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act.

19. On November 30, 2024, we issued 57,344 shares of Common Stock (pre-reverse split - 229,375 shares) for the settlement of outstanding liabilities in the aggregate amount of $45,875 on a private placement basis relying on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act.

20. On December 31, 2024, we issued 56,250 shares of Common Stock (pre-reverse split - 225,000 shares) for the settlement of an outstanding liability in the amount of $45,000.00 on a private placement basis relying on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act.

21. On January 15, 2025, we issued 687,500 Units (pre-reverse split - 2,750,000 Units) for aggregate gross proceeds of $550,000 pursuant to a private placement. Each Unit consists of one share of our Common Stock and one Warrant with each Warrant entitling the holder thereof to purchase one additional Warrant Share at an exercise price of $0.80 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for the issuance of the Units.

22. On January 15, 2025, we issued 82,500 Units (pre-reverse split - 330,000 Units) at a price of $0.80 per Unit to one entity pursuant to a consulting agreement. Each Unit consists of one share of our Common Stock and one Warrant with each Warrant entitling the holder thereof to purchase one additional Warrant Share at an exercise price of $0.80 per Warrant Share having an expiry date of two years from the date of issuance of the Warrants. We relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for the issuance of the Units.

23. On January 31, 2025, we issued 94,000 shares of Common Stock (pre-reverse split - 376,000 shares) for the settlement of outstanding liabilities in the aggregate amount of $75,200 on a private placement basis relying on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the non-U.S. persons and on Section 4(a)(2) of the Securities Act for the one U.S. person.

24. On March 31, 2025, we granted 150,000 stock options (pre-reverse split - 600,000 stock options) to purchase 150,000 shares of Common Stock at an exercise of $0.80 per share and having and having an expiry date of March 31, 2026. We relied on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for the grant of the stock options to the U.S. person.

The proceeds from the private placements have been used for general corporate and working capital purposes.

The Company has conducted the following exempt offerings of securities within the past three years post-domestication into the State of Nevada on April 10, 2025:

1. On April 10, 2025, pursuant to the domestication into Nevada, which is treated as a reincorporation, we were deemed to have issued 9,505,618 shares of Common Stock, 1,566,559 Warrants and 150,000 stock options (pre-reverse split - 38,022,445 shares, 6,266,214 Warrants and 600,000 stock options), which we relied on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the issuances to non-U.S. persons and on Rule 506(b) of Regulation D promulgated under the Securities Act for the U.S. persons.

2. On May 16, 2025, we issued 3,750,000 Units at a price of $0.40 per Unit for aggregate gross proceeds of $1,500,000 pursuant to a private placement. Each Unit consists of one share of our Common Stock and one Warrant with each Warrant entitling the holder thereof to purchase one additional Warrant Share at an exercise price of $0.40 per Warrant Share having an expiry date of three years from the date of issuance of the Warrants. We relied on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the issuance of the Units to non-U.S. persons.

3. On May 16, 2025, we issued 416,667 Units at a deemed price of $0.40 per Unit to one individual pursuant to a consulting agreement. Each Unit consists of one share of our Common Stock and one Warrant with each Warrant entitling the holder thereof to purchase one additional Warrant Share at an exercise price of $0.40 per Warrant Share having an expiry date of three years from the date of issuance of the Warrants. We relied on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the issuance of the Units to the non-U.S. person.

4. On May 16, 2025, we granted 100,000 stock options to purchase 100,000 shares of Common Stock at an exercise of $0.40 per share and having and having an expiry date of May 16, 2027. We relied on the exemption from the registration requirements provided by Section 4(a)(2) under the Securities Act for the grant to the U.S. person.

5. On June 5, 2025, we issued 4,000,000 performance warrants (each, a "Performance Warrant") to two entities and one individual pursuant to consulting agreements. The Performance Warrants shall vest in four equal tranches as more fully discussed under "Related Party Transactions", below. Each Performance Warrant entitles the holder thereof to purchase one additional share of our Common Stock (each, a "Performance Warrant Share") at an exercise price of US$0.001 per Performance Warrant Share having an expiry date of five years from the date of issuance of the Performance Warrants. We relied on the exemption from the registration requirements provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the issuance of the Performance Warrants to the non-U.S. persons and on Rule 506(b) of Regulation D promulgated under the Securities Act for the issuance of the Performance Warrants to the U.S. person.

6. On June 5, 2025, we issued 1,200,000 shares of Common Stock for gross proceeds of $1,200 pursuant to a private placement relying on the exemption from the registration requirements provided by Rule 506(b) of Regulation D promulgated under the Securities Act.

7. On June 7, 2025, we granted 225,000 stock options to purchase 225,000 shares of Common Stock at an exercise price of $0.40 per share and having an expiry date of June 7, 2030. We relied on the exemption from the registration requirements provided by Rule 701 under the Securities Act for the grants to U.S. persons and on Rule 903(b) of Regulation S promulgated under the Securities Act for the grant of stock options to the non-U.S. persons.

8. On June 20, 2025, we granted 150,000 restricted stock units to receive upon settlement 150,000 shares of Common Stock having a grant date fair value of $0.40 per share. We relied on the exemption from the registration requirements provided by Rule 701 under the Securities Act for the grant to the U.S. person.

9. On June 27, 2025, we granted 200,000 stock options to purchase 200,000 shares of Common Stock at an exercise price of $0.80 per share and having an expiry date June 27, 2030. We relied on the exemption from the registration requirements provided by Rule 701 under the Securities Act for the grants to the U.S. persons.

10. On September 19, 2025, we issued 2,348,136 shares of Common Stock at a price of $2.00 per share for gross proceeds of $4,696,273 pursuant to our Regulation Crowdfunding offering.  In addition, we issued 46,962 shares of Common Stock to the intermediary, Equifund Crowdfunding Portal Inc. ("Equifund"), as partial compensation under the engagement agreement with Equifund.  We relied upon the exemption from registration requirements of the Securities Act provided by Section 4(a)(6) of the Securities Act for the issuance of the 2,348,136 shares under the Regulation Crowdfunding offering.  In addition, we relied upon the exclusion from the registration requirements of the Securities Act provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the shares issued to Equifund.

11. On October 9, 2025, we issued 151,826 shares of Common Stock at a price of $2.00 per share for gross proceeds of $303,652 pursuant to our final closing under the Regulation Crowdfunding offering.  In addition, we issued 3,037 shares of Common Stock to Equifund, as partial compensation under the engagement agreement with Equifund.  We relied upon the exemption from registration requirements of the Securities Act provided by Section 4(a)(6) of the Securities Act for the issuance of the 151,826 shares under the Regulation Crowdfunding offering.  In addition, we relied upon the exclusion from the registration requirements of the Securities Act provided by Rule 903(b) of Regulation S promulgated under the Securities Act for the shares issued to Equifund.

12. On October 28, 2025, we issued 592,514 shares of Common Stock at a deemed price of $2.00 per share pursuant to executive employment agreements, a Board member agreement and pursuant to the settlement of previously granted RSUs to a consultant.  We relied upon the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D for the issuance of shares to U.S. persons, and upon the exclusion from the registration requirements of the Securities Act provided by Rule 903(b) of Regulation S for the issuance of shares to non-U.S. persons in offshore transactions.

13. On October 28, 2025, we issued 891,306 shares of Common Stock at a price of $2.30 per share for gross proceeds of $2,050,004 pursuant to a private placement. We relied upon the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D for the issuance of shares to the one U.S. person, and upon the exclusion from the registration requirements of the Securities Act provided by Rule 903(b) of Regulation S for the issuance of shares to one non-U.S. person in an offshore transaction.

14. On November 1, 2025, we granted 10,000 stock options to purchase 10,000 shares of Common Stock at an exercise price of $2.30 per share and having an expiry date November 1, 2030. We relied on the exclusion from the registration requirements of the Securities Act provided by Rule 903(b) of Regulation S for the grant to a non-U.S. person in an offshore transaction.

15. On November 14, 2025, we issued 87,956 shares of Common Stock at a price of $2.30 per share for gross proceeds of $202,299 pursuant to a private placement. We relied upon the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D for the issuance of shares to the seven U.S. persons.

The proceeds from the private placements have been used for general corporate and working capital purposes.

ITEM 16. EXHIBITS

The following exhibits are filed as part of this registration statement.

Exhibit No.	Document

3.1	Articles of Domestication*

3.2	Articles of Incorporation*

3.3	Certificate of Correction*

3.4	Certificate of Change Pursuant to NRS 78.209*

3.5	Amended and Restated Bylaws*

5.1	Opinion of McMillan LLP*

10.1	Consulting Services Agreement between Conexeu Sciences Inc. and Stephen D. Inouye and/or SDI Consulting Inc., dated November 13, 2023*+‡

10.2	Patent Assignment Agreement between The University of British Columbia and Conexeu Sciences Inc., dated November 20, 2023*

10.3	Escrow Agreement between Conexeu Sciences Inc., The University of British Columbia and Gavin Manning, dated November 20, 2023*

10.4	Loan Agreement between The University of British Columbia and Conexeu Sciences Inc., dated November 20, 2023*

10.5	Promissory Note issued by Conexeu Sciences Inc. in favor of The University of British Columbia, dated November 20, 2023*

10.6	Services Agreement between Conexeu Sciences Inc. and Dr. Claudia Chavez-Munoz, dated March 12, 2024*+‡

10.7	Services Agreement between Conexeu Sciences Inc. and Mark Pace-Floridia, dated April 1, 2024*+‡

10.8	Services Agreement between Conexeu Sciences Inc. and Critical Mass Scientific Strategy Consultants, LLC, dated April 1, 2025*+‡

10.9	Engagement Agreement between Equifund Crowdfunding Portal Inc. and Conexeu Sciences Inc., dated May 9, 2025*

10.10	Consulting Services Agreement between Conexeu Sciences Inc. and N3GU Investments LLC, dated May 14, 2025*+‡

10.11	Consulting Services Agreement between Conexeu Sciences Inc. and 1036030 B.C. Ltd., dated May 14, 2025*+‡

10.12	Consulting Services Agreement between Conexeu Sciences Inc. and David Bogart, dated May 14, 2025*+‡

10.13	Consulting Services Agreement between Conexeu Sciences Inc. and Dr. Claudia Chavez-Munoz, dated May 30, 2025*+‡

10.14	2025 Stock Incentive Plan*

10.15	Executive Employment Agreement between Conexeu Sciences Inc. and Dr. Claudia Chavez-Munoz, dated effective October 15, 2025*+

10.16	Executive Employment Agreement between Conexeu Sciences Inc. and Stephen Inouye, dated effective October 15, 2025*+

10.17	Executive Employment Agreement between Conexeu Sciences Inc. and Miles Harrison, dated effective October 15, 2025*+

10.18	Executive Employment Agreement between Conexeu Sciences Inc. and Brian Pilcher, dated effective October 15, 2025*+

10.19	Board Member Agreement between Conexeu Sciences Inc. and Dr. Z. Paul Lorenc, dated October 23, 2025*+‡

10.20	Medical Advisory Board Agreement between Conexeu Sciences Inc. and Dr. Z. Paul Lorenc, dated October 23, 2025*+

10.21	Board Member Agreement between Conexeu Sciences Inc. and Sebastian Purcell, dated October 23, 2025*+‡

10.22	Board Member Agreement between Conexeu Sciences Inc. and David Bogart, dated October 31, 2025*+‡

10.23	Board Member Agreement between Conexeu Sciences Inc. and Jeff Sharpe, dated October 31, 2025*+‡

10.24	Board Member Agreement between Conexeu Sciences Inc. and Aaron Farberg, dated October 31, 2025*+‡

10.25	Addendum No. 1 to Consulting Services Agreement between Conexeu Sciences Inc. and David Bogart, dated November 3, 2025*+‡

10.26	Separation Agreement and Release between Conexeu Sciences Inc., N3GU Investments LLC and Michael Wright, dated November 4, 2025*‡

10.27	Form of one-year voluntary pooling agreement entered into between Conexeu Sciences Inc. and certain securityholders*

10.28	Form of three-year voluntary pooling agreement entered into between Conexeu Sciences and certain securityholders*

23.1	Consent of Adeptus Partners, LLC*

23.2	Consent of McMillan LLP (including in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table*

Notes:

* Filed herewith.

‡ Portions of this exhibit have been omitted.

+ Indicates a management contract or compensatory plan

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

i. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

ii. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

iii. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, State of Texas, on the 28th day of November, 2025.

CONEXEU SCIENCES INC. By: /s/ Miles Harrison Miles Harrison President, CEO (Principal Executive Officer) and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Miles Harrison as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Miles Harrison Miles Harrison	President, Chief Executive Officer (Principal Executive Officer) and Director	November 28, 2025

/s/ Stephen Inouye Stephen Inouye	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Secretary and Treasurer	November 28, 2025

/s/ Jeff Sharpe Jeff Sharpe	Director	November 28, 2025

/s/ David Bogart David Bogart	Director	November 28, 2025

/s/ Z. Paul Lorenc Z. Paul Lorenc	Director	November 28, 2025

/s/ Sebastian Purcell Sebastian Purcell	Director	November 28, 2025

/s/ Aaron Farberg Aaron Farberg	Director	November 28, 2025